Exhibit 4.20

EXECUTION VERSION

Dated 25 September 2023

HELLAS OCEAN NAVIGATION CO.

as Charterers

SEA 241 LEASING CO. LIMITED

as Owners

SEANERGY MARITIME HOLDINGS CORP.

as Guarantor

AMENDMENT AND RESTATEMENT DEED

relating to a bareboat charter dated 22 June 2021 in respect of

m.v. “HELLASSHIP”

Index

Clause	Page

1.	Definitions and Interpretation	3
2.	Conditions Precedent	4
3.	Representations	5
4.	Amendments and Confirmations	5
5.	Further Assurance	7
6.	Costs and Expenses	7
7.	Notices	8
8.	Counterparts	8
9.	Governing Law	8
10.	Enforcement	8

Schedules

Schedule 1 Conditions Precedent	9
Schedule 2 Form of Effective Date Notice	11
Schedule 3 Form of Amended and Restated Charter	12

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EXECUTION VERSION

THIS DEED is made on 25 September 2023

PARTIES

(1)	HELLAS OCEAN NAVIGATION CO., a corporation incorporated and existing under the laws of the Republic of Liberia with its registered address at 80 Broad Street, Monrovia, Liberia (the “Charterers”);

(2)	SEA 241 LEASING CO. LIMITED, a company incorporated under the laws of Hong Kong whose registered office is at 27/F, Three Exchange Square, 8 Connaught Place, Central, Hong Kong (the “Owners”); and

(3)	SEANERGY MARITIME HOLDINGS CORP., a corporation incorporated and existing under the laws of the Republic of the Marshall Islands with its registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960 (the “Guarantor”).

BACKGROUND

(A)	By a bareboat charter dated 22 June 2021 (the “Charter”) and made between (i) the Owners, as owners and (ii) the Charterers, as bareboat charterers, the Owners have agreed to bareboat charter m.v. “HELLASSHIP” (the “Vessel”) to the Charterers pursuant to the terms and conditions contained therein.

(B)	By a bareboat charter dated 22 June 2021 (the “Other Charter”) and made between (i) SEA 242 LEASING CO. LIMITED (the “Other Owner”), as owners and (ii) PATRIOT SHIPPING CO. (the “Other Charterer”), as bareboat charterers, the Other Owner has agreed to bareboat charter m.v. “PATRIOTSHIP” (the “Other Vessel”) to the Other Charterer pursuant to the terms and conditions contained therein.

(C)	Without prejudice and in addition to the Owners’ rights under the Charter and other Leasing Documents, in view of the cessation of LIBOR, the Parties agree to enter into this Deed to amend the basis of calculation of “Variable Charterhire” in the Charter upon the terms and conditions as set out in this Deed.

OPERATIVE PROVISIONS

1.	DEFINITIONS AND INTERPRETATION

1.1.	Definitions

In this Deed:

“Amended and Restated Charter” means the Charter as amended and restated by this Deed in the form set out in Schedule 3 (Form of Amended and Restated Charter).

“Effective Date” means, subject to Clause 2 (Conditions Precedent), 28 June 2023, being the date to be specified as the Effective Date in the Effective Date Notice.

“Effective Date Notice” means the notice in the form set out in Schedule 2 (Form of Effective Date Notice).

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“Guarantee” means the guarantee in respect of the Charter dated 22 June 2021 and made by the Guarantor in favour of the Owners.

“Obligors” means collectively, the Charterers, the Other Charterer and the Guarantor (in its capacity as shareholder of the Charterers and a guarantor), and “Obligor” means each or any of them, as the context may require.

“Other Amendment and Restatement Deed” means the amendment and restatement deed to the Other Charter dated on or around the date of this Deed.

“Other Leasing Documents” means the Leasing Documents as defined in the Other Charter.

“Party” means a party to this Deed.

1.2.	Defined expressions

Defined expressions in the Charter shall have the same meanings when used in this Deed unless the context otherwise requires or unless otherwise defined in this Deed.

1.3.	Application of construction and interpretation provisions of Charter

Clause 66 (Definitions) of the Charter applies to this Deed as if it were expressly incorporated in it with any necessary modifications. In the event of any conflict or contradiction between the definitions contained in this Deed and the Charter, the definitions contained in this Deed shall prevail and supersede all such conflicting provisions.

1.4.	Designation as a Leasing Document

The Charterers and the Owners designate this Deed as a “Leasing Document” under the Amended and Restated Charter.

1.5.	Third party rights

Unless provided to the contrary in this Deed, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.

2.	CONDITIONS PRECEDENT

2.1.	Conditions Precedent

The agreement of the Parties contained in Clause 4 (Amendments and Confirmations) is subject to:

(a)	the Owners being satisfied that the conditions precedent specified in Schedule 1 (Conditions Precedent) are fulfilled on or before the date of this Deed;

(b)	the representations to be made by each of the Charterers and the Guarantor (in its capacity as shareholder of the Charterers and a guarantor) in Clause 3 (Representations) are true in all material respects on the Effective Date and on the date of this Deed; and

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(c)	the representations to be made by each of the Other Charterer and the Guarantor (in its capacity as shareholder of the Other Charterer and a guarantor) in clause 3 (Representations) of the Other Amendment and Restatement Deed are true in all material respects on the Effective Date and on the date of the Other Amendment and Restatement Deed.

2.2.	Effective Date

The Owners shall notify the Charterers upon the conditions set out in Clause 2.1 (Conditions Precedent) being fulfilled to their satisfaction, whereupon they shall issue the Effective Date Notice.

3.	REPRESENTATIONS

Each of the Charterers and the Guarantor (in its capacity as shareholder of the Charterers and a guarantor) makes the representations and warranties set out in the Leasing Documents to which it is a party, as amended and restated or supplemented (as the case may be) by this Deed and updated with appropriate modifications to refer to this Deed, by reference to the circumstances then existing on the Effective Date and on the date of this Deed.

4.	AMENDMENTS AND CONFIRMATIONS

4.1.	Specific amendments to the Charter

With retrospective effect on and from the Effective Date, the Charter shall be amended and restated in the form attached hereto as Schedule 3 (Form of Amended and Restated Charter), provided that:

(a)	the new “Interest Rate” under the Amended and Restated Charter, together with the related provisions, shall apply retrospectively for the purposes of calculating the “Variable Charterhire” for any Hire Period starting on or after the Effective Date;

(b)	in relation to any Hire Period starting before the Effective Date only, the “Variable Charterhire” for that Hire Period shall continue to be calculated upon the terms and conditions with respect to such calculation in the Charter, and such terms and conditions shall continue to apply to such Variable Charterhire until such time as such “Variable Charterhire” are fully paid; and

(c)	the Charter, as amended and restated by this Deed, shall continue to be binding on each of the parties to it in accordance with its terms as so amended and restated.

4.2.	Amendments to other Leasing Documents

With retrospective effect on and from the Effective Date, each of the other Leasing Documents, shall be, and shall be deemed by this Deed to be, amended as follows:

(a)	by construing the definition of, and references throughout each of the other Leasing Documents to, the Charter as if the same referred to the Charter as amended and restated by this Deed;

(b)	by construing references throughout each of the other Leasing Documents to “this Deed”, “this Account Assignment, Pledge and Charge Agreement”, “this Guarantee”, “this Letter of Undertaking” and other like expressions as if the same referred to such relevant Leasing Document as amended and supplemented by this Deed;

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(c)	by construing references throughout each of the other Leasing Documents to “a Leasing Document”, “the Leasing Documents” and other like expressions as if the same referred to such relevant Leasing Document as amended and restated or supplemented (as the case may be) by this Deed; and

(d)	by construing references throughout each of the other Leasing Documents to “Other Leasing Document” and other like expressions as if the same referred to such Other Leasing Document as amended and restated or supplemented (as the case may be) by the Other Amendment and Restatement Deed.

4.3.	Obligors Confirmation

(a)	Each of the Charterers and the Guarantor (in its capacity as shareholder of the Charterers and a guarantor) with retrospective effect on and from the Effective Date:

(i)	confirms its acceptance of the Amended and Restated Charter;

(ii)	agrees that it is bound as an Obligor (as defined in the Amended and Restated Charter);

(iii)	confirms that the definition of, and references throughout each of the Leasing Documents (to which it is a party) to, the Charter and any of the other Leasing Documents shall be construed as if the same referred to the Charter and such other Leasing Documents as amended and restated or supplemented (as the case may be) by this Deed; and

(iv)	confirms that the definition of, and references throughout each of the Leasing Documents (to which it is a party) to any of the Other Leasing Documents shall be construed as if the same referred to such Other Leasing Document as amended and restated or supplemented (as the case may be) by the Other Amendment and Restatement Deed.

(b)	The Guarantor confirms that its guarantee and indemnity given under the Guarantee with retrospective effect on and from the Effective Date:

(i)	continues to have full force and effect on the terms of the Amended and Restated Charter; and

(ii)	extends to the obligations of the relevant Obligors under the Leasing Documents as amended and restated or supplemented (as the case may be) by this Deed.

4.4.	Security confirmation

Each of the Charterers and the Guarantor (in its capacity as shareholder of the Charterers and a guarantor) confirms with retrospective effect on and from the Effective Date that:

(a)	any Security Interest created by it under the Leasing Documents to which it is a party extends to the obligations of the relevant Obligors under (i) the Leasing Documents as amended and restated or supplemented (as the case may be) by this Deed and (ii) the Other Leasing Documents as amended and restated or supplemented (as the case may be) by the Other Amendment and Restatement Deed; and

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(b)	the obligations of the relevant Obligors under (i) the Leasing Documents to which it is a party, as amended and restated or supplemented (as the case may be) by this Deed and (ii) the Other Leasing Documents to which it is a party, as amended and restated or supplemented (as the case may be) by the Other Amendment and Restatement Deed, are included in the Secured Liabilities (as defined in the Security Documents to which it is a party (other than the Account Charge)) and the Indebtedness (as defined in the Account Charge);

(c)	any Security Interest created under the Leasing Documents to which it is a party continues in full force and effect on the terms of such Leasing Documents, notwithstanding the amendments and/or supplements set out or contemplated by this Deed; and

(d)	to the extent that this confirmation creates a new Security Interest, such Security Interest shall be on the terms of the Leasing Documents in respect of which this confirmation is given.

4.5.	Leasing Documents to remain in full force and effect

The Leasing Documents shall remain in full force and effect and, with retrospective effect on and from the Effective Date:

(a)	in the case of the Charter, as amended and restated pursuant to Clause 4.1 (Specific amendments to the Charter);

(b)	in the case of the other Leasing Documents, as amended and supplemented pursuant to Clause 4.2 (Amendments to other Leasing Documents);

(c)	the Charter and the applicable provisions of this Deed will be read and construed as one document; and

(d)	except to the extent expressly waived by the amendments effected by this Deed, no waiver is given by this Deed and the Owners expressly reserve all its rights and remedies in respect of any breach of or other Termination Event under the Leasing Documents.

5.	FURTHER ASSURANCE

(a)	Each of the Charterers and the Guarantor (in its capacity as shareholder of the Charterers and a guarantor) shall promptly, and in any event within the time period specified by the Owners do all such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges, notices, instructions, acknowledgements, proxies and powers of attorney), as the Owners may specify (and in such form and substance as the Owners may require in favour of the Owners or its nominee(s)) to implement the terms and provisions of this Deed.

(b)	The Owners shall take all such action as is available to them (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security Interest conferred or intended to be conferred on the Owners by or pursuant to the Security Documents and the Charter as amended and restated or supplemented (as the case may be) by this Deed.

6.	COSTS AND EXPENSES

The Charterers shall reimburse the Owners on demand for all reasonable and documented costs and expenses (including, without limitation, legal fees, taxes and other disbursements) incurred by the Owners in connection with or arising out of the negotiation, execution, operation or implementation of this Deed and any other documents required in connection herewith.

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7.	NOTICES

Clause 46 (Notices) of the Charter, as amended and supplemented by this Deed applies to this Deed as if it were expressly incorporated in it with any necessary modifications.

8.	COUNTERPARTS

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

9.	GOVERNING LAW

This Deed and any non-contractual obligations arising under or in connection with it, shall be governed by and construed in accordance with English law.

10.	ENFORCEMENT

Clause 65 (Governing Law and Enforcement) of the Charter applies to this Deed as if it were expressly incorporated in it with any necessary modifications.

This Deed has been entered into and delivered as a deed, on the date stated at the beginning of this Deed.

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SCHEDULE 1

CONDITIONS PRECEDENT

1	Corporate documents

1.1	If required, a copy of the resolutions of the board of directors (or equivalent) of each of the Charterers and the Guarantor:

(a)	approving the terms of, and the transactions contemplated by, this Deed and resolving that it execute this Deed;

(b)	authorising a specified person or persons to execute this Deed on its behalf; and

(c)	authorising a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices to be signed and/or dispatched by it under, or in connection with, this Deed.

1.2	If required, a copy of the power of attorney of each of the Charterers and the Guarantor authorising a specified person or persons to execute this Deed.

1.3	If required, a specimen of the signature of each person authorized by the resolutions referred to in paragraph 1.1 above.

1.4	If required, a copy of the resolutions signed by all the holder(s) of the issued shares of the Charterers, approving the terms of, and the transactions contemplated by this Deed.

1.5	A copy of a certificate of an officer or authorised signatory of each of the Charterers and the Guarantor certifying and confirming that its constitutional documents have not been amended since they were last provided to the Owners, or in the event such constitutional documents have been amended, such certificate to attach and certify each such copy amended constitutional document is correct, complete and in full force and effect as at a date no earlier than the date of this Deed, with originals to follow within 10 Business Days after the Effective Date.

1.6	A copy of a certificate of an officer or authorized signatory of each of the Charterers and the Guarantor addressed to the Owners certifying that each copy document relating to it specified in this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Deed, with originals to follow within 10 Business Days after the Effective Date.

1.7	Copies of certificates of good standing or equivalent in respect of each of the Charterers and the Guarantor which has been issued on a date no later than thirty (30) calendar days (or such later date as the Owners may agree) before the date of the relevant legal opinion to be provided to the Owners pursuant to paragraph 4 below, with originals to follow within 10 Business Days after the Effective Date.

2	Amendment documents

2.1	A duly executed copy of this Deed, with originals to follow within 10 Business Days after the Effective Date.

2.2	A duly executed copy of the Other Amendment and Restatement Deed, with originals to follow within 10 Business Days after the Effective Date.

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2.3	Evidence that the Other Owner is satisfied that the conditions precedent specified in schedule 1 (Conditions Precedent) to the Other Amendment and Restatement Deed are fulfilled.

3	Fees and expenses

3.1	Evidence that all fees and expenses then due from the Charterers to the Owners under this Deed have been paid or will be paid in accordance with the relevant provisions thereof.

4	Legal opinions

4.1	A signed legal opinion of Watson Farley & Williams, legal advisers to the Owners on such matters on the laws of England as may be satisfactory to the Owners.

4.2	A signed legal opinion of Watson Farley & Williams, legal advisers to the Owners on such matters on the laws of the Republic of Liberia and the Republic of the Marshall Islands as may be satisfactory to the Owners.

4.3	A signed legal opinion by lawyers appointed by the Owners on such matters on the laws of any other jurisdiction as may be satisfactory to the Owners.

5	Other documents and evidence

5.1	Such other documents, authorisations, opinions or assurance which the Owners reasonably require in connection with the entry into and performance of the transactions contemplated by this Deed or for the validity and enforceability of the Amended and Restated Charter and the other Leasing Documents as amended and restated or supplemented (as the case may be) by this Deed, by giving advance notice to the Charterers.

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SCHEDULE 2

FORM OF EFFECTIVE DATE NOTICE

Amendment and Restatement Deed dated _______________________ 2023 (the “Deed”)

relating to a bareboat charter dated 22 June 2021 in respect of

m.v. “HELLASSHIP”

1.	We refer to the Deed. This is the Effective Date Notice. Terms defined in the Deed shall have the same meaning in this Effective Date Notice.

2.	By issuing this Effective Date Notice, we confirm that the conditions precedent set out in Clause 2.1 (Conditions Precedent) of the Deed are fulfilled to our satisfaction, and therefore the amendments contemplated in the Deed shall take effect retrospectively on and from 28 June 2023, being the Effective Date.

___________________________

For and on behalf of

SEA 241 LEASING CO. LIMITED

Name:

Title:

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SCHEDULE 3

FORM OF AMENDED AND RESTATED CHARTER

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BIMCO

BARECON 2001

STANDARD BAREBOAT CHARTER **PART I**

1. Shipbroker **N/A**	2. Place and date 22 June 2021
3. Owners/Place of business (Cl. 1) **Sea 241 Leasing Co. Limited, a company incorporated under the laws of Hong Kong with registration number 3016198 whose registered office is at 27/F, Three Exchange Square, 8 Connaught Place Central, Hong Kong**	4. Bareboat Charterers/Place of business (Cl. 1) **Hellas Ocean Navigation Co., a corporation incorporated under the laws of the Republic of Liberia whose registered address is at 80 Broad Street, Monrovia, Liberia**
5. Vessel's name, call sign and flag (Cl. 1 and 3) **Hellasship** **Call Sign: 5LAL4** **Flag:Liberia**	
6. Type of Vessel **Bulk carrier**	7. GT/NT **92752/ 60504**
8. When/Where built **2012** **Imabari Shipbuilding Co., Ltd.**	9. Total DWT (abt.) in metric tons on summer freeboard **181325**
10. Classification Society (Cl. 3) **DNV**	11. Date of last special survey by the Vessel's classification society **N/A**
12 Further particulars of Vessel (also indicate minimum number of months' validity of class certificates agreed acc. to Cl. 3) **N/A**	
13. Port or Place of delivery (Cl. 3) **Back to back with MOA delivery**	14. Time for delivery (Cl. 4) **See Clause 34** 15. Cancelling date (Cl. 5) **See definition of "Cancelling Date" and Clause 33**
16. Port or Place of redelivery (Cl. 15) **See Clauses 41 and 42**	17. No. of months' validity of trading and class certificates upon redelivery (Cl. 15) **Three (3) months**
18. Running days' notice if other than stated in Cl. 4	19. Frequency of dry-docking (Cl. 10(g)) **In accordance with Approved Classification Society or requirements of Flag State**
20. Trading limits (Cl. 6) **Worldwide within International Navigating Limits and excluding any war listed area declared by the Joint War Committee**	
21. Charter period (Cl. 2) **See Clause 32**	22. Charter hire (Cl. 11) **See Clause 36**
23. New class and other safety requirements (state percentage of Vessel's insurance value acc. to Box 29)(Cl. 10(a)(ii)) **N/A**	
24. Rate of interest payable acc. to Cl. 11 (f) and, if applicable, acc. to PART IV **See Clause 37**	25. Currency and method of payment (Cl. 11) **Dollars/Bank transfer**
26. Place of payment; also state beneficiary and bank account (Cl. 11) **See Clause 36**	27. Bank guarantee/bond (sum and place) (Cl. 24) (optional) **N/A**
28. Mortgage(s), if any (state whether 12(a) or (b) applies; if 12(b) applies state date of Financial Instrument and name of Mortgagee(s)/Place of business) (Cl. 12) **N/A**	29. Insurance (hull and machinery and war risks) (state value acc. to Cl. 13(f) or, if applicable, acc. to Cl. 14(k)) (also state if Cl. 14 applies) **See Clause 39**
30. Additional insurance cover, if any, for Owners' account limited to (Cl. 13(b) or, if applicable, Cl. 14(g)) **See Clause 39**	31. Additional insurance cover, if any, for Charterers' account limited to (Cl. 13(b) or, if applicable, Cl. 14(g)) **See Clause 39**
32. Latent defects (only to be filled in if period other than stated in Cl. 3) **N/A**	33. Brokerage commission and to whom payable (Cl. 27) **N/A**
34. Grace period (state number of clear banking days) (Cl. 28) **N/A**	35. Dispute Resolution (state 30(a), 30(b) or 30(c); if 30(c) agreed Place of Arbitration must be stated (Cl. 30)

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this **BIMCO SmartCon** document will constitute an infringement of BIMCO's copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

(c) Clause 30 not applicable. See Clause 65 36. War cancellation (indicate countries agreed) (Cl. 26(f)) N/A 37. Newbuilding Vessel (indicate with “yes” or “no” whether PART III applies) (optional) No 38. Name and place of Builders (only to be filled in if PART III applies) N/A 39. Vessel’s Yard Building No. (only to be filled in if PART III applies) N/A 40. Date of Building Contract (only to be filled in if PART III applies) N/A 41. Liquidated damages and costs shall accrue to (state party acc. to Cl. 1) a) N/A b) N/A c) N/A 42. Hire/Purchase agreement (indicate with “yes” or “no” whether PART IV applies) (optional) No, Part IV does not apply 43. Bareboat Charter Registry (indicate with “yes” or “no” whether PART V applies) (optional) No 44. Flag and Country of the Bareboat Charter Registry (only to be filled in if PART V applies) N/A 45. Country of the Underlying Registry (only to be filled in if PART V applies) N/A 46. Number of additional clauses covering special provisions, if agreed Clause 32 to Clause 66 PREAMBLE - It is mutually agreed that this Contract shall be performed subject to the conditions contained in this Charter which shall include PART I and PART II. In the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conflict but no further. It is further mutually agreed that PART III and/or PART IV and/or PART V shall only apply and only form part of this Charter if expressly agreed and stated in Boxes 37, 42 and 43. If PART III and/or PART IV and/or PART V apply, it is further agreed that in the event of a conflict of conditions, the provisions of PART I and PART II shall prevail over those of PART III and/or PART IV and/or PART V to the extent of such conflict but no further. Signature (Owners) /s/ Zhou Ling Zhou Ling Attorney-in-fact Signature (Charterers)  /s/ Stavros Gyftakis Stavros Gyftakis Attorney-in-Fact Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

1. Definitions PART II BARECON 2001 Standard Bareboat Charter In this Charter, the following terms shall have the meanings hereby assigned to them: “The Owners” shall mean the party identified in Box 3; “The Charterers” shall mean the party identified in Box 4; “The Vessel” shall mean the vessel named in Box 5 and with particulars as stated in Boxes 6 to 12. “Financial Instrument” has the meaning ascribed to it in Clause 66. means the mortgage, deed-of- covenant-or-other-such-financial-security-instrument as 10 annexed-to-this Charter-and-stated in Box 28. 11 2 Charter Period 12 In consideration of the hire detailed in Box 22, 13 the Owners have agreed to let and the Charterers have 14 agreed to hire the Vessel for the period stated in Box 21 15 (“The Charter Period”). See also Clause 32. 16 3. Delivery 17 (not applicable when Part III applies, as indicated in Box 37) 18 (a) The Owners-shall before-and-at-the-time of delivery 19 exercise due diligence-to-make the Vessel seaworthy 20 And in every respect-ready-in-hull, machinery-and 21 equipment-for-service-under-this-Charter 22 The Vessel shall be delivered by the Owners and taken 23 over by the Charterers at the port or place indicated in 24 Box 13, in such ready-safe-berth as the Charterers-may- 25 direct 26 (b) The Vessel-shall-be-properly-documented-on- 27 delivery in-accordance-with-the-laws of the flag State 28 indicated-in-Box-5 and the requirements of the 29 classification-society stated in Box-10. The Vessel-upon- 30 delivery shall have her survey cycles-up-to-date-and- 31-trading-and-class-certificates-valid-for-at-least the number- 32 of months-agreed in 80x-12- 33 (c) The delivery of the Vessel by the Owners and the 34 taking over of the Vessel by the Charterers shall 35 constitute a full performance by the Owners of all the 36 Owners’ obligations under this Clause 3, and thereafter 37 the Charterers shall not be entitled to make or assert 38 any claim against the Owners on account of any 39 conditions, representations or warranties expressed or 40 implied with respect to the Vessel, but-the-Owners-shall 41- be liable for-the-cost-of-but-not-the time for-repairs or 42 renewals-occasioned by latent defects in-the-Vessel, 43 her machinery-or-appurtenances, existing-at-the-time of 44-delivery-under-this Charter, provided-such-defects have 45 manifested themselves within twelve (12) months-after- 46-delivery-unless otherwise-provided in Box-32. 47 4. Time for Delivery (See Clause 34) 48(not applicable-when-Port-Hi-applies, -as indicated-in-Box-37) 49 The Vessel-shall-not-be-delivered-before-the-date 50 indicated-in-Box-14-without the Charterers-consent-and- the-Owners shall exercise-due-diligence-to-deliver-the- 52 Vessel not-later than the date-indicated-in-Box 15. 53 Unless otherwise-agreed in-Box-18, the-Owners shall 54give the Charterers-not-iess-than-thirty (30) running-days 55 preliminary-and-not-less-than-fourteen (14) running-days 56 definite-notice of the-date-on-which-the Vesselis 57 expected to be ready-for-delivery. 51 58 The Owners shall keep the Charterers-closely advised 59 of possible changes in the Vessel’s position, 60 5. Cancelling (See Clause 33) 61(not-applicable-when-Part-lil-applies, as indicated in Box-37) 62(a) Should the Vessel not be delivered latest-by-the- 63cancelling date indicated in Box-15, the Charterers-shall 64-have-the-option-of-cancelling-this-Charter-by-giving-the- 65 Owners notice-of-cancellation-within-thirty-six-(36)- 66-running-hours-after-the-cancelling-date-stated-in-Box 67 15, failing-which-this-Charter-shall-remain-in-full-force 68-and-effect 69(b) If it appears-that-the-Vessel will be delayed beyond 70 the cancelling date, the Owners-may-as-seen-as-they- 71are-in-a-position-to-state-with-reasonable-certainty-the- 72-day-on-which-the-Vessel-should-be-ready, give notice 73 thereof-to-the-Charterers asking whether-they-will- 74 exercise-their-option-of-cancelling, and-the-option-must- 75-then-be-declared-within-one-hundred-and-sixty-eight- 76 (168) running-hours-of-the-receipt-by-the-Charterers-of- 77such-notice-or-within-thirty-six-(36)-running-hours-after- 78-the-cancelling-date, whichever-is-the-earlier-if-the- 79 Charterers-de-not-then-exercise-their-option-of-cancelling 80 the seventh-day-after-the-readiness-date-stated in the 81 Owners’ notice shall be substituted-for-the-cancelling- 82 date indicated-in-Box-15-for-the-purpose-of-this-Clause-5 83 (c) Cancellation-under-this-Clause-5-shall-be-without- 84 prejudice-to-any-claim-the-Charterers may otherwise- 85-have-en-the-Owners-under-this-Charter 86 6. Trading Restrictions (See also Clauses 39.9(d) and 53.1(c)) 87 The Vessel shall be employed in lawful trades for the 88 carriage of suitable lawful merchandise within the trading 89 limits indicated in Box 20. 90 The Charterers undertake not to employ the Vessel or 91 suffer the Vessel to be employed otherwise than in 92 conformity with the terms of the contracts of insurance 93 (including any warranties expressed or implied therein) 94 without first obtaining the consent of the insurers to such 95 employment and complying with such requirements as 96 to extra premium or otherwise as the insurers may 97 prescribe. 98 The Charterers also undertake not to employ the Vessel 99 or suffer her employment in any trade or business which 100 is forbidden by the law of any country to which the Vessel 101 may sail or is otherwise illicit or in carrying illicit or 102 prohibited goods or in any manner whatsoever which 103 may render her liable to condemnation, destruction, 104 seizure or confiscation. 105 Notwithstanding any other provisions contained in this 106 Charter it is agreed that nuclear fuels or radioactive 107 products or waste are specifically excluded from the cargo permitted to be loaded or carried under this 108 109 Charter. This exclusion does not apply to radio-isotopes 110 used or intended to be used for any industrial, 111 commercial, agricultural, medical or scientific purposes 112 provided the Owners’ prior approval has been obtained 113 to loading thereof. 114 7. Surveys on Delivery and Redelivery (See Clauses 41.8 and 41.9) 115 (not-applicable when Part-li-applies, as indicated in Box-377 116 The Owners-and-Charterers-shall-each-appoint 117 surveyors for the purpose of determining and agreeing 118 in writing-the-condition-of-the-Vessel-at-the-time-of- 1-19-delivery-and-redelivery-hereunder-(if applicable) The Owners-shall 120-bear-all-expenses-of-the-On-hire-Survey-including loss Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. reproduction or distribution of this BIMCO SmartCon document will First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II BARECON 2001 Standard Bareboat Charter 121-al-time, if any, and the Charterers shall bear all expenses 122-of-the Off-hive-Survey including loss of time, if any, at 123-the-daily-eau-valent-to-the-rate-of-hire-of-pro-rata-thereal 124 8. Inspection (See Clause 54) 125 The Owners shall-have-the-right-of-any-time-after-giving 126 reasonable-notice-to-the-Gharterers to inspector-surly 127-the-Vessel-or-instruct-a duly-authorised surveyer-to-carry 128-ech-survey-on-their-behalf 129-(0)-to-ascertain the condition of the Vessel and satisfy 130-themselves that the Vessel is being properly repaired 134 and maintained-The-costs-and-fees for such inspection 132-or-survey-shell-be-paid-by the Owners-unless-the-Vessel 133Sound to requirerepaits-or-maintenante-in-order-to 134 achieve the conditionso provided 135-(blin-dry-dock if-the-Charterers-have-not-dry-docked- 136-He in accordance with Clause-10(g) The costs-and-fees 157-for-such-inspection or survey shall be paid-by-the 138-Charterers, and 139 (c) -for-any other commercial-reason-they consider 140-necessary-(provided it does not unduly-interfere with 141-the-commercial operation of the Vessel) The costs and 142-4ees-for-such inspection-and-survey shall-be-paid-by-the 143-Owners 144-All-time used in respect of inspection, survey-or-repairs 145-shall be fer-the-Caterers account-and-farm-part of the 146-Charter Period. 147 The Charterers-shall also permit the Owners to inspect 348 the Vessels-log-books whenever requested and shall 149-whenever-required-by-the Owners furnish them with-full- 350-information regarding-any-casualties or-other-accidents 151-or-damage-to-the-Vessel 152 9. Inventories, Oil and Stores 153-Acomplete inventory of the Vessel’s-entire-equipment 154-outfit including spare-parts-appliances-and-of-all- 155-consumable-stores-en-board-the-Vessel-shali be made 356-by the Charterers in conjunction-with-the-Owners-on 157-delivery and again on redelivery-al-the-Vessel-The 158-Charterers and the Owners, respectively, shall at the 159-time-of-delivery-and-redelivery take over and pay-for-all- 160-bunkers, lubricating oil, unbroached provisions, paints, 361-ropes and othe-consumabie-stores (excluding-spare 162-parts) in the said-Vessel at the then-current-market-prices 163 at the ports-of-delivery-and-redelivery-respectively the 164-Charterers shall ensure that al-spare-parts-listed-in-the- 365inventory and-used-during the Charter Period are 166-replaced-at-the expense prior to sedelivery-of-the- 167 Vessel 168 10. Maintenance and Operation 169 (a)(i)Maintenance and Repairs-During the Charter 170 Period the Vessel shall be in the full possession. 171 and at the absolute disposal for all purposes of the 172 Charterers and under their complete control in 173 every respect. The Charterers shall maintain the 174 Vessel, her machinery, boilers, appurtenances and 175 spare parts in a good state of repair, in efficient 176 operating condition and in accordance with good 177 commercial maintenance practice and, except-as 178 provided for in Clause 14/10, if applicable, at their 179 own expense they shall at all times keep the 180 Vessel’s Classification Glass fully up to date with the Classification 181 Society indicated in Box 10 and maintain all other 182 necessary certificates in force at all times. 183 (ii) New Class and Other Safety Requirements in the 184 event of any improvement, structural changes or 185 new equipment becoming necessary for the 186 continued operation of the Vessel by reason of new 187 class requirements or by compulsory legislation, the costs of compliance shall be for the Charterers account, 188-costing (excluding the Charterers loss of time) 189-more than the percentage stated in Box-23, or if 190-Box-23-is-left-blank-5-per-cent-of-the-Vessels 490-insurance-value-as-stated in box-29, then the 392-extent if-any-to-which-the-rate-of-hire-shall be varied- 193-and-the-ratio-in-which-the-cost-of-compliance-shall 194 be shared-between-the-parties concerned in order 195-10-achieve a reasonable-distribution-thereof.as 196 between the Owners-and-the-Charterers-having 197-regard, inter-ailato-the-length of the period 198 remaining-under-this-Charter-shali-in-the-absence 199 of agreement, be referred to the dispute resolution 200-method-agreed-in-Clause-30. 201 202 (iii) Financial Security-The Charterers shall maintain financial security or responsibility in respect of third 203 party liabilities as required by any government , 204 including federal, state or municipal or other division 205 or authority thereof, to enable the Vessel, without 206 penalty or charge, lawfully to enter, remain at, or 207 leave any port, place, territorial or contiguous 208 waters of any country, state or municipality in 209 performance of this Charter without any delay. This 210 obligation shall apply whether or not such 211 requirements have been lawfully imposed by such 212 government or division or authority thereof. 213 The Charterers shall make and maintain all arrange- 214 ments by bond or otherwise as may be necessary to 215 satisfy such requirements at the Charterers’ sole 216 expense and the Charterers shall indemnify the Owners 217 against all consequences whatsoever (including loss of 218 time) for any failure or inability to do so. 219 (b) Operation of the Vessel - The Charterers shall at 220 their own expense and by their own procurement man, 221 victual, navigate, operate, supply, fuel and, whenever 222 required, repair the Vessel during the Charter Period 223 and they shall pay all charges and expenses of every 224 kind and nature whatsoever incidental to their use and 225 operation of the Vessel under this Charter, including 226 annual Hag-State fees of the Flag State and any foreign general 227 municipality and/or state taxes. The Master, officers 228 and crew of the Vessel shall be the servants of the Charterers 229 for all purposes whatsoever, even if for any reason 230 appointed by the Owners. 231 Charterers shall comply with the regulations regarding 232 officers and crew in force in the country of the Vessel’s 233 flag or any other applicable law. 234 (c) The Charterers shall keep the Owners and-the 235 mortgageels) advised of the intended employment, 236 planned dry-docking and major repairs of the Vessel, 237 as reasonably required. 238 (d) Flag and Name of Vessel-During the Charter 239 Period, the Charterers shall have the liberty to paint the 240 Vessel in their own colours, install and display their 241 funnel Insignia and fly their own house flag. The Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II BARECON 2001 Standard Bareboat Charter 242 Charterers shall also have the liberty, with the Owners’ 243 consent, which shall not be unreasonably withheld, to 244 change the flag and/or the name of the Vessel during 245 the Charter Period (with all fees, costs and expenses arising in relation thereto for the Charterers’ account). Painting and re-painting, instalment 246 and re-instalment, registration and re-registration, if 247 required by the Owners, shall be at the Charterers’ 248 expense and time. 249 (e) Changes to the Vessel-See Clause 53.1(j). Subject-to- Clause-10(a)(), 250 the Charterers shali-make-no-structural changes-in-the- 251-Vessel-or-changes in-the-machinery, boilers, appurten- 252-ances-or-spare parts thereof-without in each-instance 253-first-securing the Owners-approval-thereof. if the Owners 254 so agree, the Charterers-shall, if-the-Owners-so-require 255-restore the Vessel to-its-former-condition before the 256-termination-of-this Charter: 257 (f) Use of the Vessel’s Outfit, Equipment and 258 Appliances - The Charterers shall have the use of all 259 outfit, equipment, and appliances on board the Vessel 260 at the time of delivery, provided the same or their 261 substantial equivalent shall be returned to the Owners 262 on redelivery in the same good order and condition as 263 when received, ordinary wear and tear excepted. The 264 Charterers shall from time to time during the Charter 265 Period replace, renew or substitute such items of equipment as shall be so 266 damaged or worn as to be unfit for use. The Charterers 267 are to procure that all repairs to or replacement of any 268 damaged, worn or lost parts or equipment be effected 269 in such manner (both as regards workmanship and 270 quality of materials) as not to diminish the value of the 271 Vessel. Title of any equipment so replaced, renewed or substituted shall vest in and remain with the Owners. The Charterers have the right to fit additional 272 equipment at their expense and risk but the Charterers 273 shall remove such equipment at the end of the period if 274 requested by the Owners. See also Clause 53.1(1). Any equipment including radio 275 equipment on hire on the Vessel at time of delivery shall 276 be kept and maintained by the Charterers and the 277 Charterers shall assume the obligations and liabilities 278 of the Owners-under-any-lease-contracts-in-connection 279 therewith-and shall reimburse the Owners for all 280 expenses incurred in connection therewith, also for any 281 new equipment required in order to comply with radio 282 regulations. 283 (g) Periodical Dry-Docking - The Charterers shall dry- 284 dock the Vessel and clean and paint her underwater 285 parts whenever the same may be necessary, but not 286 less than once during the period stated in Box 19 or, if 287 Box 19 has been left blank, every sixty (60) calendar 288 months after delivery or such other period as may be 289 required by the Classification Society or flag State. 290 11. Hire (See Clause 36) 291 (a) The Charterers shall pay hire due to the Owners 292 punctually in accordance-with-the-terms-of-this-Charter- 293 in respect-of-which-time shall be-of-the-essence. 294 (b) The Charterers-shall pay-to-the-Owners for the-hire 295-of-the-Vessel a lump-sum-in-the-amount-indicated-in 296 Box-22 which-shall-be-payable-not-later-than-every-thirty 297-(30) running days in advance, the-first-lump-sum-being 298 payable on the date and-hour-of-the-Vessel’s-delivery-to- 299 the Charterers. Hire-shall-be-paid-continuously 300-throughout-the-Charter-Period 301(c) Payment-of-hire shall be made in cash without- 302 discount-in-the-currency and in the manner-indicated-in 303 Box-25-and-at-the-place-mentioned-in-Box-26. 304-(d)-Final-payment-of hire, if for a period of less than- 305 thirty (30)-running-days, shall-be-calculated-proportionally- 306-according-to-the-number-of-days-and-hours-remaining 307-before-redelivery-and-advance payment to be effected 308-accordingly. 309(e) Should the Vessel be lost-or-missing, hire shall 310-cease-from-the-date-and-time-when-she-was-lost-or-last- 311 heard of The-date-upon-which the Vessel is to-be-treated 312-as-lost-or-missing-shall-be-ton (10) days after the Vessel 313-was-last-reported-or-when-the Vesselis-posted-as- 314-missing-by-Lloyd’s, whichever occurs-first. Any-hire-paid 315in-advance-to-be-adjusted-accordingly. 316 (1) Any-delay-in-payment of hire shall entitle-the- 317 Owners to interest-at-the-rate-per-annum-as-agreed- 318 in Box-24. If Box-24 has not been filled in, the three months 319-Interbank-offered rate in London (LIBOR or its successor) 320-for-the-currency-stated-in-Box-25,-as-quoted-by-the-British- 321 Bankers Association (BBA)-on-the-date-when-the-hire 322-fell due, increased by 2-per-cent, shall apply 323 (g) Payment-of-interest-due-under-sub-clause-11(4)- 324-shail-be-made-within-seven-(7)-running-days-of-the-date- 325 of the Owners-invoice-specifying-the-amount-payable 326 or, in the absence-of-an-invoice,-at-the-time-of-the-next- 327 hire payment-date. 328 12. Mortgage (See Clause 62) 329 (eniy-to apply if Box 28 has been appropriately filled in) 330 ) (a) The Owners warrant that they-have-not-effected 331 any mortgage(s) of the Vessel-and-that-they-shali-not- 332-effect-any-mortgage(s) without-the-prior-consent-of-the- 333 Charterers, which shall not-be-unreasonably withheld 334) (b) The Vessel-chartered-under-this-Charter is financed 335 by a mortgage according to the Financial Instrument. 336 The Charterers undertake to comply, and provide such- 337-information and documents-to-enable-the-Owners-to- 338-comply, with all-such-instructions-or-directions in regard- 339-to-the-employment, insurances, operation, repairs and 340 maintenance-of-the Vessel-as-laid down in-the-Financial 341 Instrument-or-as-may-be-directed-from-time to time-during- 342-the-currency of the Charter-by-the-mortgageefstin- 343-conformity with the Financial Instrument: The Charterers- 344-confirm that, for this purpose, they have acquainted- 345-themselves with ali relevant terms, conditions-and- 346 provisions of-the-Financial Instrument-and-agree-to 347 acknowledge this-in-writing-in-any-form-that-may-be- 348-required-by-the-mortgagee(s). The Owners warrant-that- 349-they-have-not-effected-any-mortgage(s) other than-stated- 350 in Box-28-and-that-they-shail-not-agree-to-any- 351 amendment-of-the mortgage(s) referred-to-in-Box-28-or- 352-effect-any-other-mortgage(s)-without-the-prior-consent 353-of-the-Charterers, which shall-not-be-unreasonably 354 withheld. 355 (Optional, Clauses-12(a)-and-12(b)-are-alternatives; 356 indicate alternative agreed-in-Box-28) 357 13. Insurance and Repairs (See also Clause 39) Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of t this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II BARECON 2001 Standard Bareboat Charter 358 (a) During the Charter Period the Vessel shall be kept 359 insured In ac.rordance With Clause 39 andby ~ GhlH~Fef5-i:l-l:--tAelr~xfleR5e against hull 36G------arul-mil€hiflff~n~~eFI-ilrul--ffiaeffiflity-Tisks- 36±------faR&-il ny risks agaif\5t-whiffi-+t:-i5-€6mpulsery-t-e--iffillie~ r--tAe-Bflefatien-ef the Vessel, including but not limited !Q_maintaining 363 financial security in accordance with sub-clause 364 10(a)(iii)) in such form as the Owners shall in writing 365 approve, which approval shall not be un-reasonably 366 withheld. Such insurances shall be arranged by the 367 Charterers to protect the interests of both the Owners 368 and the Charterers and the Owners’ Financiers mer-tgagee{-5)-(if any), and 369 The Charterers shall be at liberty to protect under such 370 insurances the interests of any managers they may 371 appoint provided such manager has entered into a manager’ s- 1.lhde rtak! ng in form and substance acceutable to the Owners and the Owners’ Financiers .ilf..£m1. Insurance policies shall cover the Owners, the mortgagee(s) (if any), he appo nted milnagers, and 372 the Charterers according to their respective interests. 373 Subject to the provisions of the agreed loss payable dauses, mafl€ial--lR5fFtlmeffi;-#- 374 aflV;- and the approval of the Owners and the insurers, 375 the Charterers shall effect all insured repairs and shall 376 undertake settlement and reimbursement from the 377 insurers of all costs in connection with such repairs as 378 well as insured charges, expenses and liabilities to the 379 extent of coverage under the insurances herein provided 380 for. 381 The Charterers also to remain responsible for and to 382 effect repairs and settlement of costs and expenses 383 incurred thereby in respect of all other repairs not 384 covered by the insurances and/or not exceeding any 385 possible franchise(s) or deductibles provided for in the 386 insurances. 387 All time used for repairs under the provisions of sub- 388 clause 13(a) afl&-fer repairs of latefi-Hlefe€t-s-ttEmr4Rg- 389 tetli*!se-3{€)-.1aGVe, including any deviation, shall be 390 for the Charterers’ account. 391 (b}-lf-#le-€6Haffiens-ef-#!e-al3eve-iflsurances per-m+t~ ffit~enal-+nsw;mce-te--Be-fll<!~~e-flaffie5-;-5tl€A-- 39-3-cever-sfiaH--l:Je-lirn#ed to the amount for each-iJarty-sel:- 394 out in B0*-3G-afla-Bol< 31, respectively, The Qwner-s-er- 395 the Charterers as-the-tase-may--l:Je shall immediately 396 furnish the ethe~rtv~ with particulars of any additional 397 insurance effected, including copies of any cover notes 398 or policies and the written consent of the insurers of 399 any such required insurance in any case where the 400 consent of such insurers is necessary. 401 (c) The Charterers shall upon the request of the 402 Owners, provide information and promptly execute such 403 documents as may be reasonably required to enable the Owners to 404 comply with the insurance provisions of the Financial 405 lnstrument J.lf..!!.mi 406 (d) Subject to the provisions of the Financiallnstru- 407 ments and dause 43, if any, should the Vessel become .!!.. Total LO!;S, a”-aEtHal, 408 _ cef\Stfu ffive,-cei1RflFGFF\ise&-er-agreea-tetal-less-Hnaer- 4G9--t-R€-insur-an€eS-feEjtlire9--tinaer-sliD-Eiause 13(a). all 410 insurance payments for such loss shall be paid to the 411 Owners {or, if applicable, the Owners’ Financiers} in accordance with the agreed loss payable clauses. wfie- 5AalHJ.ist-fffit!t-e-the-meneys--l:JetweeR-he~ na--tAe-Gtar-tefer-5-iK-€8r-diflg-te--theif...re.sf)effive- 413 interests. The Charterers undertake to notify the Owners and the Owners’ Financiers. 414 an4-tl1e mertgagee(s). if any, of any occurrences in 415 consequence of which the Vessel is likely to become a 416 tiotal l.b,oss~ a£-definea in this Clauseo 417 (e) The Owners shall upon the request of the 418 Charterers, promptly execute such documents as may 419 be required to enable the Charterers to abandon the 420 Vessel to insurers and claim a constructive total loss. 421 (f) For the purpose of insurance coverage against hull 422 and machinery and war risks under the provisions of 423 sub-clause 13(a), the value of the Vessel is the sum 424 indicated in Clause 39.B&~ 425 14. Insurance, Repairs and Classification ~tlalrBf’IY·<IHlpp/y.ij-elfpFe55/}’-0f!FEe£1-eflfi..sffifeti- 4 27 iR Be1C~fT-WhiEit-ev€Rt-QetJse--1-3-5hell-ee-roRSiiieFed~ elfferJ+ 429 (a) During-the Charter PeFieEI-the-VessekAaU-Be-*ej:lt:- 430 insured ey-tfle-Qwner-5-ttt:-theif-e.xf)efl5e-ttgainst hull and 43±----maffiifl~~elicy-eF~ eliEie-s-attaffiffi-.A.ereto. The Owners and/or insl/fefS- 433---s~Tall-Aet--flave.-any-rig!Tt-ef-r~ver-y-ef-Slffirega-tien- 4 3 4 a ga i nst:-t-R e C h a rt ere r-s-efl-i!EC-e\ffit-ef-less-ef-eF-ifR-Y~ age-te-ihe-\/~el-er--fler--ffiilffiinery-eF-ilj3J:HJft- 436 enance5-€6Ver~ttc-e;-er-eFI-ilccount of 43-7-----f)ayment-5--ffli!Be--te4isffiar-ge-Ba+ms-agaiflst--eHiaailffies- 4-3&--e-f-the-Vessel-ef-the-GwnefS-€8ver~ffi-insur-afl~ 4 3 9 Ins u ra nEe-flelities-sAall-tGvef-the-Ownffs.-i!na--tAe- 4 40 Charteref5-i!Emffiing-te-#leif-fespe€tive interests. 44±---(b}-fl uri ng-t-Re-C--flar-ter--Periea--tAe-Vesse+-4all--l:Je-kept~ nsures-ey--th~rer-5-ttt:-their-el<j:lense-agaifl5t- 4 4 3 Prete c-tieFI-i!Rs--lffilem.nity-risk-s--farul-an-y-r-isks-i!ga-iRst:- 444---whlffi-it-is-€empulser-y-te-+nsur-e--fer--tAe-e13er-atien-ef-#le- 44-5--Ve-ssel,inclutling-ma-int-a-iniflg-ftRafl€ial-seruffiy-in- 446--a€cer-di!n€e-Wi-tfl-soo-c-li!<!-se-lG{-at{-iiit)-+n-sHcMeFffi-ils- 44-~rl~e-Qwrr~-Hnalf..lfl.l_.,..rl ng-appr-eve-wfli~i!ll- 44&----net-BEH.rru:easonably..wil!-\h I~ 449---fc+Jn-t-he-eveffi-~r--negltgen€e-ef~e- 46G----Gflartffff-s-sAall-v+tiate-af!Y-8f-t-he-i n sura n ce herein- 4-5±------flroviaea,..#t~rers shall pay-t-e-t~e-Gwtters-all~ se-s-ttna-inaemnify-t-he-Qwner-5-i!gaif\st--all cia i ms a n9- 4-53----EI~er-wise-have-Been-€GIIefea.-l:Jy- 464----slK-h-insw-ance-c 4§3--(dt-The-bfiaftefffS-5~~13felliiH*-tfie- 4-5&-Gwners or OWflefS’-tJRaefWfiters, effect aiHfls.urea- 4!>+----f-ef)a-irs, a n d the C hafterefS-Sflall-tinaer-take-settlemCflt- 468----ef-all-mis€elli!ne81f5-e)(fle n ses in conn ecti en-wi-tft..sHffi.- 4§9---repairs as well as all insures charges, el<l3ense5-ilf\9- 460--liiffiiltties,--te the el(tent of ceverage-tlfl6er--tAe-insur-aR€e5- 4&±----flFG~aer-t~e-f)revisiens-ef-su&-€1illi-se--14fa+- 462 The Charterers to be-seatre<H-eirnbursement threttgf!- 463 the Owners’ UnaeJWr~enffittlfe5--HfH*l- 464 presentation of accounts. 4 55 (e) The Ch a rte re rs to-rema-ifl-respensiBle-feF-i:lf\6.-te- 465 effect re13airs and--settlement of costs and el<FJefl5es- Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II
BARECON 2001 Standard Bareboat Charter

~~incurred thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the insurances.~~

~~**(f)** All time used for repairs under the provisions of sub-clauses 14(d) and 14(e) and for repairs of latent defects according to Clause 3 above, including any deviation, shall be for the Charterers' account and shall form part of the Charter Period.~~
~~The Owners shall not be responsible for any expenses as are incident to the use and operation of the Vessel for such time as may be required to make such repairs.~~

~~**(g)** If the conditions of the above insurances permit additional insurance to be placed by the parties such cover shall be limited to the amount for each party set out in Box 30 and Box 31, respectively. The Owners or the Charterers as the case may be shall immediately furnish the other party with particulars of any additional insurance effected, including copies of any cover notes or policies and the written consent of the insurers of any such required insurance in any case where the consent of such insurers is necessary.~~

~~**(h)** Should the Vessel become an actual, constructive, compromised or agreed total loss under the insurances required under sub-clause 14(a), all insurance payments for such loss shall be paid to the Owners, who shall distribute the moneys between themselves and the Charterers according to their respective interests.~~

~~**(i)** If the Vessel becomes an actual, constructive, compromised or agreed total loss under the insurances arranged by the Owners in accordance with sub-clause 14(a), this Charter shall terminate as of the date of such loss.~~

~~**(j)** The Charterers shall upon the request of the Owners, promptly execute such documents as may be required to enable the Owners to abandon the Vessel to the insurers and claim a constructive total loss.~~

~~**(k)** For the purpose of insurance coverage against hull and machinery and war risks under the provisions of sub-clause 14(a), the value of the Vessel is the sum indicated in Box 29.~~

~~**(l)** Notwithstanding anything contained in sub-clause 10(a), it is agreed that under the provisions of Clause 14, if applicable, the Owners shall keep the Vessel's Class fully up to date with the Classification Society indicated in Box 10 and maintain all other necessary certificates in force at all times.~~

15. Redelivery (See Clauses 41 and 42)
~~At the expiration of the Charter Period the Vessel shall be redelivered by the Charterers to the Owners at a safe and ice-free port or place as indicated in Box 16, in such ready safe berth as the Owners may direct. The Charterers shall give the Owners not less than thirty (30) running days' preliminary notice of expected date, range of ports of redelivery or port or place of redelivery and not less than fourteen (14) running days' definite notice of expected date and port or place of redelivery. Any changes thereafter in the Vessel's position shall be notified immediately to the Owners.~~
~~The Charterers warrant that they will not permit the Vessel to commence a voyage (including any preceding ballast voyage) which cannot reasonably be expected to be completed in time to allow redelivery of the Vessel within the Charter Period. Notwithstanding the above, should the Charterers fail to redeliver the Vessel within The Charter Period, the Charterers shall pay the daily equivalent to the rate of hire stated in Box 22 plus 10 per cent. or to the market rate, whichever is the higher, for the number of days by which the Charter Period is exceeded. All other terms, conditions and provisions of this Charter shall continue to apply.~~
~~Subject to the provisions of Clause 10, the Vessel shall be redelivered to the Owners in the same or as good structure, state, condition and class as that in which she was delivered, fair wear and tear not affecting class excepted.~~
~~The Vessel upon redelivery shall have her survey cycles up to date and trading and class certificates valid for at least the number of months agreed in Box 17.~~

16. Non-Lien
The Charterers will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their agents, which might have priority over the title and interest of the Owners in the Vessel. The Charterers further agree to fasten to the Vessel in a conspicuous place and to keep so fastened during the Charter Period a notice reading as follows:
"This Vessel is the property of (name of Owners). It is under charter to (name of Charterers) and by the terms of the Charter Party neither the Charterers nor the Master have any right, power or authority to create, incur or permit to be imposed on the Vessel any lien whatsoever."

17. Indemnity (See Clauses 38.3, 39.14, 39.15, 39.16, 39.17, 41.4, 44, 53.1(j), 57 and 58)
~~**(a)** The Charterers shall indemnify the Owners against any loss, damage or expense incurred by the Owners arising out of or in relation to the operation of the Vessel by the Charterers, and against any lien of whatsoever nature arising out of an event occurring during the Charter Period. If the Vessel be arrested or otherwise detained by reason of claims or liens arising out of her operation hereunder by the Charterers, the Charterers shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released, including the provision of bail.~~
~~Without prejudice to the generality of the foregoing, the Charterers agree to indemnify the Owners against all consequences or liabilities arising from the Master, officers or agents signing Bills of Lading or other documents.~~

~~**(b)** If the Vessel be arrested or otherwise detained by reason of a claim or claims against the Owners, the Owners shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released, including the provision of bail.~~
~~In such circumstances the Owners shall indemnify the Charterers against any loss, damage or expense incurred by the Charterers (including hire paid under this Charter) as a direct consequence of such arrest or detention.~~

18. Lien
The Owners ~~to~~ shall have a lien upon all cargoes, sub-hires and sub-freights belonging or due to the Charterers or

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this **BIMCO SmartCon** document will constitute an infringement of BIMCO's copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II
BARECON 2001 Standard Bareboat Charter

any sub-charterers and any Bill of Lading freight for all claims under this Charter.~~, and the Charterers to have a lien on the Vessel for all moneys paid in advance and not earned.~~

19. Salvage

All salvage and towage performed by the Vessel shall be for the Charterers' benefit and the cost of repairing damage occasioned thereby shall be borne by the Charterers.

20. Wreck Removal

In the event of the Vessel becoming a wreck or obstruction to navigation the Charterers shall indemnify the Owners against any sums whatsoever which the Owners shall become liable to pay and shall pay in consequence of the Vessel becoming a wreck or obstruction to navigation.

21. General Average

The Owners shall not contribute to General Average.

22. Assignment~~, Sub-Charter and Sale~~ (See Clause 62)

~~(a) The Charterers shall not assign this Charter nor sub-charter the Vessel on a bareboat basis except with the prior consent in writing of the Owners, which shall not be unreasonably withheld, and subject to such terms and conditions as the Owners shall approve.~~

~~(b) The Owners shall not sell the Vessel during the currency of this Charter except with the prior written consent of the Charterers, which shall not be unreasonably withheld, and subject to the buyer accepting an assignment of this Charter.~~

23. Contracts of Carriage

*) **(a)** The Charterers are to procure that all documents issued during the Charter Period evidencing the terms and conditions agreed in respect of carriage of goods shall contain a paramount clause incorporating any legislation relating to carrier's liability for cargo compulsorily applicable in the trade; if no such legislation exists, the documents shall incorporate the Hague-Visby Rules. The documents shall also contain the New Jason Clause and the Both-to-Blame Collision Clause.

~~*) (b) The Charterers are to procure that all passenger tickets issued during the Charter Period for the carriage of passengers and their luggage under this Charter shall contain a paramount clause incorporating any legislation relating to carrier's liability for passengers and their luggage compulsorily applicable in the trade; if no such legislation exists, the passenger tickets shall incorporate the Athens Convention Relating to the Carriage of Passengers and their Luggage by Sea, 1974, and any protocol thereto.~~

~~*) *Delete as applicable.*~~

~~**24. Bank Guarantee**~~

~~*(Optional, only to apply if Box 27 filled in)*~~

~~The Charterers undertake to furnish, before delivery of the Vessel, a first class bank guarantee or bond in the sum and at the place as indicated in Box 27 as guarantee for full performance of their obligations under this Charter.~~

25. Requisition/Acquisition

(a) In the event of the Requisition for Hire of the Vessel by any governmental or other competent authority (hereinafter referred to as "Requisition for Hire") irrespective of the date during the Charter Period when "Requisition for Hire" may occur and irrespective of the length thereof and whether or not it be for an indefinite or a limited period of time, and irrespective of whether it may or will remain in force for the remainder of the Charter Period, this Charter shall not be deemed thereby or thereupon to be frustrated or otherwise terminated and the Charterers shall continue to pay the stipulated hire in the manner provided by this Charter until the time when the Charter would have terminated pursuant to any of the provisions hereof. ~~always provided however that in the event of "Requisition for Hire" any Requisition Hire or compensation received or receivable by the Owners shall be payable to the Charterers during the remainder of the Charter Period or the period of the "Requisition for Hire" whichever be the shorter.~~

~~**(b)** In the event of the Owners being deprived of their ownership in the Vessel by any Compulsory Acquisition of the Vessel or requisition for title by any governmental or other competent authority (hereinafter referred to as "Compulsory Acquisition"), then, irrespective of the date during the Charter Period when "Compulsory Acquisition" may occur, this Charter shall be deemed terminated as of the date of such "Compulsory Acquisition". In such event Charter Hire to be considered as earned and to be paid up to the date and time of such "Compulsory Acquisition".~~

26. War

(a) ~~Subject to the provisions of the Financial Instruments (if any) F~~For the purpose of this Clause, the words "War Risks" shall include any war (whether actual or threatened), act of war, civil war, hostilities, revolution, rebellion, civil commotion, warlike operations, the laying of mines (whether actual or reported), acts of piracy, acts of terrorists, acts of hostility or malicious damage, blockades (whether imposed against all vessels or imposed selectively against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever), by any person, body, terrorist or political group, or the Government of any state whatsoever, which may be dangerous or are likely to be or to become dangerous to the Vessel, her cargo, crew or other persons on board the Vessel.

(b) The Vessel, unless the written consent of the Owners be first obtained and adequate insurances are obtained (such adequacy to be deteremined by the Owners (acting reasonably)), shall not continue to or go through any port, place, area or zone (whether of land or sea), or any waterway or canal, where it reasonably appears that the Vessel, her cargo, crew or other persons on board the Vessel, in the reasonable judgement of the Owners, may be, or are likely to be, exposed to War Risks. Should the Vessel be within any such place as aforesaid, which only becomes dangerous, or is likely to be or to become dangerous, after her entry into it, the Owners shall have the right to require the Vessel to leave such area.

(c) The Vessel shall not load contraband cargo, or to pass through any blockade, whether such blockade be imposed on all vessels, or is imposed selectively in any way whatsoever against vessels of certain flags or ownership, or against certain cargoes or crews or

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this **BIMCO SmartCon** document will constitute an infringement of BIMCO's copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II
BARECON 2001 Standard Bareboat Charter

otherwise howsoever, or to proceed to an area where she shall be subject, or is likely to be subject to a belligerent's right of search and/or confiscation.

~~(d) If the insurers of the war risks insurance, when Clause 14 is applicable, should require payment of premiums and/or calls because, pursuant to the Charterers' orders, the Vessel is within, or is due to enter and remain within, any area or areas which are specified by such insurers as being subject to additional premiums because of War Risks, then such premiums and/or calls shall be reimbursed by the Charterers to the Owners at the same time as the next payment of hire is due.~~

(e) The Charterers shall have the liberty:
(i) to comply with all orders, directions, recommendations or advice as to departure, arrival, routes, sailing in convoy, ports of call, stoppages, destinations, discharge of cargo, delivery, or in any other way whatsoever, which are given by the Government of the Nation under whose flag the Vessel sails, or any other Government, body or group whatsoever acting with the power to compel compliance with their orders or directions;

(ii) to comply with the orders, directions or recommendations of any war risks underwriters who have the authority to give the same under the terms of the war risks insurance;

(iii) to comply with the terms of any resolution of the Security Council of the United Nations, any directives of the European Community, the effective orders of any other Supranational body which has the right to issue and give the same, and with national laws aimed at enforcing the same to which the Owners are subject, and to obey the orders and directions of those who are charged with their enforcement.

(f) In the event of outbreak of war ~~(whether there be a declaration of war or not) (i) between any two or more of the following countries: the United States of America; Russia; the United Kingdom; France; and the People's Republic of China, (ii) between any two or more of the countries stated in Box 36, both the Owners and the Charterers shall have the right to cancel this Charter, whereupon the Charterers shall redeliver the Vessel to the Owners in accordance with Clause 15, if the Vessel has cargo on board after discharge thereof at destination, or if debarred under this Clause from reaching or entering it at a near, open and safe port as directed by the Owners, or if the Vessel has no cargo on board, at the port at which the Vessel then is or if at sea at a near, open and safe port as directed by the Owners. In all cases~~ hire shall continue to be paid in accordance with Clause 11 ~~and except as aforesaid~~ all other provisions of this Charter shall apply until ~~redelivery~~ the end of the Charter Period.

27. Commission
~~The Owners to pay a commission at the rate indicated in Box 33 to the Brokers named in Box 33 on any hire paid under the Charter. If no rate is indicated in Box 33, the commission to be paid by the Owners shall cover the actual expenses of the Brokers and a reasonable fee for their work.~~
~~If the full hire is not paid owing to breach of the Charter by either of the parties the party liable therefor shall indemnify the Brokers against their loss of commission.~~
~~Should the parties agree to cancel the Charter, the Owners shall indemnify the Brokers against any loss of commission but in such case the commission shall not exceed the brokerage on one year's hire.~~

28. Termination (See Clauses 41, 42 and 47)
~~(a) Charterers' Default~~
~~The Owners shall be entitled to withdraw the Vessel from the service of the Charterers and terminate the Charter with immediate effect by written notice to the Charterers if:~~

~~(i) the Charterers fail to pay hire in accordance with Clause 11. However, where there is a failure to make punctual payment of hire due to oversight, negligence, errors or omissions on the part of the Charterers or their bankers, the Owners shall give the Charterers written notice of the number of clear banking days stated in Box 34 (as recognised at the agreed place of payment) in which to rectify the failure, and when so rectified within such number of days following the Owners' notice, the payment shall stand as regular and punctual. Failure by the Charterers to pay hire within the number of days stated in Box 34 of their receiving the Owners' notice as provided herein, shall entitle the Owners to withdraw the Vessel from the service of the Charterers and terminate the Charter without further notice;~~

~~(ii) the Charterers fail to comply with the requirements of:~~
~~(1) Clause 6 (Trading Restrictions)~~

~~(2) Clause 13(a) (Insurance and Repairs) provided that the Owners shall have the option, by written notice to the Charterers, to give the Charterers a specified number of days grace within which to rectify the failure without prejudice to the Owners' right to withdraw and terminate under this Clause if the Charterers fail to comply with such notice;~~

~~(iii) the Charterers fail to rectify any failure to comply with the requirements of sub-clause 10(a)(i) (Maintenance and Repairs) as soon as practically possible after the Owners have requested them in writing so to do and in any event so that the Vessel's insurance cover is not prejudiced.~~

~~(b) Owners' Default~~
~~If the Owners shall by any act or omission be in breach of their obligations under this Charter to the extent that the Charterers are deprived of the use of the Vessel and such breach continues for a period of fourteen (14) running days after written notice thereof has been given by the Charterers to the Owners, the Charterers shall be entitled to terminate this Charter with immediate effect by written notice to the Owners.~~

~~(c) Loss of Vessel~~
~~This Charter shall be deemed to be terminated if the Vessel becomes a total loss or is declared as a constructive or compromised or arranged total loss. For the purpose of this sub-clause, the Vessel shall not be deemed to be lost unless she has either become an actual total loss or agreement has been reached with her underwriters in respect of her constructive, compromised or arranged total loss or if such agreement~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this **BIMCO SmartCon** document will constitute an infringement of BIMCO's copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

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Dispute Resolution (See Clause 65) 8+±----”-)--{a}-+Ais-tentr-aEt-sf1al~e-geverTtefl-by-amH:-eAstr-\Jee- 87 2 in a (OffiFS aAEe-W#h-IOAglish-law-antl-any-<lisJ*!te-ar ising- 87-3--eill-e.f-er--iA-€0AAeEt~eA-Wi~R-tffis-C--eAtfatt-slhlll-be-refefr-ed- 87 q to arb i~eA-iA-klmde n-irt-aff8F9an€e-wttA--t-Re-Affii-tfatieA- 87-5--AH-±9%-ef-iffiy-st-atllie FY-ffieEl#ic-ati o A-er-fe--eAJGtmeAt &7&----itler-eef-save-t-e--tfle-ext€At-Aecessaf)’-te-glve-e#e€He- 8+7---tfle-J)r-evisiens-ef-tRis-C--lat!~ 8 78 The a r 13 it rat ioo-shall--be-Ee Afit~e-ted-if1-atc-or-tlaflc-e-wit-A&- 79-t-Re-loeRtleA-Mar~time-H-bit-r-affif5-Asse8atieR-ftMAA)- 88Q.------+efffis-c-tlf-r~-Re-time-wAen-the-ar-bffioaBeA--j>f-eEee€1-g8±--- iAgs-ar-e-tefAfAeAcetl~ ~-Re-rereFeAre-sltall-be-te-t-RFee-amitfat-efSc-----A-~r-tv- 8&-3------wisltifl~r-bitrati en s h all-aj)j)BiAt-ifsg84- ar-bitFJter--and-seAd-Aetic-e-ef-s\JEA-aj)fl ei AtmeFIHA-wFit~Ag~ eF-j3aft-y-r-e<rHiring the other ~rty--te--aj}fleiAt-its- 886---ewn-ar-bit-r-affir--wi-fltiA--14-taleAaar--Gays-e.f-that-notite-aAd&& 7--st-atiAg--tRa-t-it-wilhtj3j3eiAt-its-affiiff.ater-as-sele-arb+tr-ater- 888-------lJ.Aless-the-et-Ref-Jhlf~~eiAts-its--ewn-amitfaffir--aHd- 8&9-give5-flet~€e that it has EleAe-se-wi-flwHfie-±4-tlays- &9G--sJ3ecifieEl. I~Aef-.pafty--tloes-Aet-aj)j3eiAt--its-ewA- 891-ar-bit-r-at-er-aAe-give-neti~at-it-Aas--tlene-se-witltiA-~e- 892--:J..4-aays-s~eEifiefl,.-tAe-J)aflcy-r-efff-riAg-a-Bisj3tlt-e-t-e- 893---a-r-bitr-atieA-fflilVTWi#le<~t the re q u iremeAt--ef..a.Ay-.fur-#ler- 894----flrioF-Ae~e-e~eJ’-ilafty,-aj:lfiOinHts-amffi-at-er-as- 89-5--se le-amit-Fatar-a A€1-sRa ll-atlllise-tRe-et-Rer--J3a Ft-y- 89 6-atcem i n g I y. The a war.fl--Bf-a-sele-amttr-aror-sf1all-he- 897---biAtling-BR-t~-!3affies as if he haEl-beef!-ttWeiAted-by- 89&---aweeffieAh 899---Net.ftiAg--Rer-eiA-shall-j)r-elleA~e-~ames-agr-e~Ag-iA- 9QQ---.wffiing-te-vaJ’V-{-Rese-j)ffillisieAS-toi3ffi\’iae-fe r-#!e- 9Q±-..ap~iAt-ment-ef-a--sele-amiff.ater. 9Q2.-.-...ffi-tases-wfleFe-A~ther--t-Re-claim-Aer--any-telffiteffiaim- 9Q.-3---exteetls-the-5\JFA-Bf..ti~”’Q,GQQ.-far-s\Jc-A-B~er--5lffi\-a5- 9Q4-t-fle-j)ar-ties-may-agFeef-t-Re-affiitfat~€)f1--sAall-te-ceoo\Jtted- 9G-5---iR-aff8maA~-th~mall-Ga-ims-PfecetllJf€- 9Q6--c-t~r-r-e~e-tim~e-affii-tr-atiefl--j)f8€€etl-iAgs-af€- 9Q7-..c-effifAeA€eth 9Q8..-..”’H~AtfJtt-sfiall-be-gever-fled-By-aAe-teASH\Jed- 9Q9--iA-acreman~--l~t~e-9-Bf-#ie-1mitee States Coee- 9±G--aAtl-the-Marffime-baw-ef-tf1e-1miteEl-St-ates-aml---aAV~ risiflg-etlt--ef.-ef.-iA-c-BRAffi~oo-with this CeAtfJEt- 9±2---sRall-be-r-efeffeEl-to--thfee-J)erseA5-ilt-New-¥-efk,--ene-t-e- 91~e-a~j3effiteEI--by-eac-h--ef-t.Re.-j:afl’ies--ReFet&,-aAtl-th~ir-tl- 9±4-by--the-twe-se-.ffiosew,-t-Reir--tletisieA-BHRat-ef-aAy-twe- 9±§---ef..t-fleFA-shaJJ-13e-fiAal,-af1tl-fef-t-fle-j)tlfilOSes-ef..eAfertiAg~- ny-awarfl,..-jtlagemeffi-may-be-eAtef€tl-BA-aA-aWaffi-by- 9-17-any-teiH-t-ef-c-empet-eAt-jHr~saiEtien,.-------T-fle-J)mEeeaiAg5- 9l8--sRall-9 e-c-e n Eluc-tetl--iA-a EC-Br-tlan Ee-vtit-h-the-r-<Jles-Bf--the- 9±9----!>etiety-ef...Mar-itime-Ar-bitFaters,-lAS 92G--JA-C-ases-wfleFe-Aei.fl1er-t-Re-tlaim-Aer-aAy-c-BHAteFC-laim- 9~eeas-the-st~m-ef.-YS$-5Q,GQr:f-fer-s\Jffi-.ot-Ref-5\Jffi-a5- 922--tRe-J)ar-ties-may-agfee}the-affii.ffatiGA-5Ra~-he-ceAElucted- 9~A-atcer-tlaAte-Willi-the--Silart-eAed-Arl3itfJtien-l’roEe81tFe- 924---ef..t.R~Hy--ef-Maffiime--Affii.tFatefS,-#lt-----t u rre nt at 92-5----the-t~ FA e-wfleA-t.fle-a r-bit-r-afieA-j3r-ereee iAgs-af€-EGFAFAeAcefr. 92&-’4--{-ec)--l-Ris-teAtFatt-sfiall-be-gevemetl-by-and-c--enst-r-\Jee- 9-P--iA-atceffiaA~-the-laws-ef.-~e-j)late-mutttally-agfeeEl- 928-Gy-th~ar~ies-anfl-any-BiSj)tlt-e-ar-isiAg-eill-ef-ef-iA- 929--€0AAeEt~e~At-Fac-t-shalJ-.be-r-efer-r-ed-te- 93 Q----affi+trat i o A at a FA lltwly-agFeee-fllate;-St~I:Jje~e- 9M---j3rereool’e5-aj)J3Iitabl e-t-her-eo------ 9-12-----{tl}-Netwi~aiAg-fa-h-tb+Bf-fc+-allove,-#le-J)afties- 93-3-may-agree-at-afly-t+me-te-r-efer--te-medi~ieA-ttAy- 934---El#feFeAte-ane,Ler-Gisj3\lte-ar~siflg-etlt--ef-er-iA-C-oAnectieA- 93-5-----wit-R-this--C--eAtfac+. ~n-t-Re-c-ase-ef-a-tlisj3ute-ifl-f€5J3eH-Bf-whlffi-amii:-r-atieA- 93-7----has-i:JeefH-ernmeAcetl-IJAaef (a). (13) or--f4aaeve,--tfle- 938---fellowiflg-shall-aj)J3Iy-c- 9 3 9 ( i) E it h er-iJar-ty-my-at--any-time-aHEI-frem-.time-te-time- 94G-elec-t-t-e-refer-t-Ae-tl isj3\Jt-e-er--j>ar-t--ef-~e-tl-isj3 Ht-e-te- 94±--metliatieA-by-serllite-eA-the-eth-er-paft-y-ef-a-wFiH€A- 942-----Aetite-{-t-fle-”MeEliat~eA-NetiE~IIiAg-eA-tR~ef- 943-----paft-y-te-agr-ee-ffi-FAetliat~oA~ 944-----{i i}-The-e~er--j>ar-t-y-sltall-ther-e\JpeA-Wit-RiA-±4-EaleAtlar- 94-5---tlays-ef.-recei!*-ef-t-Re-MetliatieA-Netice-teAfifm-.t.Rat- 946--t-Rey-agr-ee-te-mediatien,-in-wRic-h-tas~e-j)Jfties- 9q7 shall ther-eaft-er agree a FAetliaffif-Wi.thlA-.a-.fFt-her- 948-14--c-aleAdaHlays, failing-wAiffi-.on-t-fle-aJ)j3-litat~eA- 949--ef..eitRer-j3aft-y-a-metliaffir--wilJ-.be-Jj)peifltefl-j:)ffiFAj)tly% Q.-by--tlle-Affii-tr-atien-Tr-ii:JuRal-f”-tRe-TFibt.tAal’C}-ef-5\Jffi.. 9§±-----peFSen-as--tRe-Tribunal FAay-tlesigAate-fef--1-Rat% 2----j:ltlfilose. The FA eEl i atien-sR.all-be-cefiOOtted-iA-stlffi- 9-5-3----j)late-aAd-iA-tttffimante-vffih...slJc...fl-proceGllie--aAd- Copyright© 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II BARECON 2001 Standard Bareboat Charter 964--() ~e+H. l’fl1!M1Hhe-par-t es-mav-agr-ee:or71~Hhe~ finHJf-dlsag.reemtmt;-il5-may-be-oiet-Qy-t.fi 956 rneaiator. !l!>+-(iil}-1 ~u~-o9Jer-p:af£Y-do~t, gree--to.-men ctte,-tha 958-fae may-be-brnught-1<HiliHI~Iillfl-eHhe-+Fillunat- 9G9 d-mu-v-I:Je-tak-~-mto~-GI.mt-by -th~nlllinal-when- 960 nlloGit~ng-t:h eas~f-tht<-afb tfilt~on-a!rhet.ween · 961 tRe 13arties. 96 (lv}-Hie-medla km-5hall-fl~figh~-&i-elth r- 99-party-t-o-seek.~c-h-r-ehei-i>f-{i)~~~i 964-<~n51Efer-s-Aeee55ilry-to-prcoU!G-i&ln.-e~ 96!>4 v ~itli;.F-pii~V..xlvise-tl1e-+t.Jbum;41laHhe>,41 ve- 96~rnee-1-e-moo•a Jon,...+he..afbit.r.,r-ion-preEeduFe-shall 9G7 <-ont nue-4ufin(Hhe-ronduct-e h~ediat on-but- 968-tl’le--H’~tll:lllal mav-t-ake-if\~HT~edlii ~on-tlmetabl!Hnt()..o gGg ~~euRt-when-settrne--the-tl met-able-f~-stej:!s-lrHhe- 970 arbitration. ~-~v i)-YAlesSct*IH~FWlse-a~-s~fled.ln -tlle~ llledi;;tiGn lefl”l\5;-~aol;par{’f-Shatl-bear-lt§-Qwn-c-osi5- 9?3 irn:urr-ed n mediat on-und-!l;e-pa eH- all-!JI ~ ~~~ally-th~iate~SI! ... ~Ad p~ 9+-5-ivli}-+he-medla\ion-pr*esHita 1-De-wi tloo~l€e- 976-al1d<-onfitlential-<!nd-mHnforma tien~F-dOElJmenl3- 9-n--dlsc-lesed-fluring-lt-shal~be-fcYeillcd-te-l-he -T-rlbuna~ 978---e- rettl’- ~~~~khakhey-are-GIKlesaale-under- 9+9-rl,e-faw.and·fWl!lc-edure-gover.n ng·rhE!-ilrbiH.;~tten. 98Q-{Nore+he-tH~R-teHhovld-be-<~wur.~-!llo!-#re-medtorkm- 98-l-pFiX-e55-fflG’f”fi~FIIy-lnffiFFUpHime-llrrn~ ~ (e}-lf Box-a-5-jn-Par+l-i!HIOt-ilPP Gl”riat-ellffjlled-it’lp.;llb-i’ililUSe- 9~ a}of4Ris-flau$e-shall-aflp ~u!H;!a~t~O{d}-;hal~ ggq af!I’JIY iR all eases. ~~luuses-30(ur,-JQib)-ond-30(E}·or.e-alremo!Jves:- 98f>-lnffic.a~afi e-11greed-lf’-8o~ 987 31. Notices {See Clause 46) 988-(a) -Any-”flOOE~glvelrby-i!ltlter-par·ty-te-the-other- 989 · arty-shall-bein-wri ing-.and·may·be-s n b’f’-lax, ele- ., 9-90--Feglsl~r~ f r*Or~ · cl m;!ll F-ily· per-som~l~ c-e, 9 (b)-lke-addr-e~f.oihe-Par-t ~rep.;, ;vic-*f-5Ueh- ~munlc-*lon-shilll~-a~ll-Seile5+arnl-4· 993 rCSflCEtiveJy. Copyright © 2_00~ BIMCO. All rights r~served. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmanCon document will c~nst1tut: an •n_fnngement of BIMCO s copyright. Explanatory notes are available from BIMCO at www.bimco.org. F1rst published m 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART Ill PROVISIONS TO APPLY FOR NEWBUILDING VESSELS ONLY (Optional, only to apply if expressly agreed and stated in Box 37) ±-. -SpeEifieatiOAS-i!Ad-BuildiAgteAtfaet ~-+Ae-Vessel-sltaJl..be-c-Bf\StTHeteEHA-ilC-teHiaHc~ ~e-EWildiAg-Geffir-act (here after ca lle&-”tfte-&lildiAg- 4--------G3Rtr-a~Aflel(eti-te-thi5-GtaFtef,ffla8e-Befweert-the.5-------- Befilaef5-aA8-tfle-GWACf5-ilflfl-iA-ilEffirtlaAEe-Wi#Hhe&------- sj:leffiicatiefl5-aAEHllans-a A A C)( e8 therel:e;--51Jch-BuiJdiAg+----- beAtfact,-5J*>cificatiefl5.-aAEI-f:)laA5-flaviflg-beefl-€eHAtef&--- sigAea-as-a~rBVetl-By-the-GtaFterer-s, 9 (b) NE>-£-haAge-5Hail-be-matle-iA-#le-Btlildif\g-GeRtr-act-eF- -W-------i A-the-5f)effiicatieR5-e F-f:)lafl5-ef-tlte-Vessel-a5-aj:>l*ffile8-by±+---- tAe-C--haHe!’-er-5-a5-afer~tl,wi#leHHAe-GflaHe!’-er-? -R------teASeffio H-------¥)-+Ae-th-aR’er-ers-sh-alJ-have.-tAe-rigflt-t-e-seAEI-theiF-± 4-------ref>reseAtative to the Butl8ers’ Yar8 to iAspect-tfle-.Vessel- 13 a~ring the co~rse of...fleF-CeR5tr-Hctien to satisfy themselve5- -1&---that-teAStHJctiofl-is-iA-ilccer~-appFeVed±+------ sjaec-ificatieAS-amJ-’f’lan s as refe rr-ed-te-t!A8ef-5HI:H=latJSe- 18 (a) of-tflis-GaHseo 19 (d) The Vessel shall be built-iA-ilc-wr.flance-wi#t-ti1e- ;uJ-Buil8if\g-GeAtfact-aAti-sfttH~e-ef-tlte-tlescrif:>fierHet-But~ r~Suaject4e-tA€-f:>F9visieAS-ekHb-clatise-~{c)fiitti!------- hereuAtler,-#le-Gtar-terer-s-sh-all-be-beuA8-ffi-acc~e~ el-freFA-tf1e-GwAer~ffij’)ieted-aAti-c-ef\St-r-uct-ed-iA~ cer8DA€e-Wit!T-tAe-&!iltlffig-GeAtract,-eA-#le-date-ef. ~livefV-l:>y-tAe-BtJilde&.----+Ae-Gtaffer-ers-uAa~h-af~ aviAg-ac-tef>t-ed-the-Vessel-tltey-wiii-Aef-tAereafter raise- 27 any claims-agaiAst-tlte-GwAer%if!-fesf)Cct-ef-t-Ae-VesseJ’.s~ Bffl’laA€e-ef-513Ccificatif)fl-{JF-8efec-ts,-if-aAy,~ eltAeless,-ifl-fespect-ef.afly-r-ef:>aifs,-fefllaceFAeflts-BF--- 3Q------tjefec-ts-whlcA-appeaF-WitAffi..tAe-fir-st-R-meAths-frt>ffi- 3±-------B eliveFY-by-the-Buildef5;-#le-GWAef5-5Aall-eR8 eavo ~ r to ~FAf:>el-tAe-Bui laef5-te-feflair,--FCJ3Ia€e-er--Femedy-aHy-defects~ r-te-rec-BveF-fffiFt’l-the-B<~ilaef5-ilflii-C*I’CAditur-eiACUFFe8-ifl- 34-------c-afl’{iA g-Bllf-s<icA-r-ef:>aifs;-fefllacemeAt5-e r-r-emea ier 3§.-----Hewever;--#le-GwRer-s’-liability-te-t/le-Gtart-eref5-Sitall-be- 36----limited-te-tAe-e><t-eflt-tAe..Gwffefave-a-valid-claim-agaiflsf- 3+------#le-B<~ilaefS-lffider-tAe-gt~i!filAt-ee-clat~se-ef-tfle-BllildiAg- 3&------teAtfact-{a-c-ef:>y-wf\efeflf-has-beeA-5tlflfl~etl4e-tAe~ aftefefS}-The--Gflafterers-slTall-be-l:Jollfltl-ffi-aCCef>HUcA- 40 s~FAs as file-Gwflers are reasonably-able-te-fec-BVeF-t!Atler- 4±--------t.flis-Gause-al’lti-sfttHl-ma*e-Ho-Wrt-Rer--8aim-BA-tAe-GWAeF5- ~rt-Ae-tli#ereAce-BetweCA-tlte-amt><~Atfsl-sO--Fec-BVerea-aflli- 43----tAe-a~Aait~ re on re paifs;-fef>lacemeflf-er- 44----reFAetlyiRg-tlefect.s-er-fef-af!V-le55-Bf.Bme-iREtiFf-e4 4-5-------AAy-li€!1fitlatee-tlamages-fef-f>ilysiEal-tlefec-ts-eHleficiCAcies- 4fr-----sh-all-aEEFtle-to-tAe-aEffiUAf-ef.t-Ae-f>aRy-stated-iA-8e><-4±fal- 4+------t>F-if.Aet-filletl-iA-Sh-all-be-sh-are~ually-betweeR-tAe-f>aHiCSc 48--------+Ae-c-e~lfiflg-a-Baim-Br--tlaims-agaiflsHhe-BllildeFS- 49-------tffltler-fAis-C-Iatise-fiAEiudiAg-aAV-liability-te-#te-Builders) §0----si1all-be-BeFAe-by-the-f>affy-st-ated-ifl-Bex-4l{bt-ef-iHlef §±.--filleEI-ift..5Aall-be sharea eq~ally-b~DftiCSc ~ime--and-fllaee-af-9elivery 53 (a) S~l:>ject to the Vessel--having-ceffij’)\eted-Aer- §4..--.acceptance trials iRcl<itliflg-ffial~meAt-ifl- S-5-------accer8aAEe-\Nith the Builtlif\g-GeAtfaEf-afld-sfleffiicatie/15- §6 to the satisfactioA-ef the Charteref5;-#le-GwACF5-5h-al\-give- !>+-----af\d-the-GflaR’eref5-Sh-a~e-Ve55el-afleaf §8 when rea dy-feHle~ffV-ilfldi> Fef>ffly-Gec-i!ffieRteti-af-t-Ae §9....-..B<!ilaeFS’--Yar-d-ef-SElffie-efAeF-Safe..aA8--Feadily-accessible- 6Q------tjeEk,-wAilff..ef...fllace-a5-fflay-be-agr-eed-b etwe en t he-jhlfties&±------- herete-aA8-tAe-Builde&.-tffidef-t-Ae-EWildiRg-Gentfact-t.he- ~llileer-5-Aave-estimated-fAaHh e Vesse I will-be-reaGy-f-er 63-----tlelivefV’{e-#le-Gwn e rs as thereiA-j:>revi8ed-b~e-8elivCP{- 64-----{)ate-fer--tA€-f7t!r’f79se-eHRis-Gtaffer-si1~e-tlat-e-wfleA- 6-5--t.fle-Vessel-is-irt-facf-reaGy-fBHlelivefY-by-#le-Billldef5-ilfteF€ i6------<:-BmplefieA-Bf.t-Fials-wi1efi1CF-fililt..be-Befere-BF-aft-er-as- 6+-----iRtlicated-iR-tAe-&!ildif\g-GeAtfaG.--:r.fle-C--har-teFer-s-shali-flef- 68------be-eflt#le8 to ref~se acce pta nce-ef.aeliver.y-ef.t-Ae-Vessel- 69-------afld-<if>DA-ilAEI-aftef-StlcA-ac-c-ef>taAC-e,--slli>jec-t-te-Gause- 70 1(8), the Charterers sha~-Ret-be-eAt-i#etl-te-make-aflV-€1aiFA- +±------agaif!St-the-Gw n e rs in respect-ef.arty-roflditieRS;~ r-eseAtatierts-eF-Wilff~es,-wAet-Aer-eJff>fe55-Bf-iffij’)~,+ 3-------as to the seaweltAiness of the-Vessei-Br-ifl-FCSf3CEt of 8elay+ 4-------ifl-tlelivery, +S---{b}-lf-fer-any-reaserH>tACF-th-all-il-tlefatilt-by-t-Ae-GWACF5- +€i-------t!Aaer--tAe-B~o~iltliAg-Geflt.ract;--t-Ae-8uiltlers becoFAe ent-itletl- 77 u n 8er-t-Aaf-C-Bfltfact-Ret-ffi-tleliver-tAe-Vessel-te-tA e Owners, +&-------tfle-Ghall upon g iviflg-te-tAe-Gtarterer-5-Wfittefl.+ 9-------fl DBEe-ef.Btiil der-s-l:>eceFA iAg-so-effiitleEI,-be-e><rused-freffi- 8G----giving-tlelivery-ef-tfle-Vessel-te-the-GAart-er-eF5-ilAEI-<ipeA- 8±-----receiflf-ef-suER-Aotice by the Chart-eFeF5-t.flis-GAartef-sltall~ se-te-have-effec+. 83 (c) If for af!Y-TCa5eA-t-Ae-0WflCF5-bec-eme-eAt-i#ed-llfltief- 84--------tAe-BHiltliRg-C-entr-acHe-r-ejec-t-tRe-Vessel-tfle-OWAeF5-Shall,&!>--- befer-e-eJ<€fEisiflg-wch-figfltt>f.fej ect-ien,-€8 AStlit-tAe- 86------Gtarteref5-ttR8-filefeUJ3eA 8+---fi}-if.tRe-GAartererTtle-Aot-wis~elivery-ef.tAe-Vessel- 88--------tAey-slhlll-iflfefffi-tfle-GWAer-s-withlfl-5evCA-f+t-r-lffifliflg-tlays- 89-------By-fletiEe-ifl-writiAg-aAEI-ufloA-reC~if>f-by-tlte-GwACFS-ef.sucA- 90----fletice-fAis-Gtaffer-sh-all-cease-te-have effect; or 9±-----{iij-if-tfle--Glaftefer-s-\Nish to take 8elivefY-E>HRe-Vessel~ ey-may-by-Aefice-ifl-Wfififlg-witRin-seveA-{;7f.run n ing days 9-3------fe€jtlir-e-tAe-OwflefS-t-e-flegewte-witA-tlte-B<~ilaeF5-as-to-tAe- 94--------tefms-A-Wi1icA-tleliveFY-Shellla-be-t-akeft-ttFHlteH-efrain-frt>FA 93 e><e rei s i ng-t-Aeif-Tigflt-te-fejectie~eFHeceij3f-ef.sucA- 96------flooEe-tile-GwAeF5-5Aall-ceFAmeAc-€-5<!cA-AegooafieAS-ilAGf 9+----eF-tak-e-delivery-ef-tfle-Vessel4reffi-fAe-Builaer-s-aA8-tleliver- 98--------heHo-tAe-GAilHer-er-sy 99-------{iii~taAces-sAall-tAe Charterefs-be-eAtitlea-te± GO---rejecHhe-VesseHmless-tAe-GwA eF5-ilfe-ilbl e-te-r-eject-tlte- 101 Vessel froFA-tAe-EWilaers-; ±m---fiv) if this Ch-art~der-stib-c-lati5e-fbt-er-fe-)-Bf. 103 this Cl aHSe,-tfle-GWACF5-SAilll-tAereaft-eH!ef-be-liable-te-t-A e± 04----{:..ftarterers-fef-aAy-c-laim-1mt!Cf-Sf-arisiAg-But-ef-tAis-Ghaftef± G§.......ef-it.s-terminafiefu ±G~i€jtli£iateG.flamages-feF-8elay-ifl-8elil!efY-tiA8ef-t-Ae 107 BillldiAg-Geffir-act-aAd-aAy-c-Bst-s-iflc-<~H-ed-ifti7Uf5Uing a claiFA ±G8--t-Aer-efer-sAall-aEERJe-te-tRe-acc-B<~Af-ekRe-flarty-stat-e8-irt± Gg.......&x-41{tt-eF-if.Aef-filleEI-ift..5Aall-be-si1ar-ed-etjtlally-betweefl±± 0---tAC-j:>afti~ U-±~uarantee-Werks 112 If nof-efilerwise-agreetl;--tfle-GWAef5-tttitherise-fAe- 113 Charterer-5-te-affaflge-fef-the g~arantee-wori<s to be±- 14---13erform e 8 in a ceo r8DA€e-WitA-tAe-blliltliAg-wAt-r-aEHerms;±± §........afl8 hire to COOOAHe-titJf~Ag-the-f>eReti-ef..guafaAtee-w01~ 116 The Cflafferer-s-have-te-advise-fAe-GWf\ef5-iH>e<IH-Ae±± l----J3erfermaAC-€-te-tAe-eJ<tCAHhe-GwA~ ±±8-4.-Name-of.Vessel ±±9----+Ae-name-ef-tRe-Ve55el-sh-all-be-mt~ttially-agree 8 b et·Ne en b!G--t-Ae-GWAef5-iln8 the Charterers and-fAe-Vessel-shall-be- Copyright© 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART Ill PROVISIONS TO APPLY FOR NEWBUILDING VESSELS ONLY (Optional, only to apply if expressly agreed and stated in Box 37) -l-~a t\ted-ifl-truH:-ekluF5;-dl5}’llay :h-e-funneHmign!irar!El-Hy- 1·2-2 he-hause-fla!rJs-RiJUiJ1ed-brthe-f-lr;moer-es. 1~rSuNey-tl~R-e<l!!livery ~h~GwneB-an!Hne-<;llaFt-er-eFHI’IaiJ.aJ>PGJtH’S’JIVeyarrr H-6--for. :A M!U~f-ll~mll · ng-aod ·agrcein~·m.writ’ln-~h ‘l·’25-eeAaitum>OHhe4k5~-aHiie-tl~f-re-<iell ‘tlery, -lJ:.7-4Jilh&UI-pre)lldlce-«<-ffall~r+l l};-{he-Ghane~ 128----5hall-bear-ali5Uf’Jey.e ~r.d-;311-.otf’~f;;Jny, ,1,28-•AEIIJd I’J~~OSI:-G~OEklng-an.d-oooOEI!l n m-f~”*lUIFe<ir ~0--as.o,yell-as-.al”-re~l r-rosts-lnamed. :fle..fltar-teroi’S-51tall· a.-a~ lso-bea”’i!II·IOSHfl-tim-Hpeo ;.tn-EOnrwEtion-Wit-trany. ±a.:.”-ileekln~rnkirnleeku’t~el l-as repatr.5;-Wht€h-5hall-be~ 3-pald-i!Ht~Ma:~f-h re-{reHiay-efi}f3+al~ Copyright© 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of SIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART IV HIRE/PURCHASE AGREEMENT (Optional, only to apply if expressly agreed and stated in Box 42) 1-----Gn-e-xplr-vl-joo-GHhls--(‘l’ti!r:ter--aRI.I-pr-evld~ CRarterers t-----hil\!~ 11111~-hetr nbllgall nwc-€or-dlng-t~r-H-and · ll· l........----ii.<.wcll-vHlilft..lll,if.-a!J!Jl ~Il l lt.lwgr-eeGrt- at.-Gtr 4-- --flii’J!Tieflt-o ~rRal-pilymeJ~H!I’-hlt:e-as;.peJ”Gii!USH·l· 5-{ le-fl~fteR!I:;.I\-a\11!-J’)UfGftiiSed-t-he-Vess~l-wllft· 6---(!oYefl(thlflg..b”elonging.to heF-i~nd~·W::ssel-ls-+ully-pald- 7 for. 8--ln-#tefo/l&wfng-por{)flr~iWie-GIVfll!f5~te-d-ro 9--CJHite-&:ller&-an€Hite.£-l>ertere~s-#ie-8Uyer,_ lG lhe-¥ess!!l?hall-be-del er~by·the-5eller-s.and-n~ke-n- Y-<~1ier-bv he-Buyer6-0tl-e-ljp1Fa~len-i)f..l.he-Gil r-ter~ :J..~he-Sellet~arat~tee-thakhe·VesSBI, t-the-tiR’Ie-(‘) H------de!lv~s-itee-ff-om--ai~Mumbfi!nreHJn<l·marli-lme- ·1 Jen~r-a ny-debt;-what:se ever other than those arising frollhilnythin~one-er-neWtme:--by-the-8\ly~:.>r~-any ex15l.Jng-mor-tgagHgf~ed -net~alil-eif-by4’he-ilme~ kleiiYe~houkl-i!n¥-c~a l m~hiEh lmve-0-e€1’1-iliii<fr.r~ ·1-S--pr-ter-li’Hhe-t~me-of-dehvet;’-be-made-vgainst- he-Ves;el.,. ~ell~ereby-~tnder,fake-«Hndemnif.y-tll~~ ~gaiR5HikonsequenEes-okueiH:.taims-t:~t~Krent- it- 8--c-an-be;zr-eYed-t·h, t>-r-he-Seller-s-are-r-esponslble-klr-su~l1 ~lalrns.-An’(-tilxesrootarl*.-wnrular-ilnfklthereh;~rg:e!r nd,e~penses-€9nnE~:H:d-wit~-~~·r<-hase-and ~~ISif;litOtHtnderSuver?flagnha l l:-be-ler-RuY~ ~c--i!€1\mi-:-An’f-l’a es, ~; onsular-and-oth~arR*-i!rn:l- 2 j’}QA5es-£GIIOIK-t~o.With,elosin~f-the--~1Jef’?r~l~U~r, 27 shalllle fer Sellers’ aece<~nt . ~~~ehange-i<l””r’!YmenK~khe-~;m-me n oh!s-hlr.e~ n$WimeAHhe-&e.l!erHhall-fum sl 1Huyer5-w th-<1- 30 Bill of Sale-duiy 1- ested-und-h:i-iil~eF IJ tlnr ~-.ti l~a t<Kettlng.;!iuHhe-regist<:!~c~mbRifiCe5;-lf. ~~1~lve1~ :he-Ve5sek-lle-$ellef5..sl1al4trev~ 33--... r-delet-lon-o’ thE-V”essel-ireRHh~hip!s-Regisl’ef-iU!ddel ver-a-ter-ti €ilte-af-deletlen·ta he-BdyeFs. a5-----+tle-SelleF5-5Aall.,.aHhe-timHH!ellv FV;-1”1and-t-a-t-Rea6-- 9uver~l!-dassi!tc.atl~lilc.~~w-hull,-engine-, 3+--i!nelt~luinS;-iM~ell-uH I I.plans-whleh-may· a t’-i~ller?pGssesslon The-Wtrele55-lnst;JII t-tell-iiOO-NautiwiiASt-ftlmen ts, <~Riess en hire, shalJ..ee..inei\lded- n-the-sale-w thoUH!ny 41 eJEtra f)ayrnent. 42-H!e Ve-s-sel· vlth evef\lth ng·belonging ta.her-5halll3e-v 43 Sellers’ risiE ana elEfleRse <!Rtil she is 8elivere8 to the u~bJ!!G-te-t-1;~000 tloll5-9i-Eh(S..£en ,;.;a.and~ l-wlrh-evet¥th r)g-belong ng-t~er .. 5-hall-he” Hl---<~ellverea-.1n0- ·en-G~he is at the time ef Elelivery, ‘l+---il1t-e r-wllleh-H1Mell~5hall hew Ae-r-espoAsib I ty-for- 48---pEY..slble-faui17GF-Gcllc-lem:-les--ef ny~esc-Ftf3tleJT.- ~y~r~undiHtoake-t.;,. pa.y Of R t’ei’ill-fl Gfi-<JI401!:! i0-Master...effieers-and-<Jtherper:SOOneJ: f..appa Rted by-t~le£-- fe!IEE5-lo-the-J)eft--whefe4ne-.Vessel-entere!Hile-Sarebeil 52 Chi!t=r~ 5-Jl~Use-3-{-Paf:t..IJ).nr-tn-pay-t~u ivaleflt.. ,§.3.-rost-faF-~eir-foom y-urany.-othe~---plare, Copyright© 2001 BIMCO, All rights reserved. Any unauthorised copying, duplication, reproduction or distribution ofthis BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PARTV PROVISIONS TO APPLY FOR VESSELS REGISTERED IN A BAREBOAT CHARTER REGISTRY (Optional, only to apply if expressly agreed and stated in Box 43) Definitions e the-pur1*J~ h1s-PAR+- , -he-fullowing-ti!fll”’Hhatl have tRe-m ~nlngs-here&y-asslg~9-therm 4-----!-’T.ll~ar-ewaH;l1aFI. r-Reg stry~l:lall me-an-the-teglsl!fy~- h~St-ate-wlw~flag-theJJesse~wll~nd lfl·Whle-h· e-bflatt-ere~-egi~T!-I”t~F!!beat~m;r-er5- +--dlol l’n<g-the-per~ed.(li-fhe-Silri!bnat~aRer, s----:q’he-Under!vlng- Regl;!pt!!...s.hi! l ~mean· l’he-reg Sfl”fer~ 9-&tate-irHYI1ic.JHhr-.GwoefHi ·he-lJeqel-;lr~ srered- 10--u5-G wne~nd..W.WhlGh-JuFisdiv£1orr-afld. C-Qn«’vl-ekbe- ~~f.wllk-eveFHJI’IO~ natiofHikhe-SareOOill; 12 CRarter Registration . ~,........::r~ Fmln&tlon-of- Charti!ll-by-Oofuult 14!-!Hh~~I-EhaFter-e<i-unt:leHhlr.-Gli!ft!!’I’-JH-eglS~r~ri- ±- Fn~~Sari!boilt-(;har~~Reglitfv-aHtut-e;i--lJT-8& il,-andi! fl---lH~e-f)l.ome~haiH:Iefaul r;.;he-pay~ent-of-any.;mmun s. 2,:!--due-und!!f·tHIHllGiliJilge(·s)..sl)e£lfleti-lrr8G~he~ llaFt-er~ajl, ktrrequ!Rd-by ·h£’-llloFtgagee;ihrecti!. tfle-CwneP.T-ttHe-Fegist-er-t~Ves5i!( m-th~di:Flylllg” ~Reg stf.Y-iiHlleWA-In..So -4S:- IFHh~vent-ekhe-¥essel-belRg-del~d • ‘Off!--#le- 26---BiiP’-..Boat·fharter-Regist-rv-aHt-ated-l!’rBGII~liHG-il· ~efault-bv-t-Ae--GwneFTl~~meflt-af-un’fiJffiOHA~- 2-8--due-unde-Hh!?-Ff\Oftgagefs~l’l.i!H!fS-5hO!ll hav 2-9--~ifiAH9-temliAate-t!l ~r-reH’or’thWIIA-and-wiflwu~<< W--pFejudl~ny.otnerelalm-they-mav-Oave-o~gillnst-th 31 Owners under this GRaFter. Copyright© 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

EXECUTION VERSION

Term SOFR Amendments

ADDITIONAL CLAUSES TO BARECON 2001 DATED 22 JUNE 2021 AS AMENDED AND RESTATED BY

AN AMENDMENT AND RESTATEMENT DEED DATED      25 September       2023

CLAUSE 32 – CHARTER PERIOD

32.1	The period of this Charter (the “Charter Period”) shall, subject to the terms of this Charter, continue for a period of sixty (60) months starting from the Commencement Date.

32.2	Notwithstanding the fact that the Charter Period shall commence on the Commencement Date, this Charter shall be:

(a)	in full force and effect; and

(b)	valid, binding and enforceable against the parties hereto,

with effect from the date hereof until the end of the Charter Period (subject to the terms of this Charter).

CLAUSE 33 – CANCELLATION

33.1	If:

(a)	the Vessel is not delivered by the Charterers as sellers to the Owners as buyers under the MOA by the Cancelling Date (or such later date as the parties to the MOA may agree); or

(b)	the MOA expires, is cancelled, terminated, rescinded or suspended or otherwise ceases to remain in full force and effect for any reason (in whole or in part),

then this Charter shall immediately terminate and be cancelled (without prejudice to 0 (Indemnities) and without the need for either the Owners or the Charterers to take any action whatsoever), provided that the Owners shall be entitled to retain all fees and expenses paid by the Charterers pursuant to 0 (Fees and Expenses) (and without prejudice to 0 (Fees and Expenses) and any clause of the MOA, if such fees have not been paid, the Charterers shall forthwith pay such fees and expenses to the Owners in accordance with 0 (Fees and Expenses)), save that if the Charter is terminated and/or the Vessel not delivered under the MOA for a reason solely related to a default of the Owners, then the Charterers shall not be obliged to pay the Arrangement Fee (and if the Arrangement Fee has already been paid at such time, the Owners shall refund the Arrangement Fee to the Charterers within a reasonable time). Any such payment by the Charterers under this Clause shall be irrevocable and unconditional and is acknowledged by the Charterers to be proportionate as to amount, having regard to the legitimate interest of the Owners, in protecting against the Owners’ risk of the Charterers failing to perform its obligations under this Charter. For the avoidance of doubt, the termination of the Charter shall not prejudice the operation of any provision of any Leasing Document which is expressed to survive the termination or cancellation of this Charter.

CLAUSE 34 – DELIVERY AND CHARTER OF VESSEL

34.1	This Charter is part of a transaction involving the sale, purchase and charter back of the Vessel and constitutes one of the Leasing Documents.

CMB Financial Leasing | Seanergy

Amended and Restated Bareboat Charter Additional Clauses

m.v. Hellasship

34.2	The obligation of the Owners to charter the Vessel to the Charterers hereunder is subject to and conditional upon:

(a)	no Termination Event or Potential Termination Event having occurred and being continuing on the date of this Charter and on the Commencement Date;

(b)	the representations and warranties contained in 0 (Representations and Warranties) being true and correct on the date hereof and on the Commencement Date;

(c)	the Delivery occurring on or before the Cancelling Date; and

(d)	the Owners having received from the Charterers:

(i)	on or before the Prepositioning Date, the documents or evidence set out in Part A of Schedule 2 (Conditions Precedent) in form and substance satisfactory to them; and

(ii)	on the Commencement Date and prior to or simultaneously with the Owners executing a dated and timed copy of the protocol of delivery and acceptance evidencing delivery of the Vessel under the MOA and a dated and timed copy of the Acceptance Certificate, the documents or evidence set out in Part B of Schedule 2 (Conditions Precedent) in form and substance satisfactory to them, and if any of the documents listed in sub-paragraph (d) above are not in the English language then they shall be accompanied by an English translation where required by the Owners.

34.3	On delivery to and acceptance by the Owners (in their capacity as buyers) of the Vessel from the Charterers (in their capacity as sellers) under the MOA, the Vessel shall be deemed to have been delivered to, and accepted without reservation by, the Charterers under this Charter and the Charterers shall become and be entitled to the possession and use of the Vessel on and subject to the terms and conditions of this Charter on the same day as the delivery date of the Vessel under the MOA.

34.4	On Delivery, as evidence of the commencement of the Charter Period, the Charterers shall sign and deliver to the Owners, the Acceptance Certificate. The Charterers shall be deemed to have accepted the Vessel under this Charter, and the commencement of the Charter Period having started, on Delivery even if, for whatever reason, the Acceptance Certificate is not signed.

34.5	The Charterers shall not be entitled for any reason whatsoever to refuse to accept delivery of the Vessel under this Charter once the Vessel has been delivered to and accepted by the Owners (in their capacity as buyers) from the Charterers (in their capacity as sellers) under the MOA, and the Owners shall not be liable for any losses, costs or expenses whatsoever or howsoever arising including without limitation, any loss of profit or any loss or otherwise:

(a)	resulting directly or indirectly from any defect or alleged defect in the Vessel or any failure of the Vessel; or

(b)	arising from any delay in the commencement of the Charter Period or any failure of the Charter Period to commence.

34.6	The Owners shall not be obliged to deliver the Vessel to the Charterers with any bunkers and unused lubricating oils and hydraulic oils and greases in storage tanks and unopened drums of the Vessel except for such items which are already on the Vessel on Delivery. The Owners shall not be responsible for the fitness, quality or quantity of any such bunkers and unused lubricating oils and hydraulic oils and greases and the Charterers shall make no claim against Owners in respect of the same.

CMB Financial Leasing | Seanergy

Amended and Restated Bareboat Charter Additional Clauses

m.v. Hellasship

34.7	The Charterers shall procure receipt by the Owners of the conditions subsequent set out in Part C of Schedule 2 in a form and substance satisfactory to the Owners within the time periods permitted therein.

CLAUSE 35 – QUIET ENJOYMENT

35.1	Provided that no Potential Termination Event, Termination Event or Total Loss has occurred, the Owners hereby agree not to disturb or interfere in any way whatsoever with the Charterers’ lawful use, possession and quiet enjoyment of the Vessel during the Charter Period.

CLAUSE 36 – CHARTERHIRE AND ADVANCE CHARTERHIRE

36.1	In consideration of the Owners agreeing to charter the Vessel to the Charterers under this Charter at the request of the Charterers, the Charterers hereby irrevocably and unconditionally agree to pay to the Owners the Charterhire, the Advance Charterhire and all other amounts payable under this Charter in accordance with the terms of this Charter.

36.2	The Charterers shall pay to the Owners on the Commencement Date, an amount which is equal to the difference between the Purchase Price and the Financing Amount as of the Commencement Date (the “Advance Charterhire”). The Charterers shall be deemed to have paid the Advance Charterhire to the Owners on the Commencement Date by the Owners (as buyers under the MOA) setting off an amount equal to the Advance Charterhire against a corresponding amount of the Purchase Price payable by the Owners to the Charterers (as sellers) under the MOA.

36.3	The Advance Charterhire shall not bear interest and shall be non-refundable.

36.4	Following Delivery and commencing from the Commencement Date, the Charterers shall pay Charterhire in arrears in quarterly instalments on each Payment Date. Each instalment shall consist of:

(a)	a capital element of Charterhire (the “Fixed Charterhire”) which shall be in an amount equivalent to 1/20*(Financing Amount less the Expiry Owners’ Costs); and

(b)	a variable element of Charterhire (the “Variable Charterhire”) which shall be calculated by applying the aggregate of:

(i)	the applicable Interest Rate for the relevant Hire Period; and

(ii)	the Margin,

to the Owners’ Costs on the immediately preceding Payment Date (or, in the case of the First Payment Date only, on the Commencement Date) for the Hire Period ending on the relevant Payment Date by reference to the actual number of days elapsed in that Hire Period.

36.4A	For the purposes of determining the Variable Charterhire:

(a)	if no Term SOFR is available for any relevant Hire Period the applicable Reference Rate shall be the Interpolated Term SOFR for a period equal in length to that Hire Period;

CMB Financial Leasing | Seanergy

Amended and Restated Bareboat Charter Additional Clauses

m.v. Hellasship

(b)	if no Term SOFR is available for any relevant Hire Period and it is not possible to calculate the Interpolated Term SOFR, the applicable Reference Rate shall be the Historic Term SOFR;

(c)	if paragraph (b) applies but no Historic Term SOFR is available for any relevant Hire Period, the applicable Reference Rate shall be the Interpolated Historic Term SOFR for a period equal in length to that Hire Period; and

(d)	if paragraph (c) above applies but it is not possible to calculate the Interpolated Historic Term SOFR, there shall be no Reference Rate for that Term and Clause 37.3 shall apply for that Hire Period.

36.5	Charterhire shall be payable in arrears on the following dates (each a “Payment Date”):

(a)	the first instalment of Charterhire shall be payable on the date falling three (3) months after the Commencement Date (the “First Payment Date”); and

(b)	each subsequent instalment of Charterhire (other than the last instalment of Charterhire) shall be payable quarterly thereafter, with the final instalment of Charterhire payable on the last day of the Charter Period, such that there are a total of twenty (20) Payment Dates during the Charter Period.

36.6	Payment of Charterhire on any Payment Date shall be made in same day available funds and received by the Owners by not later than 4.00 pm (Shanghai time). Any payment of Charterhire which is due to be made on a Payment Date which is not also a Business Day shall be made on the previous Business Day instead.

36.7	Time of payment of the Charterhire and any other payments by the Charterers under this Charter shall be of the essence of this Charter.

36.8	All payments of the Charterhire and any other moneys payable hereunder shall be made in Dollars.

36.9	All payments of the Charterhire and any other moneys payable hereunder shall be payable by the Charterers to the Owners’ designated bank account as the Owners may notify the Charterers in writing from time to time.

36.10	Payment of the Charterhire and any other amounts under this Charter shall be at the Charterers’ risk until receipt by the Owners.

36.11	The Vessel shall not at any time be deemed off-hire and the Charterers’ obligation to pay the Charterhire and any other amounts payable under this Charter (including but not limited to the Termination Sum) in Dollars shall be absolute and unconditional under any and all circumstances and shall not be affected by any circumstances of any nature whatsoever including but not limited to:

(a)	(except in the case of the Advance Charterhire) any set off, counterclaim, recoupment, defence, claim or other right which the Charterers may at any time have against the Owners or any other person for any reason whatsoever including, without limitation, any act, omission or breach on the part of the Owners under this Charter or any other agreement at any time existing between the Owners and the Charterers;

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(b)	any change, extension, indulgence or other act or omission in respect of any indebtedness or obligation of the Charterers, or any sale, exchange, release or surrender of, or other dealing in, any security for any such indebtedness or obligation;

(c)	any title defect or encumbrance or any dispossession of the Vessel by title paramount or otherwise;

(d)	any defect in the seaworthiness, condition, value, design, merchantability, operation or fitness for use of the Vessel or the ineligibility of the Vessel for any particular trade;

(e)	the Total Loss or any damage to or forfeiture or court marshall’s or other sale of the Vessel if the Termination Sum or any part thereof remains due;

(f)	any libel, attachment, levy, detention, sequestration or taking into custody of the Vessel or any restriction or prevention of or interference with or interruption or cessation in, the use or possession thereof by the Charterers;

(g)	any insolvency, bankruptcy, reorganization, arrangement, readjustment, dissolution, liquidation or similar proceedings by or against the Charterers and any other Obligors;

(h)	any invalidity, unenforceability, lack of due authorization or other defects, or any failure or delay in performing or complying with any of the terms and provisions of this Charter or any of the Leasing Documents by any party to this Charter or any other person;

(i)	any enforcement or attempted enforcement by the Owners of their rights under this Charter or any of the Leasing Documents executed or to be executed pursuant to this Charter;

(j)	any loss of use of the Vessel due to deficiency or default or strike of officers or crew, fire, breakdown, damage, accident, defective cargo or any other cause which would or might but for this provision have the effect of terminating or in any way affecting any obligation of the Charterers under this Charter; or

(k)	any prevention, delay, deviation or disruption in the use of the Vessel resulting from the wide outbreak of any viruses (including the 2019 novel coronavirus), including but not limited to those caused by:

(i)	closure of ports;

(ii)	prohibitions or restrictions against the Vessel calling at or passing through certain ports;

(iii)	restriction in the movement of personnel and/or shortage of labour affecting the operation of the Vessel or the operation of the ports (including stevedoring operations);

(iv)	quarantine regulations affecting the Vessel, its cargo, the crew members or relevant port personnel;

(v)	fumigation or cleaning of the Vessel; or

(vi)	any claims raised by any sub-charterer or manager of the Vessel that a force majeure event or termination event (or any other analogous event howsoever called) has occurred under the relevant charter agreement or management agreement (as the case may be) of the Vessel as a result of the outbreak of such viruses.

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Nothing contained in this Section 36.11 shall be deemed to hinder or prevent the Charterers from pursuing any claim the Charterers may have at law against the Owner for damages for the Owner’s breach of its express obligations under this Charter.

36.12	All stamp duty, value added tax (for the avoidance of doubt, including without limitation, goods and services tax), withholding or other taxes and import and export duties and all other similar types of charges which may be levied or assessed on or in connection with:

(a)	the operation of this Charter in respect of the hire and all other payments to be made pursuant to this Charter and the remittance thereof to the Owners; and

(b)	the import, export, purchase, delivery and re-delivery of the Vessel,

shall be borne by the Charterers (for the avoidance of doubt, the above excludes any income tax or any tax arising from the Owners’ shares by competent tax authorities in their domicile, which shall be borne by the Owners). The Charterers shall pay, if applicable, value added tax and other similar tax levied on any Charterhire and other payments payable under this Charter by addition to, and at the time of payment of, such amounts.

CLAUSE 37 – CHANGES TO INTEREST RATE, DEFAULT INTEREST

37.1	If, before the Reporting Time, the Owners determine (which determination shall be conclusive and binding) that their cost of funds relating to the then prevailing Owners’ Costs or any part thereof would be in excess of the Market Disruption Rate, the the Owners shall promptly notify the Charterers accordingly.

37.2	Immediately following the notification referred to in Clause 37.1 above, if the Owners and the Charterers so require, the Owners and the Charterers, shall negotiate in good faith (for a period not more than thirty (30) days) with a view to agreeing upon a substitute or alternative basis for determining the Interest Rate for that Hire Period. Subject to Clause 37.3, any substitute or alternative basis agreed pursuant to this Clause shall, with the prior written consent of the Parties, be binding on the Parties.

37.3	If:

(a)	this Clause 37.3 applies pursuant to Clause 36.4A or Clause 37.1;

(b)	a substitute or alternative basis is not so requested and/agreed pursuant to Clause 37.2 above; or

(c)	the amendment or waiver to the terms of the Leasing Documents is not so agreed pursuant to Clause 37.4,

the applicable Interest Rate shall be the rate per annum which is the sum of:

(i)	the Margin; and

(ii)	the cost of funds certified by the Owners (expressed as an annual rate of interest) relating to the Owners’ Costs or any part thereof during the relevant Hire Period (as reasonably determined by the Owners), provided that if the rate pursuant to paragraph (c)(ii) above is less than zero, the relevant rate shall be deemed to be zero.

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If this Clause 37.3 applies pursuant to Clause 37.1 and the Owners do not notify a Funding Rate to the Charterers by the Reporting Time, the Owners’ cost of funds relating to that portion of the Owners’ Costs for that Hire Period shall be deemed, for the purposes of paragraph (c)(ii) above, to be the Market Disruption Rate.

37.4	On or at any time after the occurrence of a Published Rate Replacement Event, the Owners are entitled to make any amendment or waiver to the terms of the Leasing Documents (at the Charterers’ cost) which relates to:

(a)	providing for the use of a Replacement Reference Rate in relation to Dollars in place of (or in addition to) that Published Rate; and

(b)

(i)	aligning any provision of any Leasing Document to the use of that Replacement Reference Rate;

(ii)	enabling that Replacement Reference Rate to be used for the calculation of the Interest Rate under this Charter (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Charter);

(iii)	implementing market conventions applicable to that Replacement Reference Rate;

(iv)	providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

(v)	adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), and pending any such amendment or waiver and the Replacement Reference Rate being utilised under the Leasing Documents to calculate the Interest rate, Clause 37.3 shall apply to the calculation of the Interest Rate.

37.5	If the Charterers fail to make any payment due under this Charter on the due date, they shall pay additional interest on such late payment at a rate which is equal to two per cent. (2%) per annum above the aggregate of (i) the applicable Interest Rate for the relevant Hire Period and (ii) the Margin which shall apply prior to, during or following Delivery and shall accrue on a daily basis from the date on which such payment became due up to and excluding the date of payment thereof, and the Charterers and the Owners agree that such default rate is proportionate as to amount, having regard to the legitimate interest of the Owners, in protecting against the Owners’ risk of the Charterers failing to perform its obligations under this Charter.

37.6	All interest (including default interest) and any other payments under this Charter which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a three hundred and sixty (360) days’ year.

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CLAUSE 38 – POSSESSION OF VESSEL

38.1	The Charterers shall not, without the prior written consent of the Owners, assign, mortgage or pledge the Vessel or any interest therein and shall not permit the creation or existence of any Security Interest thereon (including for any monies paid in advance and not earned, and for any claims for damages arising from any breach by the Owners of this Charter and other amounts due to the Charterers under this Charter) except for the Permitted Security Interests.

38.2	The Charterers shall promptly notify any party (including without limitation, any sub-charterer) (as the Owners may request) in writing that the Vessel is the property of the Owners and the Charterers shall provide the Owners with a copy of such written notification.

38.3	If the Vessel is arrested, seized, impounded, forfeited, detained or taken out of their possession or control (whether or not pursuant to any distress, execution or other legal process), the Charterers shall procure the immediate release of the Vessel (whether by providing bail or procuring the provision of security or otherwise do such lawful things as the circumstances may require) and shall immediately notify the Owners of such event and shall indemnify the Owners against all documented losses, costs or charges incurred by the Owners by reason thereof in re-taking possession or otherwise in re-acquiring the Vessel.

38.4	The Charterers shall pay and discharge or cause any sub-charterer of the Vessel to pay and discharge all obligations and liabilities whatsoever which have given or may give rise to liens on or claims enforceable against the Vessel. The Charterers shall take all reasonable steps to prevent (and shall procure that a sub-charterer shall take all steps to prevent) an arrest of the Vessel.

CLAUSE 39 – INSURANCE

39.1	The Charterers shall procure that insurances for the Vessel are effected:

(a)	in Dollars;

(b)	in the case of fire and usual hull and machinery, marine risks and war risks (including blocking and trapping), on an agreed value basis of at least the higher of (i) one hundred per cent (100%) of then applicable Fair Market Value of the Vessel and (ii) one hundred and twenty per cent (120%) of the then prevailing Owners’ Costs;

(c)	in the case of oil pollution liability risks, for an aggregate amount equal to the higher of (i) US$1,000,000,000 or (ii) the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market;

(d)	in the case of protection and indemnity risks, in respect of the full tonnage of the Vessel and with a protection and indemnity club which is a member of the International Group of Protection and Indemnity Clubs;

(e)	through brokers approved by the Owners and with first class international insurers and/or underwriters acceptable to the Owners and having a Standard & Poor’s rating of BBB+ or above, a Moody’s rating of A or above or an AM Best rating of A- or above or, in the case of war risks, through a protection and indemnity club which meets the requirements of paragraph (d) above; and

(f)	otherwise on terms and in form acceptable to the Owners.

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39.2	In addition to the terms set out in Clause 13(a) (Insurance and Repairs), the Charterers shall procure that the Obligatory Insurances shall:

(a)	subject always to paragraph (b), name the Owners and the Charterers as the only named assureds unless the interest of every other named assured or co-assured is limited:

(i)	in respect of any Obligatory Insurances for hull and machinery and war risks;

(A)	to any provable out-of-pocket expenses that they have incurred and which form part of any recoverable claim on underwriters; and

(B)	to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against them); and

(ii)	in respect of any Obligatory Insurances for protection and indemnity risks, to any recoveries they are entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against them, and every other named assured or co-assured has undertaken in writing to the Owners or the Owners’ Financiers (if any) (in such form as they may require) that any deductible shall be apportioned between the Charterers and every other named assured or co-assured (save for the Owners or the Owners’ Financiers (if any)) in proportion to the gross claims made by or paid to each of them (provided that in the event they do not agree to this, the Charterers agree that they shall be responsible for bearing such deductible portion) and that they shall do all things necessary and provide all documents, evidence and information reasonably required to enable the Owners and the Owners’ Financiers (if any) in accordance with the terms of the loss payable clause, to collect or recover any moneys which at any time become payable in respect of the Obligatory Insurances;

(b)	whenever the Owners require in respect of any Owners’ Financiers:

(i)	in respect of fire and other usual marine risks and war risks, name (or be amended to name) the same as additional named assured for their rights and interests, warranted no operational interest and with full waiver of rights of subrogation against such Owners’ Financier, but without such financiers thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(ii)	in relation to protection and indemnity risks, name (or be amended to name) the same as additional insured or co-assured for their rights and interests to the extent permissible under the relevant protection and indemnity club rules; and

(iii)	name the Owners’ Financiers (if any) and the Owners as respectively the first ranking loss payee and the second ranking loss payee (and in the absence of any Owners’ Financiers, the Owners as first ranking loss payee) in accordance with the terms of the relevant loss payable clauses approved by the Owners’ Financiers and the Owners with such directions for payment in accordance with the terms of such relevant loss payable clause, as the Owners and the Owners’ Financiers (if any) may specify;

(c)	provide that all payments by or on behalf of the insurers under the Obligatory Insurances to the Owners and/or the Owners’ Financiers (as applicable) shall be made without set-off, counterclaim, deduction or condition whatsoever;

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(d)	provide that such Obligatory Insurances shall be primary without right of contribution from other insurances which may be carried by the Owners or the Owners’ Financiers (if any);

(e)	provide that the Owners and/or the Owners’ Financiers (if any) may make proof of loss if the Charterers fail to do so; and

(f)	provide that if any Obligatory Insurance is cancelled, or if any substantial change is made in the coverage which adversely affects the interest of the Owners and/or the Owners’ Financiers (if any), or if any Obligatory Insurance is allowed to lapse for non-payment of premium, such cancellation, change or lapse shall not be effective with respect to the Owners and/or the Owners’ Financiers (if any) for thirty (30) days after receipt by the Owners and/or the Owners’ Financiers (if any) of prior written notice from the insurers of such cancellation, change or lapse.

39.3	The Charterers shall:

(a)	at least ten (10) days prior to Delivery (or such shorter period agreed by the parties), notify in writing the Owners of the terms and conditions of all Insurances;

(b)	at least seven (7) days before the expiry of any Obligatory Insurance or otherwise before the change of appointment of any brokers (or other insurers) and any protection and indemnity or war risks association through which Obligatory Insurances are taken from time to time pursuant to this 0 (Insurance), notify the Owners of the brokers (or other insurers) and any protection and indemnity or war risks association through or with whom the Charterers propose to renew or obtain that Obligatory Insurance and of the proposed terms of such renewed or new insurance cover and obtain the Owners’ approval to such matters;

(c)	at least two (2) days before the expiry of any Obligatory Insurance, procure that such Obligatory Insurance is renewed or to be renewed on its expiry date in accordance with the provisions of this Charter;

(d)	procure that the approved brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal or the effective date of the new insurance and protection and indemnity cover notify the Owners in writing of the terms and conditions of the renewal; and

(e)	as soon as practicable after the expiry of any Obligatory Insurance and within thirty (30) days after such expiry, deliver to the Owners a letter of undertaking as required by this Charter in respect of such Insurances for the Vessel as renewed pursuant to Clause 39.3 together with copies of the relevant policies or cover notes or entry certificates duly endorsed with the interest of the Owners and/or the Owners’ Financiers (if any).

39.4	The Charterers shall ensure that all insurance companies and/or underwriters, and/or insurance brokers (if any) provide the Owners with copies (or upon the Owners’ request, originals) of policies, cover notes and certificates of entry relating to the Obligatory Insurances which they are to effect or renew and letter or letters of undertaking in a form required by the Owners or the Owners’ Financiers (if any) and including undertakings by the insurance companies and/or underwriters that:

(a)	they will have endorsed on each policy, immediately upon issuance, a loss payable clause and a notice of assignment complying with the provisions of this Charter and the Financial Instruments;

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(b)	they will hold the benefit of such policies and such insurances, to the order of the Owners and/or the Owners’ Financiers (if any) and/or such other party in accordance with the said loss payable clause;

(c)	they will advise the Owners and the Owners’ Financiers (if any) promptly of any material change to the terms of the Obligatory Insurances of which they are aware;

(d)	they will notify the Owners and the Owners’ Financiers (if any) not less than fourteen (14) days before the expiry of the Obligatory Insurances, in the event of their not having received notice of renewal instructions from the Charterers and, in the event of their receiving instructions to renew, they will promptly notify the Owners and the Owners’ Financiers (if any) of the terms of the instructions; and

(e)	if any of the Obligatory Insurances form part of any fleet cover, the Charterers shall procure that the insurance broker(s), or leading insurer, as the case may be, undertakes to the Owners and the Owners’ Financiers (if any) that such insurance broker or insurer will not set off against any sum recoverable in respect of a claim relating to the Vessel under such Obligatory Insurances any premiums due in respect of any other vessel under any fleet cover of which the Vessel forms a part or any premium due for other insurances, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums, and they will not cancel such Obligatory Insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of the Vessel forthwith upon being so requested by the Owners or the Owners’ Financiers (if any) and where practicable.

39.5	The Charterers shall ensure that any protection and indemnity and/or war risks associations in which the Vessel is entered provides the Owners and the Owners’ Financiers (if any) with:

(a)	a copy of the certificate of entry for the Vessel as soon as such certificate of entry is issued; and

(b)	a copy of the letter or letters of undertaking in such form as may be required by the Owners or the Owners’ Financiers (if any) or in such association’s standard form.

39.6	The Charterers shall ensure that all policies relating to the Obligatory Insurances are deposited with the approved brokers (if any) through which the insurances are effected or renewed.

39.7	The Charterers shall procure that all premiums or other sums payable in respect of the Obligatory Insurances are punctually paid.

39.8	The Charterers shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

39.9	The Charterers shall neither do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any Obligatory Insurance invalid, void, voidable or unenforceable or render any sum payable under an Obligatory Insurance repayable in whole or in part and, in particular:

(a)	the Charterers shall procure that all necessary action is taken and all requirements are complied with which may from time to time be applicable to the Obligatory Insurances, and (without limiting the obligations contained in this Clause) ensure that the Obligatory Insurances are not made subject to any exclusions or qualifications to which the Owners have not given their prior approval (unless such exclusions or qualifications are made in accordance with the rules of a protection and indemnity association which is a member of the International Group of Protection and Indemnity Clubs);

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(b)	the Charterers shall not make or permit any changes relating to the classification or the classification society of the Vessel or, subject to procuring the provision of a replacement manager’s undertaking in substantially the same form as the Manager’s Undertaking, any changes to the manager or operator of the Vessel unless such changes have, if required, first been approved by the underwriters of the Obligatory Insurances and the Owners or the Owners’ Financiers (if any);

(c)	the Charterers shall procure that all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Vessel is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation) are made and the Charterers shall promptly provide the Owners with copies of such declarations and a copy of its valid certificate of financial responsibility; and

(d)	the Charterers shall not employ the Vessel, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the Obligatory Insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

39.10	The Charterers shall not make or agree to any material alteration to the terms of any Obligatory Insurance nor waive any right relating to any Obligatory Insurance without the prior written consent of the Owners.

39.11	The Charterers shall not settle, compromise or abandon any claim under any Obligatory Insurance for Total Loss or for a Major Casualty, and shall do all things necessary and provide all documents, evidence and information to enable the Owners to collect or recover any moneys which at any time become payable in respect of the Obligatory Insurances.

39.12	The Charterers shall provide the Owners with copies of all communications between the Charterers and:

(a)	the approved brokers;

(b)	the approved protection and indemnity and/or war risks associations; and

(c)	the approved insurers and/or underwriters, which relate directly or indirectly to:

(i)	prior to the occurrence of a continuing Termination Event, a Major Casualty or a Total Loss; and

(ii)	at any time after the occurrence of a Termination Event and while it is continuing, any material communications whatsoever relating to the insurances of the Vessel.

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39.13	The Charterers shall promptly provide the Owners (or any persons which they may designate) with any information which the Owners may request for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the Insurances (including but not limited to the report obtained under Clause 39.16); or

(b)	effecting, maintaining or renewing any such insurances as are referred to in Clause 13(a) (Insurance and Repairs) or this 0 or dealing with or considering any matters relating to any such insurances;

39.14	The Charterers shall upon demand fully indemnify the Owners (including if requested by the Owners, make direct payment to the relevant insurer or broker for the same) in respect of all premiums and other expenses which are incurred by:

(a)	the Owners in connection with or with a view to effecting, maintaining or renewing an innocent owners interest insurance and an innocent owners additional perils insurance or any similar protective shipowner insurance that is taken out in respect of the Vessel; and/or

(b)	the Owners’ Financiers (if any) in connection with or with a view to effecting, maintaining or renewing a mortgagee’s interest insurance, a mortgagee’s additional perils insurance, all protection and indemnity insurance that is taken out in respect of the Vessel, in each case as referred to in paragraphs (a) and (b) above, in such an amount as the Owners consider reasonable and on such other terms, through such insurers and generally in such manner as the Owners or the Owners’ Financiers (as the case may be) may from time to time consider appropriate.

39.15	The Charterers shall be solely responsible for and indemnify the Owners in respect of all loss or damage to the Vessel (insofar as the Owners shall not be reimbursed by the proceeds of any insurance in respect thereof) however caused occurring at any time or times before physical possession thereof is retaken by the Owners, with only reasonable wear and tear to the Vessel excepted.

39.16	The Charterers shall reimburse or indemnify the Owners for any expenses reasonably incurred by the Owners in obtaining a detailed report signed by an independent firm of marine insurance brokers approved by the Owners dealing with the Obligatory Insurances and stating the opinion of such firm as to the adequacy of the Obligatory Insurances:

(a)	when an agreed form of such detailed report satisfactory to the Owners is obtained as a condition precedent requirement under Part A of Schedule 2 (Conditions Precedent) of this Charter;

(b)	when the Owners procure the issuance of such detailed report no more than once every calendar year, unless a Termination Event has occurred in which case such reports may be procured at the Charterer’s cost at any such time; and

(c)	further from time to time upon the Owners’ demand where, in the Owners’ opinion, at any time during the Charter Period there has been a material change in the terms of the Insurances and/or a change in the circumstances which would materially adversely affect the adequacy of the Obligatory Insurances.

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39.17	The Charterers shall:

(a)	keep the Vessel insured at their expense against such other risks (not including loss of hire or earnings risks) which the Owners and the Owners’ Financiers (if any) consider reasonable for a prudent shipowner or operator to insure against for trading, management, operational and/or safety purposes at the relevant time (as notified by the Owners) and which risks are, at that time, generally insured against as market practice by owners or operators of vessels similar to the Vessel and having regard to the availability of such cover in the insurance market at that time; and

(b)	upon demand fully indemnify the Owners in respect of all premiums and other expenses incurred by the Owners in respect of any other insurances which the Owners deem necessary (acting reasonably) and takes out in respect of the Vessel.

CLAUSE 40 – WARRANTIES RELATING TO VESSEL

40.1	It is expressly agreed and acknowledged that the Owners are not the manufacturer or original supplier of the Vessel but that the Owners (in their capacity as buyers) have purchased the Vessel from the Charterers (in their capacity as sellers) pursuant to the MOA at the request of the Charterers, for the purpose of then chartering the Vessel to the Charterers hereunder and that no condition, term, warranty or representation of any kind is or has been given to the Charterers by or on behalf of the Owners in respect of the Vessel (or any part thereof).

40.2	All conditions, terms or warranties express or implied by the law relating to the specifications, quality, description, merchantability or fitness for any purpose of the Vessel (or any part thereof) or otherwise are hereby expressly excluded.

40.3	The Charterers agree and acknowledge that the Owners shall not be liable for any claim, loss, damage, expense or other liability of any kind or nature caused directly or indirectly by the Vessel or by any inadequacy thereof or the use or performance thereof or any repairs thereto or servicing thereof and the Charterers shall not by reason thereof be released from any liability to pay any Charterhire or other payment due under this Charter.

CLAUSE 41 – TERMINATION AND REDELIVERY

41.1	Upon termination of the leasing of the Vessel under this Charter pursuant to Clause 47.2, the Charterers shall be obliged to pay the Owners the Termination Sum on the Termination Date and it is hereby agreed by the parties hereto that:

(a)	without prejudice to Clause 42.2, the obligation to pay the Termination Sum is a continuing obligation and shall survive the termination of the leasing of the Vessel under this Charter and shall continue in full force and effect until irrevocably and unconditionally paid in full;

(b)	payment of the Termination Sum is deemed to be proportionate as to amount, having regard to the legitimate interest of the Owners, in protecting against the Owners’ risk of the Charterers failing to perform its obligations under this Charter; and

(c)	the Termination Sum shall, depending on the nature of the Termination Event(s) on the basis of which the Owners serve a Termination Notice, be either an obligation to pay damages following acceptance by the Owners of a breach of condition by the Charterers or an obligation to pay an agreed sum in specified circumstances which do not involve a breach of contract by the Charterers.

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

41.2	If the Charterers fail to make any payment of the Termination Sum on the Termination Date, Clause 37.5 shall apply and the Owners shall be entitled to exercise their rights under 0.

41.3	Concurrently with the unconditional and irrevocable payment of the Termination Sum in full pursuant to the terms of this Charter, this Charter shall terminate and the Owners shall (save in the event of Total Loss or in the event that the Vessel has been sold or contracted to be sold pursuant to 0), at the cost of the Charterers, transfer the legal and beneficial ownership of the Vessel on an “as is where is” basis to the Charterers or their nominees free from all mortgages, encumbrances, liens, debts or any claims whatsoever incurred or permitted by the Owners (save for those liens, encumbrances and debts incurred by the Charterers or arising out of or in connection with this Charter), and shall execute a bill of sale and a protocol of delivery and acceptance evidencing the same and such sale shall be completed otherwise in accordance with Clause 56.1(a) and 56.1(b).

41.4	The Charterers hereby undertake to indemnify the Owners against any documented claims incurred in relation to the Vessel prior to such transfer of ownership. Any taxes, notarial, consular and other costs, charges and expenses connected with closing of the Owners’ register shall be for the Charterers’ account.

41.5	On natural expiration of this Charter, unless the Purchase Option Price is paid by the Charterers in accordance with 0, the Charterers shall re-deliver the Vessel to the Owners in accordance with Clause 41.6 and shall ensure that they have fulfilled their obligations under this Charter and made payment of all Charterhire and all other moneys pursuant to the terms of this Charter. In such case, the Charterers shall give the Owners not less than 20 running days’ preliminary notice of expected date and port or place of redelivery and not less than 3 running days’ definite notice of expected date and port or place of redelivery. Any changes thereafter in the Vessel’s position shall be notified immediately to the Owners.

41.6	If the Charterers are required to redeliver the Vessel to the Owners pursuant to the terms of this Charter, the Vessel shall be redelivered and taken over safely afloat at a safe and accessible berth or anchorage in such location as the Owners may require (which, for the avoidance of doubt, shall exclude any war listed area declared by the Joint War Committee). The Charterers shall ensure that, at the time of redelivery to the Owners, the Vessel:

(a)	be in an equivalent class as she was as at the Commencement Date and without any recommendations or conditions and with valid, unextended certificates for not less than three (3) months and free of average damage affecting the Vessel’s classification and in the same or as good structure, state, condition and classification as that in which she was deemed on the Commencement Date, fair wear and tear not affecting the Vessel’s classification excepted;

(b)	has passed her 5-year special survey (if applicable), and subsequent second intermediate surveys and drydock (if applicable) at the Charterers’ time and expense without any recommendations or conditions:

(i)	to the satisfaction of the Approved Classification Society; and

(ii)	in the case of the 5-year special survey, to the reasonable satisfaction of an Owners’ Surveyor appointed at the cost of the Charterers;

(c)	has her survey cycles up-to-date and trading and class certificate valid for at least the number of months agreed in Box 17;

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

(d)	be re-delivered to the Owners together with all spare parts and spare equipment as were on board at the time of Delivery, and any such spare parts and spare equipment on board at the time of re-delivery shall be taken over by the Owners free of charge;

(e)	be free of any cargo and Security Interest (save for the Security Interests granted pursuant to the Financial Instruments, if any);

(f)	be free of any crew and officers unless otherwise instructed by the Owners;

(g)	be free of any charter or other employment (unless the Owners wish to retain the continuance of any prevailing charter or as otherwise agreed by the Owners in their absolute discretion); and

(h)	have such amount of bunkers on board the Vessel as would be sufficient to enable the Vessel to sail to the nearest bunker port in compliance with all bunkering fuel content regulations then applicable in such place of redelivery.

41.7	The Charterers warrant that they will not permit (or request any sub-charterer not to) the Vessel to commence a voyage (including any preceding ballast voyage) which cannot reasonably be expected to be completed in time to allow redelivery of the Vessel within any time period required by this 0 (Termination and Redelivery). Notwithstanding the above, should the Charterers fail to redeliver the Vessel within any time period required by this 0 (Termination and Redelivery), the Charterers shall pay the daily equivalent to the rate of Charterhire plus five per cent. (5%) or to the then applicable BCI rate, whichever is the higher, for the number of days by which the Charter Period is exceeded.

41.8	If the Charterers are required to redeliver the Vessel to the Owners under the terms of this Charter, the Owners shall be entitled to appoint surveyors (the “Owners’ Surveyor”) (but at Charterers’ cost) for the purpose of determining and agreeing in writing the condition of the Vessel at the time of such redelivery. The Charterers shall provide the Owners’ Surveyor with all such facilities and access to the Vessel as may be required to enable the Owners’ Surveyor to conduct its survey of the Vessel and shall take all such actions as may be reasonably recommended by the Owners’ Surveyor to ensure that the Vessel shall be redelivered in accordance with Clause 41.6.

41.9	The Owners shall not be obliged to accept redelivery of the Vessel until the Owners are reasonably satisfied that all conditions for the redelivery of the Vessel under this Charter are met, and the Vessel shall (if the redelivery is at the end of the Charter Period) continue to be on-hire under the terms of this Charter until such redelivery. The Owners reserve all rights to recover from the Charterers any costs, expense and/or liabilities incurred or suffered by them (including without limitation, the costs of any repairs which may be required to restore the Vessel to the condition required by Clause 41.6 as a result of the Vessel not being redelivered in accordance with the terms of this Charter.

41.10	The Owners shall, at the time of the redelivery of the Vessel, take over all bunkers, lubricating oil, unbroached provisions, paints, ropes, other consumable stores and spare parts in the Vessel at no cost to the Owners.

CLAUSE 42 – SALE OF VESSEL BY THE OWNERS IN THE EVENT OF NON-PAYMENT OF TERMINATION SUM

42.1	The Charterers agree that should the Termination Sum not be paid on the Termination Date:

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

(a)	save as required to comply with this Clause 42.1, the Charterers’ right to possess and operate the Vessel shall immediately cease and (without in any way affecting the Charterers’ obligation to pay the Charterer the Termination Sum and comply with its other obligations under this Charter) the Charterers shall hold the Vessel as gratuitous bailee only to the Owners, the Charterers shall procure that the master and crew follow the orders and directions of the Owners and the Charterers shall, upon the Owners’ request (at Owners’ sole discretion), be obliged to immediately (and at the Charterers’ own cost) redeliver the Vessel to the Owners at such ready and nearest safe port or location as the Owners may require and for the avoidance of doubt, any such redelivery shall not extinguish the Owners’ right to recover the Termination Sum from the Charterers under this Charter;

(b)	the Owners shall be entitled (at Owners’ sole discretion) to operate the Vessel as they may require and may create whatsoever interests thereon, including without limitation charterparties or any other form of employment contracts provided that the Earnings of the Vessel during such period less its operational expenses (the “Net Trading Proceeds”) shall be applied against the Termination Sum and any other amounts payable under the Leasing Documents pursuant to 0 provided that if such use of the Vessel results in the Owners suffering a loss then such losses shall be included in the indemnities contained in 0 and be added to the Termination Sum; and

(c)	the Owners shall be entitled (at Owners’ sole discretion) to immediately thereafter sell the Vessel to any person on such terms as they deem fit, subject to the right of the Charterers to have a period of 45 days from the Termination Date (the “Nomination Period”) to first nominate or identify a purchaser for the Vessel (a “Nominated Purchaser”) and the Owners shall sell the Vessel to such Nominated Purchaser subject to all of the following conditions being satisfied:

(i)	the Nominated Purchaser is acceptable to the Owners (such acceptability not to be unreasonably withheld or delayed); and

(ii)	the price to be paid by the Nominated Purchaser (after deducting any commissions, taxes and other costs of sale) is equal to or more than the applicable Termination Sum (unless otherwise agreed by the Owners in their absolute discretion) unless the shortfall is paid by any Obligor or member of the Group on or before such sale, and any net sale proceeds (after deducting all fees, taxes, disbursements and any other documented costs and expenses incurred by the Owners in connection with such sale) (the “Net Sales Proceeds”) derived from any such sale to a Nominated Purchaser or any other person shall be applied towards reduction of the Termination Sum in accordance with 0 (General Application of Proceeds). If the Net Sales Proceeds are not sufficient to settle the Termination Sum in full, the Charterers shall remain liable to pay the shortfall and default interest shall continue to accrue on the unpaid portion of the Termination Sum in accordance with Clause 37.5.

42.2	Notwithstanding Clause 42.1, the Owners may, by written notice to the Charterers at any time after the expiry of the Nomination Period, elect to retain the Vessel instead of selling the Vessel instead of selling the Vessel under Clause 42.1(c) above (with such option to elect to retain the Vessel to take effect from such date as they may nominate after the Termination Date (regardless of date of the notice)), and in doing so, the Owners shall first obtain the Fair Market Value of the Vessel (after deducting any commissions, taxes and costs which would be likely to be incurred in connection with a sale of the Vessel) and if the Fair Market Value (less such deductions) of the Vessel as at the date of such nomination is less than the Termination Sum as at such date, the Charterers shall immediately pay the difference to the Owners upon the Owners’ demand. If the Fair Market Value of the Vessel (subject to the aforesaid deductions) exceeds the Termination Sum as at such date, the Owners shall within twenty five days (of the date of the notice) pay the difference to the Charterers.

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

CLAUSE 43 – TOTAL LOSS

43.1	Throughout the Charter Period, the Charterer shall bear the full risk of any Total Loss of or any other damage to the Vessel howsoever arising. If the Vessel becomes a Total Loss after Delivery, the Charterer shall, subject to Clause 43.2, pay the Termination Sum to the Owners on the Total Loss Payment Date. Upon such receipt by the Owners of the Termination Sum, this Charter shall terminate (without prejudice to any provision of this Charter expressed to survive termination) but until such receipt, the Charterers shall remain liable to make all payments of Charterhire and all other amounts to the Owners under this Charter, notwithstanding that the Vessel has become a Total Loss.

43.2	Any Total Loss Proceeds unconditionally received by the Owners (or the Owners’ Financiers in accordance with the terms of the relevant loss payable clause) shall be applied in accordance with 0 and shall satisfy the obligation of the Charterers to pay the Termination Sum to the extent received by the Owners or the Owners’ Financiers in accordance with the terms of the relevant loss payable clause). The obligation of the Charterers to pay the Termination Sum shall remain unaffected and exist regardless of whether any of the insurers have agreed or refused to meet or has disputed in good faith, the claim for Total Loss.

43.3	If the Total Loss Proceeds unconditionally received by the Owners or the Owners’ Financiers in accordance with the terms of the relevant loss payable clause) are less than the Termination Sum, the Charterers shall pay such shortfall to the Owner on the Total Loss Payment Date.

44.4	The Owners shall have no obligation to supply to the Charterers with a replacement vessel following the occurrence of a Total Loss.

CLAUSE 44 – FEES AND EXPENSES

44.1	The Charterers shall pay to the Owners a non-refundable arrangement fee (the “Arrangement Fee”) in the amount and at the times agreed in the Fee Letter.

44.2	All costs and expenses including, but not limited to legal costs, expenses and other disbursements incurred by the Owners and each of their legal counsels in relation to preparing, negotiating and executing this Charter and the Leasing Documents and/or any Financial Instruments, shall be for the account of the Charterers (regardless of whether the transaction contemplated by the Leasing Documents actually completes).

44.3	If:

(a)	the Charterers request an amendment, waiver or consent;

(b)	the Charterers make a request to re-register the Vessel in another Flag State; or

(c)	an amendment is required to address the fact that the Reference Rate is not or is likely not to be available for Dollars or any amendment or waiver arising from or in connection with Clause 37.4, the Charterers shall, on demand, reimburse the Owners for the amount of all reasonable and documented costs and expenses (including legal fees) incurred by the Owners in responding to, evaluating, negotiating or complying with that request or requirement (including, for the avoidance of doubt, any amounts the Owners have to pay under the terms of the Financial Instruments).

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

44.4	All documented costs and expenses incurred by the Owners in relation to the acquisition, registration of title of the Vessel in the Owners’ name in the Flag State together with any and all fees (including but not limited to any vessel registration and tonnage fees and the Owners’ initial and ongoing registration and maintenance costs if required to be registered as a foreign maritime entity or the appointment of resident agents under the laws of the Flag State) payable by the Owners to register, maintain and/or renew such registration, shall be for the account of the Charterers. Without prejudice to the foregoing, if the Flag State requires the Owners to establish a physical presence or office in the jurisdiction of such Flag State, all fees, costs and expenses payable by the Owners to establish and maintain such physical presence or office shall be for the account of the Charterers. The Charterers shall promptly provide the Owners with evidence of payment of the annual register (including but not limited to the Owners’ being registered as a foreign maritime entity)/tonnage tax amounts payable to the Flag State or any other aforesaid costs, expenses and/or taxes when the same fall due.

44.5	All reasonable and documented costs and expenses (including legal fees) incurred by the Owners in relation to the transfer of title of the Vessel by the Owners to the Charterers and the re-delivery of the Vessel by the Charterers to the Owners pursuant to 0 (Termination and Redelivery) shall be for the account of the Charterers.

44.6	The Charterers shall, on demand, pay to the Owners the amount of all costs and expenses (including legal fees) incurred by the Owners in connection with the enforcement of, or the preservation of any rights under, any Leasing Document, including, without limitation, any action brought by the Owners to arrest or recover possession of the Vessel, and with any proceedings instituted by or against the Owners as a consequence of it entering into a Leasing Document or enforcing those rights.

CLAUSE 45 – NO WAIVER OF RIGHTS

45.1	No neglect, delay, act, omission or indulgence on the part of either Party in enforcing the terms and conditions of this Charter or any other Leasing Document (to which they are party to) shall prejudice the strict rights of that Party or be construed as a waiver thereof nor shall any single or partial exercise of any right of either party preclude any other or further exercise thereof.

45.2	No right or remedy conferred upon either Party by this Charter or any other Leasing Document shall be exclusive of any other right or remedy provided for herein or by law and all such rights and remedies shall be cumulative.

CLAUSE 46 – NOTICES

Any notice, certificate, demand or other communication to be served, given, made or sent under or in relation to this Charter shall be in English and in writing and (without prejudice to any other valid method or giving, making or sending the same) shall be deemed sufficiently given or made or sent if sent by registered post or by email to the following respective address:

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

(a)	to the Owners:	c/o CMB Financial Leasing Co., Ltd.
21F, China Merchants Bank Building No. 1088 Lujiazui Ring Road Shanghai China 200120

		Attention:	Chen Yujia
		Email:	chenyujia098@cmbchina.com/
zyzlsceb@cmbchina.com
		Tel:	+86-21-61061534

(b)	to the Charterers:	Hellas Ocean Navigation Co. c/o Seanergy Management Corp. 154 Vouliagmenis Avenue, 16674 Glyfada, Athens, Greece
		Attention:	Mr. Stavros Gyftakis
		Email:	legal@seanergy.gr and
finance@seanergy.gr
		Tel:	+30 210 8913520

or, if a party hereto changes its address or email address, to such other address (or email address) as that party may notify to the other.

CLAUSE 47 – TERMINATION EVENTS

47.1	The Owners and the Charterers hereby agree that any of the following events shall constitute a Termination Event:

(a)	the Charterers or the Guarantor fails to pay or the Owners do not receive on the due date any amount payable pursuant to a Leasing Document, unless such failure to pay is caused by a technical error and payment is made within three (3) Business Days of its due date;

(b)	the Charterers breach or omit to observe or perform or procure the performance of any of the undertakings in Clauses 34.7, 50.1(f), 0, 0, 53.1(b), 53.1(c), 53.1(d), 53.1(g) or 53.1(h);

(c)	the Charterers fail to obtain and/or maintain the Insurances required under 0 (Insurance) in accordance with the provisions thereof (or any insurer in respect of such Insurances cancels the Insurances or disclaims liability with respect thereto);

(d)	any Obligor commits any other breach of, or omits to observe or perform, any of their other obligations or undertakings in any Leasing Document (other than a breach referred to in paragraphs (a) to (c) above) or any Approved Manager that is not a member of the Group breaches any provision of, or omits to observe or perform, any of their obligations or undertakings in any Manager’s Undertaking unless such breach or omission is in the reasonable opinion of the Owners, remediable and the relevant Obligor or Approved Manager remedies such breach or omission to the satisfaction of the Owners (acting reasonably) within ten (10) Business Days of the earlier of (i) the date of the notice thereof from the Owners or (ii) upon the relevant Obligor or Approved Manager becoming aware of the same;

(e)	any representation or warranty made by or on behalf of an Obligor, in or pursuant to any Leasing Document to which it is a party, proves to be, in the opinion of the Owners, untrue or misleading when it is made;

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

(f)	any of the following occurs in relation to any Financial Indebtedness of any Obligor:

(i)	any Financial Indebtedness is not paid when due or not paid within any applicable grace period;

(ii)	any Financial Indebtedness is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described) and following the expiry of any applicable grace period;

(iii)	any commitment for any Financial Indebtedness is cancelled or suspended by any of its creditors as a result of an event of default (however described) and following the expiry of any applicable grace period;

(iv)	any of its creditors becomes entitled to declare any Financial Indebtedness due and payable prior to its specified maturity as a result of an event of default (however described) and following the expiry of any applicable grace period; or

(v)	any overdraft, loan, note issuance, acceptance credit, letter of credit, guarantee, foreign exchange or other facility, or any swap or other derivative contract or transaction, relating to any Financial Indebtedness of such Obligors or member of the Group ceases to be available or becomes capable of being terminated or declared due and payable or cash cover is required or becomes capable of being required, as a result of any termination event or event of default (howsoever defined) and following the expiry of any applicable grace period, provided that no Termination Event will occur under this paragraph (f) in respect of the Guarantor if the aggregate amount of Financial Indebtedness falling within sub-paragraphs (i) to (v) above is less than US$5,000,000 (or its equivalent in any other currency or currencies);

(g)	any of the following occurs in relation to any Obligor:

(i)	it becomes unable to pay its debts as they fall due;

(ii)	any administrative or other receiver is appointed over all or a substantial part of its assets unless as part of a solvent reorganisation which has been approved in writing by the Owners;

(iii)	it makes any formal declaration of bankruptcy or any formal statement to the effect that it is insolvent or likely to become insolvent or a winding up or administration order is made in relation to it, or its members or directors of pass a resolution to the effect that it should be wound up, placed in administration or cease to carry on business or it makes any formal statement to the effect that it is reasonably likely to become insolvent;

(iv)	a petition is filed in any Relevant Jurisdiction for its winding up or administration, or the appointment of a provisional liquidator over it;

(v)	it petitions a court, or presents any proposal for, any form of judicial or non-judicial suspension or deferral of payments, reorganisation of its debt (or certain of its debt) or arrangement with all or a substantial proportion (by number or value) of their creditors or of any class of them or any such suspension or deferral of payments, reorganisation or arrangement is effected by court order, contract or otherwise;

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

(vi)	any meeting of its members or directors is summoned to authorise or take any action of a type described in paragraphs (ii), (iii), (iv) or (v) above;

(vii)	in a country other than England and Wales, any event occurs or any procedure is commenced which, in the opinion of the Owners, is similar to any of the foregoing described in paragraphs (ii), (iii), (iv) or (v) above;

(viii)	any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any of its asset or assets (other than a Total Loss of the Vessel) provided that no Termination Event will occur under this sub-paragraph in respect of the Guarantor unless the relevant event would have or is reasonably likely to have a Material Adverse Effect;

(ix)	it fails to comply with or pay any sum due from it under any final judgment or any final order made or given by a court or tribunal of competent jurisdiction; or

(x)	if it suspends or ceases to carry on all or a material part of its business;

(h)	any consent, approval, authorisation, license or permit necessary to enable the Charterers to operate or charter the Vessel or to enable any Obligor or any Approved Manager to (i) comply with any provision of a Leasing Document to which it is a party or (ii) ensure that the obligations of that Obligor or Approved Manager under such Leasing Document are legal, valid, binding or enforceable, is not granted, expires without being renewed, is revoked or becomes, at the relevant time, expressly liable to or otherwise subject to automatic revocation or any condition of such a consent, approval, authorisation, license or permit is not fulfilled or waived within any applicable grace period (resulting in such consent, approval, authorisation, licence or permit being, at the relevant time, subject to automatic revocation or expiration);

(i)	any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect;

(j)	an Obligor suspends or ceases carrying on its business;

(k)	the Security Interest constituted by any Security Document is in any way imperilled or in jeopardy or this Charter or any Leasing Document or any Security Interest created by a Security Document:

(i)	is cancelled, terminated, rescinded or suspended or otherwise ceases to remain in full force and effect for any reason or no longer constitutes valid, binding and enforceable obligations of any party to that document for any reason whatsoever; or

(ii)	is amended or varied without the prior written consent of the Owners, except for any amendment or variation which is expressly permitted by this Charter or any other relevant Leasing Document;

(l)	any Obligor or any Approved Manager rescinds, repudiates (or purports to rescind or repudiates or purports to repudiate) a Leasing Document;

(m)	it is or has become:

(i)	unlawful or prohibited, whether as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

(ii)	contrary to, or inconsistent with, any regulation,

for any Obligor or Approved Manager to maintain or give effect to any of its obligations under any Leasing Document;

(n)	if it becomes unlawful in any applicable jurisdiction for the Owners to perform any of their obligations as contemplated by this Charter or any other Leasing Document to which they are a party;

(o)	any Termination Event (as defined in the Other Charter) occurs under the Other Charter;

(p)	if as a result of any Sanctions, the Owners or the Owners’ Financiers are prohibited from performing any of their obligations under the Leasing Documents, the Financial Instruments or the transactions contemplated under each of these respective documents;

(q)	if any Obligor:

(i)	is or becomes a Prohibited Person;

(ii)	is owned or controlled by or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person;

(iii)	owns or controls a Prohibited Person;

(iv)	has a Prohibited Person serving as a director, officer or employee;

(r)	any lease, hire purchase agreement, charter or any other financing arrangement in respect of any Fleet Vessel is terminated, cancelled or repudiated by the relevant lessor or owner or financier as a consequence of any termination event or event of default (howsoever defined therein); or

(s)	a Change of Control in respect of the Charterers occurs without the prior written consent of the Owners.

47.2	Notwithstanding and without prejudice to 0 (Cancellation), upon the occurrence of any Termination Event, the Owners may issue a written notice to the Charterers terminating this leasing of the Vessel under this Charter and demanding payment of the Termination Sum (the “Termination Notice”), whereupon the Charterers shall be obliged to pay the Termination Sum to the Owners on the date specified by the Owners in their sole discretion in the Termination Notice (the “Termination Date” but which shall be no earlier than the date falling twenty (20) Business Days after the date of the Termination Notice).

47.3	For the avoidance of doubt, notwithstanding any action taken by the Owners following a Termination Event, the Charterers shall remain liable for the outstanding obligations on their part to be performed under this Charter including but not limited to all insurance, operational and maintenance covenants until such time as the Vessel is redelivered to the Owners in accordance with 0, or the title is transferred to the Charterers in accordance with Clause 41.3 or the Vessel is sold in accordance with 0.

47.4	Without limiting the generality of the foregoing or any other rights of the Owners, upon the occurrence of a Termination Event, the Charterers agree and acknowledge that the Owners shall have the sole and exclusive right and power to (i) settle, compromise, compound, adjust or defend any action, suit or proceeding relating to or pertaining to the Vessel and this Charter, (ii) make proof of loss, appear in and prosecute any action arising from any policy or policies of insurance maintained pursuant to this Charter, and settle, adjust or compromise any claims for loss, damage or destruction under, or take any other action in respect of, any such policy or policies and/or change or appoint a new manager for the Vessel and the appointment of any originally appointed manager may be terminated immediately without any recourse to the Owners.

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

47.5	Each Termination Event shall either be a breach of condition by the Charterers where it involves a breach of this Charter or any of the other Leasing Document by the Charterers or shall otherwise be an agreed terminating event, the occurrence of which gives rise to a right of the Owners to terminate the leasing of the Vessel under this Charter and to exercise its rights under this clause.

CLAUSE 47A – MANDATORY SALE

If there is a Change of Control of the Guarantor, the Charterers shall immediately notify the Charterers of the same and (unless the Owners otherwise agree in writing) the Charterers shall be required to purchase the Vessel from the Owners by the Charterers paying the Termination Sum to the Owners within thirty (30) days from the Change of Control and (upon such payment of the Termination Sum) this Charter shall terminate and title to the Vessel shall be transferred in accordance with the procedures set out in Clause 41.3.

CLAUSE 48 – REPRESENTATIONS AND WARRANTIES

48.1	The Charterers represent and warrant to the Owners, save as otherwise stated in this Clause, as of the date hereof, and on each day henceforth until the last day of the Charter Period, as follows:

(a)	each of the Obligors and any Approved Manager which is a member of the Group is duly incorporated and validly existing under the laws of its jurisdiction of incorporation;

(b)	each Obligor and any Approved Manager which is a member of the Group has the corporate capacity and has taken all corporate actions to obtain and maintain all consents, approvals, authorisations, licenses or permits necessary or desirable for it:

(i)	to enable it lawfully to enter into, exercise its rights and comply with and perform its obligations under each of the Leasing Documents to which it is a party; and

(ii)	to make each of the Leasing Documents to which it is a party admissible in evidence in its Relevant Jurisdictions;

(c)	all consents, approvals, authorisations, licences or permits referred to in 0(b) remain in full force and effect and nothing has occurred which makes any of them liable to revocation;

(d)	each Leasing Document to which an Obligor and any Approved Manager which is a member of the Group, is a party constitutes such Obligor’s and Approved Manager’s legal, valid and binding obligations enforceable against such party (and where expressed to be a deed, shall be enforceable as a deed) in accordance with its respective terms;

(e)	the entry into and performance by each Obligor and any Approved Manager which is a member of the Group, and the transactions contemplated by, each Leasing Document to which such Obligors and Approved Manager is a party do not and will not conflict with:

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

(i)	any law or regulation applicable to it (including Anti-Money Laundering Laws, Anti- Bribery and Anti-Corruption Laws, Sanctions or laws relating to anti-trust or collusion and laws relating to human rights violation);

(ii)	its constitutional documents; and

(iii)	any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument;

(f)	the choice of governing law as stated in each Leasing Document and the agreement by the relevant parties thereto to refer disputes to the relevant courts or tribunals as stated in such Leasing Document are valid and binding against such parties;

(g)	under the laws of the Relevant Jurisdictions of each Obligor and Approved Manager which is a member of the Group it is not necessary for any of the Leasing Documents to which it is a party to be registered, filed, recorded, notarised or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar taxes or fees be paid on or in relation to the Leasing Documents to which it is a party or the transactions contemplated by those Leasing Documents except payment of associated fees which registration, filings, taxes and fees will be made and paid promptly after the date of the relevant Leasing Documents to which it is a party;

(h)	each Security Document to which an Obligor or Approved Manager which is a member of the Group is a party does now or, as the case may be, will upon execution and delivery create, the Security Interests it purports to create over any assets to which such Security Interest, by its terms, relates, and such Security Interests will, when created or intended to be created, be valid and effective;

(i)	no party has any Security Interest (other than the Permitted Security Interests) or any other interest, right or claim over, in or in relation to the Vessel, this Charter, any moneys payable under any Leasing Document or over any assets which are, the subject of the Security Interests created or intended to be created by the Security Documents;

(j)	the obligations of each Obligor, under each Leasing Document to which it is a party, are the direct, general and unconditional obligations of such Obligor and rank at least pari passu with all other present and future unsecured and unsubordinated creditors of each Obligor save for any obligation which is mandatorily preferred by law and not by virtue of any contract;

(k)	all payments which an Obligor is liable to make under any Leasing Document to which such Obligor is a party may be made by such party without deduction or withholding for or on account of any tax payable under the laws of their jurisdiction of incorporation;

(l)	no Obligor has failed to pay all taxes applicable to, or imposed on or in relation to it, its business or if applicable, the Vessel;

(m)	no Obligor has breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect;

(n)	no Obligor or other member of the Group, nor any of their subsidiaries, directors or officers, affiliates or any employee, has engaged in any activity or conduct which would violate any Anti-Bribery and Anti-Corruption Laws or Anti-Money Laundering Laws in any applicable jurisdiction and each Obligor and Group member has instituted and maintained policies and procedures designed to prevent violation of such laws, regulations and rules;

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

(o)	no Obligor or other member of the Group, nor any of their subsidiaries, directors or officers, or to the best of their knowledge affiliates or employees, has taken or will take any action in furtherance of an offer, payment, promise to pay or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any government official (which shall include without limitation, any officer or employee of a government or government owned or controlled entity or of a public international organisation or any person acting in an official capacity for and on behalf of the foregoing or any political party or party official or candidate for public office) to influence official action or secure an improper advantage;

(p)	no Environmental Claim has been made or threatened against any Obligor or any other member of the Group;

(q)	no Environmental Incident has occurred and no person has claimed that an Environmental Incident has occurred;

(r)	no Termination Event or Potential Termination Event has occurred or might reasonably be expected to result from the entry into and performance of this Charter or any other Leasing Document and no other event or circumstance is outstanding which constitutes a default or a termination event (however described) under any other agreement or instrument which is binding on it or to which its assets are subject;

(s)	no litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) of or before any court, arbitral body or agency have been started or threatened against any Obligor which has or is reasonably likely to have a Material Adverse Effect;

(t)	the consolidated financial statements delivered pursuant to Clause 49.1(a) are prepared in accordance with GAAP consistently applied and give a true and fair view of (if audited) or fairly represent (if unaudited) the financial condition of the Guarantor as at the end of the period to which such financial statements relate;

(u)	since the date of the Original Financial Statements or as the case may be, the date of any more recent financial statements delivered pursuant to Clause 49.1(a), there has been no material adverse change in the Guarantor’s or the Group’s business, assets or financial condition;

(v)	in relation to any information provided by any Obligor for the purposes of this Charter:

(i)	such information was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated;

(ii)	any financial projections contained in such information have been prepared on the basis of recent historical information and on the basis of reasonable assumptions, and

(iii)	nothing has occurred or been omitted from any such information and no information has been given or withheld that results in any such information being untrue or misleading;

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(w)	no corporate action, legal proceeding or other procedure or step described in Clause 47.1(g) or circumstances described in Clause 47.1(f) has been taken or exists or, to their knowledge, threatened in relation to an Obligor;

(x)	no Obligors, nor any of its assets are entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement);

(y)	for the purposes of the Regulation, the centre of main interest (as that term is used in Article 3(1) of the Regulation) of each Obligor is situated in its jurisdiction of incorporation and it has no “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction;

(z)	no Obligor is a US Tax Obligor and none of them have established a place of business in the United States of America;

(aa)	no Obligor has established a place of business in the United Kingdom;

(bb)	no Obligor, Approved Manager which is a member of the Group, sub-charterer (to the best of its knowledge) and no member of the Group:

(i)	is a Prohibited Person;

(ii)	is owned or controlled by or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person;

(iii)	owns or controls a Prohibited Person; or

(iv)	has a Prohibited Person serving as a director, officer or, to the best of its knowledge, employee;

(cc)	no Obligor nor its respective directors, member, officers and any member of the Group nor (to the best of its knowledge) any or any sub-charterer is in breach of applicable Sanctions, has been or is currently being investigated on compliance with Sanctions, have received notice or are aware of any claim, action, suit or proceeding against any of them with respect to Sanctions, or have taken any action to evade the application of Sanctions; and

(dd)	any factual information provided by the Charterers (or on their behalf) to the Owners was true and accurate as at the date it was provided or as the date at which such information was stated.

CLAUSE 49 – GENERAL INFORMATION UNDERTAKINGS

49.1	The Charterers undertake that they shall comply or procure compliance with the following information undertakings commencing from the date hereof and up to the last day of the Charter Period:

(a)	they will send to the Owners:

(i)	as soon as possible, but in no event later than ninety (90) days after the end of each financial half year of the Charterers, the unaudited semi-annual management accounts of the Charterers;

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

(ii)	as soon as possible, but in no event later than one hundred and fifty (150) days after the end of each financial year of the Charterers, the unaudited annual management accounts of the Charterers;

(iii)	as soon as possible, but in no event later than ninety (90) days after the end of each financial half year of the Guarantor, the unaudited semi-annual consolidated financial accounts of the Guarantor;

(iv)	as soon as possible, but in no event later than one hundred and fifty (150) days after the end of each financial year of the Guarantor, the audited annual consolidated financial accounts of the Guarantor;

(b)	they will procure that each set of financial statements delivered pursuant to Clause 49.1(a) shall be certified by a duly authorised officer of the relevant company as giving a true and fair view (if audited) or fairly representing (if unaudited) its financial condition and operations as at the date as at which those financial statements were drawn up and the financial statements of the Guarantor shall be provided together with a Compliance Certificate signed by an authorized signatory of the Guarantor certifying that the financial covenants referred to in 0 have been complied with and setting out all relevant calculations and statements demonstrating compliance with such financial covenants;

(c)	they will promptly provide to the Owners, copies of all notices and minutes relating to any of their extraordinary shareholders’ meetings which are despatched to the shareholders or to their creditors or any class thereof and its constitutional documents where these have been amended or varied (to the extent not contrary to the other provisions of this Charter);

(d)	they will provide the Owners promptly upon becoming aware of them, the details of:

(i)	any litigation, arbitration or administrative proceedings or investigations relating to any alleged or actual breach of any Sanctions or Anti-Money Laundering Laws which are current or pending against any Obligor, Approved Manager, sub-charterer or other member of the Group;

(ii)	any litigation, arbitration or administrative proceedings or investigations relating to any other matters not referred to in paragraph (i) above (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) in relation to an Obligor; and

(iii)	any Termination Event or Potential Termination Event that has occurred (and the steps, if any, being taken to remedy it);

(e)	they will, promptly upon a request by the Owners, supply to the Owners a certificate signed by an officer on its behalf certifying that no Termination Event or Potential Termination Event has occurred (or if a Termination Event or Potential Termination Event has occurred, specifying the nature of the Potential Termination Event or Termination Event (and the steps, if any, being taken to remedy it);

(f)	they will, as soon as practicable upon the request of the Owners, provide the Owners with any additional reasonable financial or other information relating to:

(i)	themselves, any Obligor and/or the Vessel (including, but not limited to the condition and location of the Vessel, its Earnings and its Insurances);

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(ii)	details of the Vessel’s management and employment status and copies of all accurate, complete and up-to-date records and logs of all voyages made by the Vessel (but not more than once every twelve months);

(iii)	the Security Interests relating to any Leasing Documents;

(iv)	compliance of each Obligor and any Approved Manager with the terms of the Leasing Documents;

(v)	the financial condition, business and operations of the Obligors; or

(vi)	to any other matter relevant to, or to any provision of any Leasing Document to which it is a party,

which may reasonably be requested by the Owners at any time; and

(g)	they shall immediately notify the Owners in writing if any payments which they or any other Obligor, is liable to make under any Leasing Document is subject to deduction or withholding or any other tax whatsoever;

CLAUSE 50 – GENERAL UNDERTAKINGS

50.1	The Charterers undertake that they shall comply or procure compliance with the following general undertakings commencing from the date hereof and up to the last day of the Charter Period:

(a)	they will, and will procure that each other Obligor and each Approved Manager which is a member of the Group shall, obtain and promptly renew or procure the provision or renewal of and provide copies of, from time to time, any necessary consents, approvals, authorisations, licenses or permits of any regulatory body or authority for the transactions contemplated under each Leasing Document to which any Obligor and each Approved Manager which is a member of the Group is a party (including without limitation the sale, chartering and operation of the Vessel);

(b)	they will at their own cost, and will procure and each other Obligor and each Approved Manager which is a member of the Group, will:

(i)	ensure that any Leasing Document to they are a party validly creates the obligations and the Security Interests which such Leasing Document purports to create; and

(ii)	without limiting the generality of paragraph (i), promptly register, file, record or enrol any Leasing Document to which they are a party with any court or authority in all Relevant Jurisdictions, pay any stamp duty, registration or similar tax in all Relevant Jurisdictions in respect of any Leasing Document to which they are a party, give any notice or take any other step which, is or has become necessary or desirable for any such Leasing Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which such Leasing Document creates;

(c)	they will not, and will procure each other Obligor will not, create or permit to subsist any Security Interest over any of its assets which are, the subject of the Security Interests created or intended to be created by the Security Documents, unless with the prior written approval of the Owners and save for Permitted Security Interests;

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(d)	they will not, and will procure each Obligor will not, change the location of its centre of main interest (as that term is used in Article 3(1) of the Regulation) from that stated in relation to it under 48.1(y) and it will create no “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction;

(e)	except with the Owners’ prior written consent, they will not, and will procure each other Obligor will not, make a substantial change to the general nature of their respective businesses from that carried on at the date of this Charter;

(f)	except with the Owners’ prior written consent or where expressly permitted under the Leasing Documents, they will not, and will procure that each other Obligors will not, enter into any merger, amalgamation, demerger, solvent reorganisation or corporate reconstruction other than an internal group reorganisation under which the (i) the Charterers and Guarantor each survive and (ii) the Charterers remain wholly and directly (or indirectly) wholly owned by the Guarantor (and if indirectly owned, any replacement shareholder of the Charterers has entered into Share Security over the shares in the Charterers in a form acceptable to the Owners);

(g)	they will not:

(i)	enter into any borrowing except for loans from affiliates which are unsecured and fully subordinated to the Owners in a manner acceptable to the Owners and which are approved by the Owners in writing;

(ii)	incur any liabilities or obligations to any party except for those reasonably incurred in the ordinary course of operating, chartering, repairing and maintaining the Vessel;

(iii)	be the creditor in respect of any loan or any form of credit to any person;

(iv)	give or allow to be outstanding any guarantee or indemnity to or for the benefit of any person in respect of any obligation of any other person or enter into any document under which they assume any liability of any other person other than any guarantee or indemnity given under the Leasing Documents;

(v)	enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of the Vessel, its Earnings or its Insurances; and

(vi)	without prejudice to the above sub-paragraphs (i) to (v), enter into any transaction (whether with another member of the Group or otherwise) which are, in any respect, less favourable than those which they could obtain an a bargain made at arms’ length; and

(h)	they will not, and shall procure that the Guarantor shall not, following the occurrence of a Termination Event which is continuing or where any of the following would result in the occurrence of a Potential Termination Event or Termination Event or suffering a net loss in respect of the preceding financial year:

(i)	declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its shares (or any class of its shares);

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(ii)	repay or distribute any dividend or share premium reserve;

(iii)	pay any management, advisory or other fee to or to the order of any of its shareholders; or

(iv)	redeem, repurchase, defease, retire or repay any of their shares or resolve to do so.

CLAUSE 51 – FINANCIAL COVENANTS

51.1	The Charterers undertake that they shall procure that the Guarantor shall comply with the following financial covenants during the Charter Period:

(a)	On each Testing Date and for the relevant Accounting Period throughout the Charter Period:

(i)	Cash and Cash Equivalents divided by the number of Fleet Vessels shall not be lower than $500,000; and

(ii)	the Leverage Ratio shall not be more than 85 per cent.

51.2	In this 0 (Financial Covenants):

“Accounting Information” means, (i) the annual audited financial statements of the Guarantor and (ii) the semi-annual unaudited consolidated financial statements of the Guarantor as provided to the Owners in accordance with Clause 49.1(a).

“Accounting Period” means:

(i)	the financial year of the Guarantor ending 31 December of each calendar year; or

(ii)	the financial half year of the Guarantor ending 30 June of each calendar year,

in respect of which, in each case, the relevant Accounting Information is required to be delivered pursuant to Clause 49.1(a).

“Cash and Cash Equivalents” shall be that shown in the balance sheet in the relevant Accounting Information and includes term deposits, restricted cash and amounts required by the Group’s lenders and lessors to be held for minimum liquidity purposes.

“Fleet Market Value” means valuations of the Fleet Vessels calculated in accordance with the principles set out in the definition of Fair Market Value but using one Approved Valuer.

“Fleet Vessels” means all vessels owned by the Guarantor and its subsidiaries.

“Market Value Adjusted Total Assets” means, as at the date of calculation, the aggregate of the Market Value Adjusted Other Assets and the Total Current Assets.

“Market Value Adjusted Other Assets” means, as at the date of calculation, the Fleet Market Value plus the book value (less depreciation and amortization computed in accordance with the applicable Accounting Information on a consolidated basis of all non-current assets of the Group (which, without limitation, shall exclude all Fleet Vessels)), as stated in the latest Accounting Information.

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

“Total Current Assets” means, the aggregate of the cash, term deposits and marketable securities, trade and other receivables from persons (other than persons being members of the Group) realisable within 1 year such amount to be determined on a consolidated basis less any discounts, allowances and activated goodwill, in each case as shown in the applicable Accounting Information.

“Net Debt” means, as at the date of calculation, the Total Debt less any cash, term-deposits restricted cash and cash equivalents, in each case as stated in the applicable Accounting Information.

“Leverage Ratio” means, as at the date of calculation, the ratio (expressed as a percentage) of Net Debt to Market Value Adjusted Total Assets.

“Testing Date” means 30 June and 31 December of each financial year.

“Total Debt” means, as at the date of calculation, the current portion of long-term debt, net of deferred finance costs and the long-term debt, net of current portion and deferred finance costs of the Group as shown in the applicable Accounting Information.

51.3	The Charterers shall promptly notify the Owners if the Guarantor agrees to provide any more favourable financial covenants to a creditor than those that are set out in favour of the Owners under Clause 51.1 above (or to amend existing ones such that they place such creditor in a position which is comparatively more favourable in terms of the financial covenants than the position of the Owners) under any agreements entered into or to be entered into in connection with any Financial Indebtedness owed by the Guarantor or a Group member to a creditor. Such more favourable financial covenants shall be deemed as automatically incorporated into this Charter in favour of the Owners from the date of the financing agreements entered into in connection with such other Financial Indebtedness (in place of the financial covenants set out in Clause 51.1 or to supplement them, at the option of the Owners) and the Charterers agree that they will and shall procure that the Guarantor will promptly enter into such necessary documentation as may be required to amend and supplement (as applicable) this Charter and any applicable Leasing Document so as to record the incorporation of such more favourable financial covenants into this Charter and any applicable Leasing Document (as the case may be).

CLAUSE 52 – VALUATIONS

52.1	The Charterers undertake that they shall comply or procure compliance with the following undertakings commencing from the date hereof and up to the last day of the Charter Period:

(a)	they shall at their cost:

(i)	provide to the Owners valuations of the Vessel (to be addressed to the Owners) to enable the Owners to determine the Initial Market Value of the Vessel; and

(ii)	at least twice per calendar year (on each Testing Date) and at any time after the occurrence of a Potential Termination Event or Termination Event which is continuing if requested by the Owners, provide to the Owners valuations of the Vessel (or any other vessel over which additional Security Interests have been created in accordance with Clause 52.1(b)) (to be addressed to the Owners) to enable the Owners to determine the Fair Market Value of the Vessel or such other relevant vessel; and

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(b)	if at any time, the Vessel’s Fair Market Value falls below an amount equivalent to one hundred and twenty per cent (120%) of the Owners’ Costs (the “LTV Breach”, and the said difference between the Fair Market Value and one hundred and twenty per cent (120%) of the Owners’ Costs shall be referred to as the “shortfall” for the purposes of this paragraph), the Charterers shall, promptly and in any event no later than the date falling thirty (30) days from the date which the valuations relating to the Vessel’s Fair Market Value are received by the Owners and in the Owners’ sole discretion, either:

(i)	make payment in an amount such as to eliminate the shortfall which payment shall be deemed to be an advance payment of hire and credited against future instalment(s) of Fixed Charterhire (or part thereof) payable in inverse order of maturity of payments of Fixed Charterhire; and/or

(ii)	provide, or ensure that a third party has provided, additional Security Interests which, in the opinion of the Owners has a net realisable value at least equal to the shortfall and is acceptable to the Owners, and which is documented in such terms as the Owners may require.

CLAUSE 53 – VESSEL UNDERTAKINGS

53.1	The Charterers undertake that they shall comply or procure compliance with the following Vessel and Sanctions related undertakings commencing from the date hereof and up to the last day of the Charter Period:

(a)	they will notify the Owners promptly upon becoming aware:

(i)	that any Environmental Claim has been made against the Charterers or in connection with the Vessel, or that any Environmental Incident has occurred;

(ii)	of any arrest or detention of the Vessel or any exercise of any lien on the Vessel or its Earnings or any requisition of the Vessel for hire;

(iii)	any modification or alteration of the Vessel of a value in excess of the Major Casualty amount;

(iv)	any casualty or occurrence as a result of which the Vessel has become or is, by the passing of time or otherwise, likely to become, a Major Casualty;

(v)	that a Total Loss has occurred; and

(vi)	any violation of Sanctions in relation to the Vessel,

and will keep the Owners fully up-to-date with all developments;

(b)	they will comply, and will procure that each other Obligor and each other member of the Group and (on a best efforts basis) any sub-charterer will comply, with all Sanctions and all laws and regulations relating to them, the Vessel and its construction, ownership, employment, operation, management and registration, including the ISM Code, the ISPS Code (including the maintenance of an ISSC), all Environmental Laws, all Anti-Money Laundering Laws, Anti-Bribery and Anti-Corruption Laws and the laws of the Vessel’s registry, and in particular, they shall effect and maintain a sanctions compliance policy which, inter alia, implements the recommendations of the Sanctions Advisory, to ensure compliance with all such laws and regulations implemented from time to time, including, without limitation they will, and will procure that each other Obligors, each other member of the Group and each sub-charterer will:

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

(i)	conduct their activities in a manner consistent with US and UN sanctions, as applicable;

(ii)	have sufficient resources in place to ensure execution of and compliance with their own sanctions policies by their personnel, e.g., direct hires, contractors, and staff;

(iii)	ensure subsidiaries and affiliates comply with the relevant policies, as applicable;

(iv)	have relevant controls in place to monitor automatic identification system (AIS) transponders;

(v)	have controls in place to screen and assess onboarding or offloading cargo in areas they determine to present a high risk;

(vi)	have controls to assess authenticity of bills of lading, as necessary; and

(vii)	have controls in place consistent with the Sanctions Advisory,

(c)	without limiting Clause 53.1(b), they will procure that:

(i)	the Vessel shall not be constructed, operated, employed, managed, used by or for the benefit of a Prohibited Person;

(ii)	the Vessel shall not be employed in trading with any Prohibited Person or in any manner contrary to Sanctions;

(iii)	notwithstanding any other provision of this paragraph (c), the Vessel shall not be permitted to call at any port in any Prohibited Country or any area or country where trading in such area or country would constitute or would be reasonably expected to constitute a breach of Sanctions;

(iv)	the Vessel shall not be traded in any manner which would trigger the operation of any sanctions limitation or exclusion clause (or similar) in the Insurances or in any manner which would result or would reasonably be expected to result in any Obligor or the Owners becoming a Prohibited Person; and

(v)	that each charterparty in respect of the Vessel shall contain, for the benefit of the Owners, language which gives effect to the provisions of Clause 53.1(c) as regards Sanctions and of this Clause and which permits refusal of employment or voyage orders if compliance would result in a breach of Sanctions and which prohibits trading to any Prohibited Country;

(d)	they will, promptly notify the Owners and provide all information which may be relevant for the purposes of ascertaining whether the Obligors, the Approved Manager and any sub-charterer are in compliance with all laws and regulations and Sanctions applicable to and/or binding on them, and in particular, they shall notify the Owners in writing promptly upon being aware that any of the Charterers’ shareholders, directors, officers or employees is a Prohibited Person or has otherwise become a target of any Sanctions;

(e)	save with the Owners’ prior consent in writing, they shall not agree or enter into, and shall procure that each Approved Manager does not agree or enter into, any transaction, arrangement, document or do or omit to do anything which will have the effect of varying, amending, supplementing or waiving any term of the relevant Management Agreement which would result in an annual increase of the management fee to more than ten per cent. (10%) of the management fee payable under the relevant Management Agreement as at the date of this Charter;

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(f)	they shall not:

(i)	change or appoint a manager of the Vessel other than an Approved Manager and provided that any such Approved Manager has (prior to accepting its appointment) entered into a Manager’s Undertaking in such form as may be acceptable to the Owners; or

(ii)	terminate or otherwise assign or transfer any Management Agreement unless with the prior approval in writing by the Owners such approval not to be unreasonably withheld or delayed;

(g)	with effect from and following Delivery, ensure that the Vessel will be registered in the Flag State under the name of the Owners;

(h)	the Vessel shall be classed with an Approved Classification Society upon Delivery at the highest classification available for vessels of its type and be free of all overdue conditions (unless special dispensation is obtained from class and insurers), and maintain such class during the Charter Period;

(i)	unless with the Owners’ prior written consent they shall not deactivate or lay up the Vessel;

(j)	save for the installation of scrubbers (which, once installed shall form part of the Vessel and shall not be removed at redelivery) they shall not make any structural change to the Vessel without the prior written consent of the Owners other than a structural change that is mandatorily required by any applicable law and regulation and the Charterers shall provide the Owners with at least fifteen (15) days prior written notice of the commencement of any such alterations (as well as notification of such alterations being completed promptly after such completion) and shall provide the Owners with all information (including without limitation, any plans for the proposed modifications, repairs, replacement, installation or alteration, valuation reports and confirmation of class from the Approved Classification Society) as the Owners may reasonably require for the purposes of determining their approval together with evidence that the Obligatory Insurances have been appropriately updated, and shall indemnify the Owners against all costs and expenses incurred by the Owners in connection with all such proposed modifications, repairs, replacement, installation or alteration of the Vessel and if such modification, repair or replacement or installation is approved or satisfies the requirements of this Clause, once effected, shall form part of the Vessel and shall not (unless requested by Owners) be removed at any redelivery;

(k)	they will procure that each Approved Manager shall, upon the request of the Owners at the expense of the Charterers, furnish the Owners with an inspection report setting out such matters relating to the condition of the Vessel as the Owners may require on an annual basis and if a Potential Termination Event or Termination Event occurs, at such other frequency as the Owners may otherwise require;

(l)	subject to the other terms of this Charter, the Charterers may freely sub-charter the Vessel save that the Owners’ prior written consent shall be required:

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

(i)	to any sub-bareboat or demise charter of the Vessel;

(ii)	to any Assignable Sub-Charter; and

(iii)	to any employment of the Vessel which does not permit a transfer of the registered ownership of the Vessel without the consent of the applicable sub-charterer;

(m)	they shall procure that:

(i)	all Earnings in connection with the Vessel are paid into the Operating Account;

(ii)	at all times during the Charter Period the Operating Account has a minimum credit balance of at least US$550,000; and

(iii)	the Owners are given any information and access relating to the Operating Account that they may require; and

(n)	they shall, upon the request of the Owners and at the cost of the Charterers, on or before 31st July in each calendar year commencing from 1 January 2022, supply or procure the supply to the Owners all information necessary in order for the Owners to comply with its or any Owners’ Financiers’ obligations under the Poseidon Principles in respect of the preceding year, including, without limitation, all ship fuel oil consumption data required to be collected and reported in accordance with Regulation 22A of Annex VI and any Statement of Compliance relating to the Vessel for the preceding calendar year and, for the avoidance of doubt, such information shall be “Confidential Information” for the purposes of 0 but the Charterers acknowledge that, in accordance with the Poseidon Principles, such information will form part of the information published regarding the Owners’ and/or Owners’ Financiers’ portfolio climate alignment.

CLAUSE 54 – INSPECTION OF VESSEL

54.1	Without prejudice to Clause 54.2 below, the Owners shall be entitled to inspect or survey the Vessel or instruct a duly authorized surveyor to carry out such survey on their behalf:

(a)	to ascertain the condition of the Vessel and satisfy themselves that the Vessel is being properly repaired and maintained;

(b)	in dry-dock if the Charterers have not dry-docked the Vessel in accordance with Clause 10(g) (Periodical Dry-docking);

(c)	as may be required for classification purposes; and

(d)	for any other commercial reason they consider necessary,

and in doing so, the Charterers shall afford the Owners or their authorised surveyor with all proper facilities in relation to such inspection or survey.

54.2	The Owners shall be entitled to exercise its rights of inspection or survey as described under Clause 54.1 (Inspection of Vessel) once a year (subject to provision of prior notice) without interference to the operation and trading of the Vessel save that upon the occurrence of a Termination Event or Potential Termination Event, the Owners shall have the right to inspect or survey the Vessel at any time (and for the avoidance of doubt, more than once a year).

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

54.3	The costs and fees for any inspection and survey permitted under this Clause shall be paid by the Charterers.

54.4	All time used in respect of inspection, survey or repairs pursuant to this Clause shall be for the Charterers’ account and form part of the Charter Period.

54.5	The Charterers shall also permit the Owners to inspect the Vessel’s log books or survey reports whenever requested and shall whenever required by the Owners furnish them with full information regarding any casualties or other accidents or material damage to the Vessel.

CLAUSE 55 – PURCHASE OPTION

55.1	The Charterers shall have the option (the “Purchase Option”) to purchase the Vessel on any Purchase Option Date (as hereinafter defined) specified in the Purchase Option Notice (as hereinafter defined) at the applicable Purchase Option Price, subject to the other terms of this 0 (Purchase Option).

55.2	The Purchase Option shall be exercisable only (unless otherwise agreed by the Owners):

(a)	upon the Charterers providing not less than forty five (45) days’ written notice (the “Purchase Option Notice”) to purchase the Vessel on a date specified therein (the “Purchase Option Date”) which Purchase Option Date shall, subject to Clause 60.1, fall on any anniversary of the Commencement Date on or after the second (2nd) anniversary of the Commencement Date or on the last day of the Charter Period (as the case may be) unless the Purchase Option Notice is served pursuant to a proposed Transfer by the Owners, in which case the Purchase Option Notice must be served by the Charterers within the time provided under Clause 62.4 (but regardless of whether this falls on or after the second (2nd) anniversary of the Commencement Date) and the Purchase Option Date specified in such Purchase Option Notice may fall on any Business Day being not less than thirty (30) days after the date of the relevant Purchase Option Notice; and

(b)	in the absence of the occurrence of a Termination Event that is continuing on or prior to either the date of the Purchase Option Notice or the Purchase Option Date.

55.3	The Purchase Option Notice shall each be signed by a duly authorised officer or attorney of the Charterers and, once delivered to the Owners, will in each case be irrevocable and the Charterers shall be bound to pay to the Owners the Purchase Option Price on the Purchase Option Date.

55.4	The sale of the Vessel pursuant to the Charterers’ exercise of the Purchase Option shall be conducted in accordance with 0 (Sale of the Vessel).

CLAUSE 56 – SALE OF THE VESSEL

56.1	The sale of the legal and beneficial interest and title in the Vessel pursuant to the Charterers’ exercise of, as the case may be, the Charterers’ Purchase Option under 0 (Purchase Option) or pursuant to Clause 41.3 shall be on an “as is where is” and subject to the following terms and conditions:

(a)	no condition, warranty or representation of any kind is or has been given by or on behalf of the Owners in respect of the Vessel or any part thereof, and accordingly the Charterers hereby confirm that they have not, in entering into this Charter, relied on any condition, warranty or representation by the Owners or any person on the Owners’ behalf, express or implied, whether arising by law or otherwise in relation to the Vessel or any part thereof, including, without limitation, warranties or representations as to the description, suitability, quality, merchantability, fitness for any purpose, value, state, condition, appearance, safety, durability, design or operation of any kind or nature of the Vessel or any part thereof, and the benefit of any such condition, warranty or representation by the Owners is hereby irrevocably and unconditionally waived by the Charterers to the extent permissible under applicable law, and the Charterers hereby also waive any rights which they may have in tort in respect of any of the matters referred to above and irrevocably agree that the Owners shall have no greater liability in tort in respect of any such matter than they would have in contract after taking account of all of the foregoing exclusions. No third party making any representation or warranty relating to the Vessel or any part thereof is the agent of the Owners nor has any such third party authority to bind the Owners thereby. Notwithstanding anything contained above, nothing contained herein is intended to obviate, remove or waive any rights or warranties or other claims relating thereto which the Charterers (or their nominee) or the Owners may have against the manufacturer or supplier of the Vessel or any third party;

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(b)	the Vessel shall be free from all registered mortgages, liens, encumbrances, claims and debts whatsoever incurred by the Owners (save for those liens, encumbrances and debts arising out of or in connection with this Charter or the Leasing Documents);

(c)	the Purchase Option Price or Termination Sum (as applicable) shall be paid by (or on behalf of) the Charterers to the Owners together with (without double counting) unpaid amounts of Charterhire, Breakfunding Costs (if applicable), default interest accruing under Clause 37.5 (if applicable), fees, expenses and any other moneys then owing by or accrued or due from the Charterers under this Charter; and

(d)	concurrently with the Owners receiving irrevocable payment of the Purchase Option Price or the Termination Sum (as applicable) and all other moneys payable under this Charter in full pursuant to the terms of this Charter, the Owners shall (save in the event of Total Loss) (at Charterers’ cost) transfer the legal and beneficial ownership of the Vessel on an “as is where is” basis to the Charterers or their nominees and shall (at Charterers’ cost) execute a bill of sale and a protocol of delivery and acceptance evidencing the same and any other document strictly necessary to transfer the title of the Vessel, as well as procure the relevant ship registry to issue a certificate of title or any other evidence provided in accordance with the practice of such registry showing that the Vessel shall be free from any registered mortgages in favour of the Owners, to the Charterers and the relevant ship registry of the Vessel under the Charterers’ flag of choice (and to the extent required for such purposes, the Vessel shall be deemed first to have been redelivered to the Owners). Any fees (including legal fees), costs or disbursements incurred by the Owners in connection with the Charterers’ exercise of the Purchase Option or transfer of the Vessel following payment of the Termination Sum shall be indemnified or reimbursed by the Charterers to the Owners upon the Owners’ demand on or prior to the Purchase Option Date or date of payment of the Termination Sum (as applicable).

CLAUSE 57 – INDEMNITIES

57.1	The Charterers shall pay such amounts to the Owners, on the Owners’ demand, in respect of all claims, expenses, liabilities, losses, taxes, fees (including but not limited to any vessel registration and tonnage fees) suffered or incurred by or imposed on the Owners arising from this Charter and any Leasing Document, whether prior to, during or after termination of the leasing of this Charter, including without limitation:

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

(a)	as a result of incorporating the Owners in the relevant jurisdiction selected by the Charterers or required for the purpose of flying the flag of the Vessel in a particular jurisdiction;

(b)	in connection with delivery, possession, performance, control, registration, repair, survey, insurance, maintenance, manufacture, purchase, ownership or operation of the Vessel (including but not limited to any social security contributions), or the financing or re-financing in relation to the Vessel obtained from the Owners’ Financiers;

(c)	in connection with the prevention or release of liens or detention of or requisition, use, operation, redelivery, sale or disposal of the Vessel (or any part of it) and/or whether prior to, during or after termination;

(d)	in connection with or following the occurrence of a Termination Event or Potential Termination Event (including without limitation, by reason thereof in re-taking possession or otherwise in acquiring the Vessel pursuant to Clause 38.3).

Without prejudice to its generality, this Clause covers any claims, expenses, liabilities and losses which arise, or are asserted, under or in connection with any law relating to safety at sea, the ISM Code, the ISPS Code, the MARPOL Protocol, any Environmental Law or any Sanctions.

57.2	The Charterers hereby irrevocably agree to indemnify and hold harmless the Owners against all consequences or liabilities arising from the master, officers or agents signing bills of lading or other documents and any claim, expense, liability or loss incurred by the Owners in liquidating or employing deposits from the Owners’ Financiers or third parties to fund the acquisition of the Vessel pursuant to the MOA.

57.3	Notwithstanding anything to the contrary herein (but subject and without prejudice to 0 (Cancellation)) and without prejudice to any right to damages or other claim which the Charterers may have at any time against the Owners under this Charter, the indemnities provided by the Charterers in favour of the Owners shall continue in full force and effect notwithstanding any breach of the terms of this Charter or termination of this Charter pursuant to the terms hereof or termination of this Charter by the Owners.

57.4	All rights which the Charterers have at any time (whether in respect of this Charter or any other transaction) against any Obligors shall be fully subordinated to the rights of the Owners under the Leasing Documents and until the end of this Charter and unless the Owners otherwise direct, the Charterers shall not exercise any rights which it may have (whether in respect of this Charter or any other transaction) by reason of performance by it of its obligations under any Leasing Document or by reason of any amount becoming payable, or liability arising, under this Clause:

(a)	to be indemnified by any Obligor;

(b)	to claim any contribution from any third party providing security for, or any other guarantor of, any Obligor under any Leasing Document;

(c)	to take any benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of any Obligor under any Leasing Document or of any other guarantee or security taken pursuant to, or in connection with, any Leasing Document by any Obligors;

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

(d)	to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of any Leasing Document;

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor,

and if the Charterers receive any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Owners by any Obligor or in connection with any Leasing Document to be repaid in full on trust for the Owners and shall promptly pay or transfer the same to the Owners.

CLAUSE 58 – NO SET-OFF OR TAX DEDUCTION

58.1	All Charterhire and any payment made from the Charterers to enable the Owners to pay all amounts under a Leasing Document shall be paid punctually and:

(a)	without any form of set-off, cross claim, condition or counterclaim;

(b)	free and clear of any tax deduction or withholding unless required by law; and

(c)	net of any bank charges or bank fees.

58.2	Without prejudice to Clause 58.1, if the Owners are required by law to make a tax deduction from any payment:

(a)	the Owners shall notify the Charterers as soon as they become aware of the requirement; and

(b)	the amount due in respect of the payment shall be increased by the amount necessary to ensure that the Owners receive and retain (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which they would otherwise have received.

58.3	The Charterers shall (within three (3) Business Days of demand by Owners) pay to the Owners an amount equal to any documented loss, liability or cost which the Owners (acting reasonably) determine will be or has been (directly or indirectly) suffered for or on account of tax by the Owners in respect of a Leasing Document.

58.4	Clause 58.3 shall not apply:

(a)	with respect to any tax assessed on the Owners under the law of the jurisdiction in which the Owners are incorporated or, if different, the jurisdiction (or jurisdictions) in which the Owners are treated as resident for tax purposes if that tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the Owners; or

(b)	to the extent a loss, liability or cost is compensated for by an increased payment under Clause 58.2.

58.5	Notwithstanding any other provision to this Charter, if any deduction or withholding or other tax is or will be required to be made by the Charterers or the Owners in respect of a payment to the Owners as a result of the Owners being incorporated in a particular jurisdiction, the Owners shall have the right to transfer their interest in the Vessel (and this Charter) to any person nominated by the Owners and all costs in relation to such transfer shall be for the account of the Charterers.

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

CLAUSE 59 – INCREASED COSTS

59.1	This 0 applies if the Owners notify the Charterers that they consider that as a result of:

(a)	the introduction or alteration after the date of this Charter of a law or an alteration after the date of this Charter in the manner in which a law is interpreted or applied (disregarding any effect which relates to the application to payments under this Charter of a tax on the Owners’ overall net income); or

(b)	complying with any regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which the Owners allocates capital resources to their obligations under this Charter) which is introduced, or altered, or the interpretation or application of which is altered, after the date of this Charter, the Owners (or a parent company of them) has incurred or will incur an “increased cost”.

59.2	In this 0, “increased cost” means, in relation to the Owners:

(a)	an additional or increased cost incurred as a result of, or in connection with, the Owners or the Owners’ parent company having entered into, or being a party to, this Charter, or funding the acquisition of the Vessel pursuant to the MOA or performing their obligations under this Charter (including as a result of, or in connection with, incorporating itself in a particular jurisdiction as requested by the Charterers or in order to fly a particular flag in respect of the Vessel);

(b)	an additional or increased cost of funds relating to the financing the acquisition of the Vessel pursuant to the MOA; or

(c)	a liability to make a payment or a return forgone, which is calculated by reference to any amounts received or receivable by the Owners under this Charter,

and for the purposes of this Clause, the Owners may in good faith allocate or spread costs and/or losses among their assets and liabilities (or any class of their assets and liabilities) on such basis as they consider appropriate.

59.3	Subject to the terms of Clause 59.1, the Charterers shall pay to the Owners, upon receipt of the Owners’ demand and any evidence thereto (where available to the Owners), the amounts which the Owners from time to time notify the Charterers to be necessary to compensate the Owners for the increased cost.

CLAUSE 60 – MISCELLANEOUS

60.1	Unless otherwise expressly stated to the contrary in this Charter, any payment which is due to be made on a day which is not a Business Day shall be made on the preceding Business Day instead.

60.2	If, at any time, any provision of any Leasing Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

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60.3	The Charterers waive any rights of sovereign immunity which they or any of their properties may enjoy in any jurisdiction and subjects itself to civil and commercial law with respect to their obligations under this Charter.

60.4	No term of this Charter is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Charter.

60.5	This Charter and each other Leasing Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Charter or that Leasing Document, as the case may be.

CLAUSE 61 – FATCA

61.1	Defined terms

For the purposes of this 0, the following terms shall have the following meanings:

“Code” means the United States Internal Revenue Code of 1986, as amended.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)	any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the IRS, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Deduction” means a deduction or withholding from a payment under this Charter or the Leasing Documents required by or under FATCA.

“FATCA Exempt Party” means a Relevant Party that is entitled under FATCA to receive payments free from any FATCA Deduction.

“FATCA Non-Exempt Party” means any Relevant Party who is not a FATCA Exempt Party.

“IRS” means the United States Internal Revenue Service or any successor taxing authority or agency of the United States government.

“Relevant Party” means any of the parties to this Charter and the Leasing Documents.

61.2	FATCA Information

(a)	Subject to paragraph (c) below, each Relevant Party shall, on the date of this Charter, and thereafter within ten (10) Business Days of a reasonable request by another Relevant Party:

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

(i)	confirm to that other party whether it is a FATCA Exempt Party or is not a FATCA Exempt Party; and

(ii)	supply to the requesting party (with a copy to all other Relevant Parties) such other form or forms (including IRS Form W-8 or Form W-9 or any successor or substitute form, as applicable) and any other documentation and other information relating to its status under FATCA (including its applicable “pass thru percentage” or other information required under FATCA or other official guidance including intergovernmental agreements) as the requesting party reasonably requests for the purpose of the requesting party’s compliance with FATCA.

(b)	If a Relevant Party confirms to any other Relevant Party that it is a FATCA Exempt Party or provides an IRS Form W-8 or W-9 to showing that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, or that the said form provided has ceased to be correct or valid, that party shall so notify all other Relevant Parties or provide the relevant revised form, as applicable, reasonably promptly.

(c)	Nothing in this Clause shall oblige any Relevant Party to do anything which would or, in its reasonable opinion, might constitute a breach of any law or regulation, any policy of that party, any fiduciary duty or any duty of confidentiality, or to disclose any confidential information (including, without limitation, its tax returns and calculations); provided, however, that nothing in this paragraph shall excuse any Relevant Party from providing a true, complete and correct IRS Form W-8 or W-9 (or any successor or substitute form where applicable). Any information provided on such IRS Form W-8 or W-9 (or any successor or substitute forms) shall not be treated as confidential information of such party for purposes of this paragraph.

(d)	If a Relevant Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with the provisions of this Charter or the provided information is insufficient under FATCA, then:

(i)	if that party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such party shall be treated for the purposes of this Charter and the Leasing Documents as if it is a FATCA Non-Exempt Party; and

(ii)	if that party failed to confirm its applicable passthru percentage then such party shall be treated for the purposes of this Charter and the Leasing Documents (and payments made thereunder) as if its applicable passthru percentage is 100%, until (in each case) such time as the party in question provides sufficient confirmation, forms, documentation or other information to establish the relevant facts.

61.3	FATCA Deduction and gross-up by Relevant Party.

(a)	If the representation made by the Charterers under 48.1(z) proves to be untrue or misleading such that the Charterers are required to make a FATCA Deduction, the Charterers shall make the FATCA Deduction and any payment required in connection with that FATCA Deduction within the time allowed and in the minimum amount required by FATCA.

(b)	If the Charterers are required to make a FATCA Deduction then the Charterers shall increase the payment due from them to the Owners to an amount which (after making any FATCA Deduction) leaves an amount equal to the payment which would have been due if no FATCA Deduction had been required.

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

(c)	The Charterers shall promptly upon becoming aware that they must make a FATCA Deduction (or that there is any change in the rate or basis of a FATCA Deduction) notify the Owners accordingly. Within thirty (30) days of the Charterers making either a FATCA Deduction or any payment required in connection with that FATCA Deduction, the Charterers shall deliver to the Owners evidence reasonably satisfactory to the Owners that the FATCA Deduction has been made or (as applicable) any appropriate payment paid to the relevant governmental or taxation authority.

61.4	FATCA Deduction by Owners.

The Owners may make any FATCA Deduction they are required by FATCA to make, and any payment required in connection with that FATCA Deduction, and the Owners shall not be required to increase any payment in respect of which they make such a FATCA Deduction or otherwise compensate the recipient for that FATCA Deduction.

61.5	FATCA Mitigation.

Notwithstanding any other provision to this Charter, if a FATCA Deduction is or will be required to be made by any party under Clause 61.4 in respect of a payment to the Owners as a result of the Owners not being a FATCA Exempt Party, the Owners shall have the right to transfer their interest in the Vessel (and this Charter) to any person nominated by the Owners and all costs in relation to such transfer shall be for the account of the Charterers.

CLAUSE 62 – ASSIGNMENT, TRANSFER AND REFINANCING

62.1	The Charterers shall not assign or transfer (whether by novation or otherwise) their rights and/or obligations under this Charter or any other Leasing Document without the prior written consent of the Owners.

62.2	The Charterers acknowledge that, at any time during the Charter Period:

(a)	the Owners (at their own cost) are entitled to enter into certain funding arrangements with the Owners’ Financiers in order to refinance the Financing Amount (or part thereof), which funding arrangements may be secured, inter alia, by the relevant Financial Instruments;

(b)	the Owners may do any of the following as security for the funding arrangements referred to in paragraph (a) above, in each case without consent of the Charterers (but after giving Charterers at least five (5) days prior written notice):

(i)	execute a ship mortgage over the Vessel or any other Financial Instrument in favour of the Owners’ Financiers (provided that the Owners shall use reasonable endeavours to procure that the Owners’ Financiers enter into a quiet enjoyment letter on terms acceptable to the owners’ Financiers, Charterer and Owners);

(ii)	assign their rights and interests to, in or in connection with this Charter and/or any other Leasing Document in favour of the Owners’ Financiers;

(iii)	assign their rights and interests to, in or in connection with the Insurances, the Earnings and the Requisition Compensation of the Vessel in favour of the Owners’ Financiers; and

(iv)	enter into any other document or arrangement which is necessary to give effect to such financing arrangements.

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62.3	The Charterers undertake to comply, and provide such information and documents reasonably required to enable the Owners to comply, with all such instructions or directions in regard to the employment, insurances, operation, repairs and maintenance of the Vessel as laid down in any Financial Instrument or as may be directed from time to time during the currency of this Charter by the Owners’ Financiers in conformity with any Financial Instrument provided always that the same are no more onerous than set out under the Leasing Documents. The Charterers further agree and acknowledge for themselves all relevant terms, conditions and provisions of each Financial Instrument (if any) and agree to acknowledge this in writing in any form that may be reasonably required by the Owners’ Financiers. The Charterers further agree to enter into any required acknowledgements of assignments and other customary documents as may be required in connection with the Financing Documents.

62.4	The Owners may procure a:

(a)	change in the registered ownership of the Vessel; and/or

(b)	assign or transfer by novation of any of its rights and obligations under any of the Leasing Documents (other than pursuant to Clause 62.2),

(any such event described in (a) and (b) above being a “Transfer”) to any affiliate or to another financial institution, trust, fund, leasing company or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in shipping loans, securities or other financial assets without the consent of the Charterers, provided that (other than in respect of a Transfer to an affiliate) the Owners shall give the Charterers at least 30 days prior written notice of their intention to effect a Transfer (a “Transfer Notice”). Within five (5) Business Days of the Owners serving a Transfer Notice on the Charterers, the Charterers may elect to serve a Purchase Option Notice on the Owners in accordance with Clause 55.2, following which the Charterers shall purchase the Vessel in accordance with the applicable terms of this Charter and the Owners shall not proceed with the relevant proposed Transfer (unless the Charterers fail to complete the purchase on the relevant Purchase Option Date in which case the Owners shall be free to effect such Transfer without reference to the Charterers and shall not be obliged to serve Transfer Notices for any future proposed Transfers). If the Charterers do not serve a Purchase Option Notice within the aforementioned five (5) Business Day period, then the Owners may proceed with the Transfer.

62.5	Any Transfer shall not in any manner whatsoever disturb or interfere with the Charterers’ lawful use, possession and quiet enjoyment of the Vessel during the Charter Period. The Charterers shall be liable to the applicable new owner of the Vessel for its performance of all obligations under this Charter (as novated) after any such Transfer and the Charterers shall procure that any party to a Leasing Document:

(i)	becomes liable to the new of owner of the Vessel for its performance of all obligations pursuant to such Leasing Document; and

(ii)	enters into all necessary documents or takes any necessary actions required for such Leasing Document and any Security Interest created thereunder remaining in full force and effect (or to be novated and/or re-executed) as from the completion of the relevant Transfer.

62.6	The Charterers agree and undertake to enter into any such usual documents and provide all necessary assistance as the Owners shall require to complete or perfect the any Transfer made pursuant to this 0 (Assignment, Transfer and Re-financing).

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

CLAUSE 63 – CONFIDENTIALITY

The Parties agree to keep the terms and conditions of this Charter and any other Leasing Document (the “Confidential Information”) strictly confidential, provided that a Party may disclose Confidential Information in the following cases:

(a)	it is already known to the public or becomes available to the public other than through the act or omission of the disclosing Party;

(b)	it is required to be disclosed under the applicable laws of any Relevant Jurisdiction or by a governmental order, any stock exchange and/or securities and exchange commission laws and regulations including but not limited to the US SEC Rule or the Nasdaq Rules, decree, regulation or rule;

(c)	in filings with a court or arbitral body in proceedings in which the Confidential Information is relevant and in discovery arising out of such proceedings;

(d)	to any other party to a Leasing Document;

(e)	to (or through) whom a Party assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Leasing Document (as permitted by the terms thereof);

(f)	to any of the following persons (on a need to know basis):

(i)	a shareholder or an Affiliate of either Party or a party referred to in paragraph (d);

(ii)	its board of directors, employees, its shareholders, auditors, third party managers, external counsels or accountants;

(iii)	professional advisers retained by a disclosing party;

(iv)	any rating agencies;

(v)	the Approved Classification Society;

(vi)	the ship registry of the Flag State; and

(vii)	in the case of the disclosing party being the Owners, persons advising on, providing or considering the provision of financing to the Owners or an Affiliate of the Owners,

provided that the disclosing party shall exercise due diligence to ensure that no such person shall disclose Confidential Information to any other party save for circumstances arising which are similar to those described under this Clause or such other circumstances as may be permitted by all Parties;

(g)	to any person which is a classification society or other entity which the Owners or the Owners’ Financiers have engaged to make the calculations necessary to enable the Owners and/or the Owners’ Financiers to comply with their reporting obligations under the Poseidon Principles; or

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

(h)	with the prior written consent of all Parties and if required by any Party, subject to a corresponding confidentiality undertaking obtained from the party to whom the Confidential Information is disclosed to.

CLAUSE 64 – GENERAL APPLICATION OF PROCEEDS

64.1	Any Net Trading Proceeds, Net Sales Proceeds, Total Loss Proceeds, any proceeds realised by the Owners in connection with the enforcement of the Security Documents (unless otherwise specified in the Security Documents) and any proceeds received by the Owners from the Other Owner (as trustee for the Owners) shall be applied in the following order of application against amounts payable under the Leasing Documents:

(a)	firstly, in or towards any amounts outstanding under the Leasing Documents other than the Termination Sum (including but not limited to any costs and expenses incurred in the enforcement of the Security Documents, to the extent these are not covered under the Termination Sum);

(b)	secondly, in or towards satisfaction of the Charterers’ obligation to pay the Termination Sum (or such portion of it that then remains unpaid) in any order of application in the amounts comprising the Termination Sum as the Owners may determine; and

(c)	thirdly, upon satisfaction in full of all amounts payable to the Owners under the Leasing Documents, in payment of any surplus to the Charterers, but subject always to the terms of the General Assignment.

CLAUSE 65 – GOVERNING LAW AND ENFORCEMENT

65.1	This Charter, and any non-contractual obligations arising out of or in connection with it, shall be governed by English law.

65.2	Any dispute arising out of or in connection with any Leasing Document (including a dispute regarding the existence, validity or termination of any Leasing Document or any non-contractual obligation arising out of or in connection with any Leasing Document) (a “Dispute”) shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause.

65.3	The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced. The reference shall be to three (3) arbitrators. A Party wishing to refer the Dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other Party requiring the other Party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other Party appoints its own arbitrator and give notice that it has done so within the fourteen (14) days specified. If the other Party does not appoint its own arbitrator and give notice that it has done so within the fourteen (14) days specified, the Party referring a Dispute to arbitration may, without the requirement of any further prior notice to the other Party, appoint its arbitrator as sole arbitrator and shall advise the other Party accordingly. The award of a sole arbitrator shall be binding on both Parties as if he had been appointed by agreement. Nothing herein shall prevent the Parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

65.4	In cases where neither the claim nor any counterclaim exceeds the sum of US$100,000 (or such other sum as the Parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

CLAUSE 66 – DEFINITIONS

66.1	In this Charter the following terms shall have the meanings ascribed to them below:

“Acceptance Certificate” means a certificate substantially in the form set out in Schedule 1 (Acceptance Certificate) to be signed by the Charterers at Delivery.

“Account Bank” means Alpha Bank S.A. or such other bank approved by the Owners.

“Account Charge” means the document creating charge(s) over the Operating Account executed or to be executed by the Charterers in favour of the Owners.

“Amendment and Restatement Deed” means the amendment and restatement deed dated 25 September 2023 and made among the Owners, the Charterers and the Guarantor in respect of this Charter.

“Advance Charterhire” has the meaning as defined under Clause 36.2 of the Charter.

“Affiliate” means in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Annex VI” means Annex VI of the Protocol of 1997 to amend the International Convention for the Prevention of Pollution from Ships 1973 (Marpol), as modified by the Protocol of 1978 relating thereto.

“Anti-Bribery and Anti-Corruption Laws” means the US Foreign Corrupt Practices Act of 1977 as amended and the rules and regulations thereunder, the UK Bribery Act of 2010, and/or any similar laws, rules or regulations issued, administered or enforced by the United States, United Kingdom, the European Union or any of its member states, or any other country or governmental agency having jurisdiction over the Owners or any Obligors or their respective subsidiaries.

“Anti-Money Laundering Laws” means all applicable financial record-keeping and reporting requirements, anti-money laundering statutes (including all applicable rules and regulations thereunder) and all applicable related or similar laws, rules, regulations or guidelines, of all jurisdictions including and without limitation, the United States of America, the United Kingdom, Hong Kong and the People’s Republic of China and which in each case are:

(a)	issued, administered or enforced by any governmental agency having jurisdiction over the Charterers or any other Obligors or their respective subsidiaries;

(b)	of any jurisdiction in which the Charterers or any other Obligor conducts business; or

(c)	to which the Charterers or any other Obligor is subjected or subject to.

“Approved Classification Society” means Bureau Veritas, Lloyds’ Register or any other classification society which is a member of the International Association of Classification Societies and approved by the Owners in writing.

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

“Approved Commercial Manager” means Fidelity Marine Inc., Seanergy Management Corp. or any other reputable ship management company as may be approved by the Owners in writing prior to its appointment as commercial manager of the Vessel.

“Approved Manager” means the Approved Commercial Manager or the Approved Technical Manager.

“Assignable Sub-charter” means any charter or any other form of employment contract relating to the Vessel, whether or not already in existence with a duration exceeding or capable of exceeding 12 months (inclusive of options to renew).

“Approved Technical Manager” means V Ships Limited (a Cyprus entity), V Ships Greece, Seanergy Shipmanagement Corp. or any other reputable ship management company as may be approved by the Owners in writing prior to its appointment as technical manager of the Vessel (such approval from the Owners not to be required for the appointment of an entity controlled by the Guarantor).

“Approved Valuer” means Simpson Spence Young, Clarksons Platou, Maersk Broker, Arrow Shipbrokers, Howe Robinson, Braemar ACM Shipbroking, Barry Rogliano Salles or such other independent and reputable shipbroker nominated by the Charterers and approved by the Owners.

“Arrangement Fee” has the meaning as defined under Clause 44.1.

“Breakfunding Costs” means all breakfunding costs and expenses (excluding the margin) incurred or payable by the Owners when a repayment or prepayment under the relevant funding arrangement entered into by the Owners for the purpose of financing the Purchase Price (or any part thereof) does not fall on a Payment Date, a Purchase Option Date or a date specified by the Owners in any Termination Notice.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for business in the principal business centres of Shanghai, Singapore and Athens and/or:

(a)	in respect of a day on which a payment is required to be made or other dealing is due to take place under this Charter in Dollars, a day on which banks are open in New York City; and

(b)	in respect of the fixing of an interest rate in relation to the Owners’ Costs, a day which is a US Government Securities Business Day.

“Cancelling Date” has the meaning given to such term under the MOA.

“Change of Control” means:

(a)	the Guarantor ceases to own and/or control directly or indirectly, all of the shares and voting rights in the Charterers; and/or

(b)	the Guarantor ceases to be listed on Nasdaq.

“Charter Period” means the period described in Clause 32.1 unless it is terminated earlier in accordance with the provisions of this Charter.

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

“Charterhire” means each of, as the context may require, all of the instalments of hire payable hereunder on each applicable Payment Date comprising in each case both Fixed Charterhire and Variable Charterhire, as further detailed in 0.

“Commencement Date” means the date on which Delivery takes place.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 3.

“Credit Adjustment Spread” means zero point two two per cent. (0.22%) per annum.

“Delivery” means the physical and legal delivery of the Vessel from the Owners to the Charterers pursuant to the terms of this Charter.

“Dollars” and “US$” mean the lawful currency for the time being of the United States of America.

“Earnings” means all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Charterers and which arise out of the use or operation of the Vessel, including (but not limited to):

(a)	all freight, hire and passage moneys;

(b)	any compensation payable in the event of requisition of the Vessel for hire;

(c)	any remuneration for salvage and towage services;

(d)	any demurrage and detention moneys;

(e)	damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Vessel;

(f)	all moneys which are at any time payable to the Charterers in relation to general average contribution; and

(g)	if and whenever the Vessel is employed on terms whereby any moneys falling within paragraphs (a) to (f) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Vessel.

“Environmental Claim” means any claim by any governmental, judicial or regulatory authority or any other person which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law and, for this purpose, “claim” includes a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean-up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

“Environmental Incident” means:

(a)	any release, emission, spill or discharge of Environmentally Sensitive Material whether within the Vessel or from the Vessel into any other vessel or into or upon the air, water, land or soils (including the seabed) or surface water; or

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

(b)	any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, water, land or soils (including the seabed) or surface water from a vessel other than the Vessel and which involves a collision between the Vessel and such other vessel or some other incident of navigation or operation, in either case, in connection with which the Vessel is actually or potentially liable to be arrested, attached, detained or injuncted and/or the Vessel and/or any Obligors and/or any operator or manager of the Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)	any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, water, land or soils (including the seabed) or surface water otherwise than from the Vessel and in connection with which the Vessel is actually or potentially liable to be arrested and/or where any Obligors and/or any operator or manager of the Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action.

“Environmental Law” means any present or future law relating to pollution or protection of human health or the environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.

“Environmentally Sensitive Material” means and includes all contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.

“Expiry Owners’ Costs” means an amount equal to US$8,700,000.

“Fair Market Value” means the value of the Vessel determined as follows:

(a)	subject to sub-paragraph (b) below, the arithmetic mean of the valuations shown by two (2) valuation reports prepared:

(i)	on a date no earlier than fifteen (15) days prior to the relevant date of valuation (except in the case of the Initial Market Value, in which cash such valuation reports shall be prepared on a date no earlier than fifteen (15) days prior to the Commencement Date);

(ii)	by Approved Valuers one nominated by the Owners and the other nominated by the Charterers;

(iii)	without physical inspection of the Vessel or other vessel; and

(iv)	on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer, without taking into account any charter whatsoever; and

(b)	if there is a discrepancy of five per cent. (5%) or more between the market valuations shown on the two valuation reports obtained pursuant to paragraph (a) above (using the lower valuation figure as the denominator), the arithmetic mean of the valuations shown by three (3) valuation reports each prepared on the same terms and conditions as set out under paragraph (a) above (except that the third valuation report additionally required under this sub-paragraph (b) shall be prepared by an Approved Valuer nominated by the Owners).

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

“Fee Letter” means the fee letter referred to under Clause 44.1 for payment of the Arrangement Fee.

“Financial Indebtedness” means, in relation to a person (the “debtor”), a liability of the debtor:

(a)	for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

(b)	under any loan stock, bond, note or other security issued by the debtor;

(c)	under any acceptance credit, guarantee or letter of credit facility made available to the debtor;

(d)	under a financial lease, a deferred purchase consideration arrangement (other than deferred payments for assets or services obtained on normal commercial terms in the ordinary course of business) or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

(e)	under any foreign exchange transaction, any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or

(f)	under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within paragraphs (a) to (e) if the references to the debtor referred to the other person.

“Financial Instruments” means the applicable loan or facility agreement entered into between the Owners (or their affiliate) and the Owners’ Financiers and any mortgage, deed of covenants, assignment in respect of this Charter, assignment in respect of the Guarantees, assignment in respect of Earnings, Insurances and Requisition Compensation, manager’s undertaking and subordination (including assignment of manager’s interests in the Insurances) or any other financial security instruments granted by the Owners to the Owners’ Financiers as security for the financing or refinancing of the Owners’ acquisition of the Vessel.

“Financing Amount” shall have the same meaning as defined under the MOA.

“First Payment Date” shall have the meaning as defined under 36.5(a).

“Fixed Charterhire” shall have the meaning as defined under Clause 36.4(a).

“Flag State” means the flag state named in Box 5 of this Charter or any other state or jurisdiction approved in writing by the Owners.

“Fleet Vessel” means any ship or vessel (including, but not limited to, the Vessel and the Other Vessel) from time to time wholly leased, hired, chartered or financed under any lease, hire purchase agreement, charter or any other financing arrangement by affiliates of the Owners and/or the Other Owner to subsidiaries or affiliates of the Guarantor.

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

“Funding Rate” means any individual rate certified by the Owners to the Charterers pursuant to Clause 37.3(c)(ii).

“GAAP” means generally accepted accounting principles in the United States of America or such other accounting principles as agreed by both Parties.

“General Assignment” means the assignment agreement executed or to be executed between the Charterers and the Owners in respect of the Vessel, pursuant to which the Charterers shall, inter alia, assign its rights under:

(a)	the Earnings, Insurances, Requisition Compensation in respect of the Vessel; and

(b)	any Assignable Sub-charter,

in favour of the Owners.

“Group” means the Guarantor and its Subsidiaries (whether directly or indirectly owned) for the time being.

“Guarantee” means the guarantee executed by the Guarantor in favour of the Owners on or about the date hereof.

“Guarantor” means Seanergy Maritime Holdings Corp., a corporation incorporated and existing under the laws of the Republic of Marshall Islands.

“Hire Period” means (i) in the case of the first Hire Period, the period commencing on the Commencement Date and ending on the First Payment Date; and (ii) in the case of each subsequent Payment Date, the period of commencing on the last day of the preceding Hire Period and ending on the next occurring Payment Date.

“Historic Term SOFR” means, in relation to any Hire Period, the most recent applicable Term SOFR for a period equal in length to that Hire Period and which is as of a day which is no more than three (3) US Government Securities Business Days before the Quotation Day.

“Holding Company” means, in relation to a person, any other person in relation to which (i) it is a Subsidiary or (ii) it is a Subsidiary of a Subsidiary.

“IAPPC” means a valid international air pollution prevention certificate for the Vessel issued pursuant to the MARPOL Protocol.

“Initial Market Value” means, in relation to the Vessel, the Fair Market Value of the Vessel as at a date no earlier than fifteen (15) days prior to the Commencement Date.

“Insurances” means:

(a)	all policies and contracts of insurance, including entries of the Vessel in any protection and indemnity or war risks association, which are effected in respect of the Vessel or otherwise in relation to it whether before, on or after the date of this Charter; and

(b)	all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium and any rights in respect of any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Charter.

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

“Interpolated Historic Term SOFR” means, in relation to any Hire Period, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:

(a)	either:

(i)	the most recent applicable Term SOFR (as of a day which is not more than three (3) US Government Securities Business Days before the Quotation Day for the longest period (for which Term SOFR is available) which is less than that Hire Period; or

(ii)	if no such Term SOFR is available for a period which is less than that Hire Period, SOFR for a day which is no more than five (5) US Government Securities Business Days (and no less than two (2) US Government Securities Business Days) before the Quotation Day; and

(b)	the most recent applicable Term SOFR (as of a day which is not more than three (3) US Government Securities Business Days before the Quotation Day) for the shortest period (for which Term SOFR is available) which exceeds that Hire Period.

“Interpolated Term SOFR” means, in relation to any Hire Period, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:

(a)	either:

(i)	the applicable Term SOFR (as of the Quotation Day in respect of that Hire Period) for the longest period (for which Term SOFR is available) which is less than that Hire Period; or

(ii)	if no such Term SOFR is available for a period which is less than that Hire Period, SOFR for the day which is two (2) US Government Securities Business Days before the Quotation Day; and

(b)	the applicable Term SOFR (as of the Quotation Day in respect of that Hire Period) for the shortest period (for which Term SOFR is available) which exceeds that Hire Period.

“Interest Rate” means, in relation to each Hire Period and subject to Clause 37.3, the percentage rate of interest per annum equal to the aggregate of (i) the applicable Reference Rate for the relevant Hire Period, (ii) the Margin and (iii) the Credit Adjustment Spread.

“ISM Code” means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation Assembly as Resolutions A.741 (18) and A.788 (19), as the same may be amended or supplemented from time to time (and the terms “safety management system”, “Safety Management Certificate” and “Document of Compliance” have the same meanings as are given to them in the ISM Code).

“ISPS Code” means the International Ship and Port Security Code as adopted by the Conference of Contracting Governments to the Safety of Life at Sea Convention 1974 on 13 December 2002 and incorporated as Chapter XI-2 of the Safety of Life at Sea Convention 1974, as the same may be supplemented or amended from time to time.

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

“ISSC” means a valid international ship security certificate for the Vessel issued pursuant to the ISPS Code.

“Leasing Documents” means this Charter, the Amendment and Restatement Deed, the Guarantees, the MOA, the Fee Letter and the Security Documents and each, as the context may require, the “Leasing Document”.

“Major Casualty” means any casualty to the Vessel in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds US$1,000,000 or the equivalent in any other currency.

“Management Agreement” means:

(a)	the technical management agreement dated 22 April 2021 and made between V Ships Limited and the Charterers;

(b)	the commercial management agreement dated 2 March 2015 and made between Fidelity Marine Inc. and Seanergy Management Corp. as amended by a first amendment dated 11 September 2015, a second amendment dated 24 February 2016, a third amendment dated 1 February 2018, a fourth amendment dated 28 June 2018 and as further amended from time to time), as acceded to by the Charterers pursuant to an accession letter dated 27 April 2021; and/or

(c)	such other management agreement for the technical and/or commercial management of the Vessel as may be subsequently entered into in respect of the Vessel by the Charterers with an Approved Manager.

“Manager’s Undertaking” means, in relation to an Approved Manager, a letter of undertaking to be executed by that Approved Manager in favour of the Owners subordinating the rights of that Approved Manager against the Vessel and the Charterers to the rights of the Owners.

“Margin” means three point fifty per cent. (3.50%) per annum.

“Market Disruption Rate” means the percentage rate per annum which is the aggregate of the Reference Rate and the Credit Adjustment Spread.

“MARPOL Protocol” means Annex VI (Regulations for the Prevention of Air Pollution from Ships) to the International Convention for the Prevention of Pollution from Ships 1973 (as amended in 1978 and 1997).

“Material Adverse Effect” means, in the reasonable opinion of the Owners, a material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) of any Obligor or any member of the Group; or

(b)	the ability of any Obligor to perform its obligations under any Leasing Document to which it is a party; or

(c)	the validity or enforceability of, or the effectiveness or ranking of any Security Interests granted pursuant to, any of the Leasing Documents or the rights or remedies of the Owners under any of the Leasing Documents.

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

“MOA” means the memorandum of agreement dated on or about the date of this Charter and made between the Owners (in their capacity as buyers) and the Charterers (in their capacity as sellers), pursuant to which the Charterers agree to sell and the Owners agree to purchase the Vessel upon the terms and conditions set out therein.

“Net Sales Proceeds” has the meaning given to it under Clause 42.1(c).

“Net Trading Proceeds” has the meaning given to it under Clause 42.1(b).

“Nominated Purchaser” has the meaning given to it under Clause 42.1(c).

“Nomination Period” has the meaning given to it under Clause 42.1(c).

“Obligatory Insurances” means any insurances of the Vessel required to be effected by or on behalf of the Charterers pursuant to 0.

“Obligors” means:

(a)	the Charterers;

(b)	the Guarantor;

(c)	any Approved Manager which is an entity within the Group;

(d)	any sub-charterer of the Vessel which is an entity within the Group; and

(e)	any other party providing security for the Charterers’ obligations under this Charter pursuant to a Security Document or otherwise (except any Approved Manager or sub-charterer which are not entities within the Group).

“Operating Account” means an interest bearing account with account number 960- 01- 5006034452 opened in the name of the Charterers with the Account Bank.

“Original Financial Statements” means in relation to the Guarantor, its audited consolidated financial statements for the fiscal year ended 31 December 2020.

“Original Jurisdiction” means, in relation to an Obligor, the jurisdiction under whose laws they are incorporated as at the date of this Charter.

“Other Charter” means, in relation to the Other Vessel, the bareboat charterparty dated on or around the date of this Charter entered into between the Other Owner and the Other Charterer.

“Other Charterer” means Patriot Shipping Co.

“Other Owner” means Sea 242 Leasing Co. Limited.

“Other Vessel” means m.v. Patriotship.

“Owners’ Costs” means, on any relevant date, (i) the Financing Amount minus (ii) the aggregate Fixed Charterhire which has been paid by the Charterers and received by the Owners as at such date.

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

“Owners’ Financier” means any financier providing financing or refinancing facilities to the Owners or any affiliate of the Owners in respect of the Owners’ purchase and/or lease of the Vessel to the Charterers under the terms of the Leasing Documents.

“Owners’ Surveyor” means the surveyor appointed by the Owners in accordance with Clause 7.

“Party” means a party to this Charter, namely the Owners or the Charterers.

“Payment Date” shall have the meaning as defined under Clause 36.5.

“Permitted Security Interest” means:

(a)	any Security Interest created by a Security Document or a Financial Instrument;

(b)	any lien for unpaid master’s and crew’s wages in accordance with the ordinary course of operation of the Vessel or in accordance with usual reputable maritime practice;

(c)	any lien for salvage;

(d)	any lien for master’s disbursements incurred in the ordinary course of trading;

(e)	any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of the Vessel provided such liens do not secure amounts more than thirty (30) days overdue;

(f)	any Security Interest created in favour of a plaintiff or defendant in any action of the court or tribunal before whom such action is brought as security for costs and expenses where the Owners are prosecuting or defending such action in good faith by appropriate steps; and

(g)	Security Interests arising by operation of law in respect of taxes which are not overdue or for payment of taxes which are overdue for payment but which are being contested by the Owners or the Charterers in good faith by appropriate steps and in respect of which adequate reserves have been made, provided that the foregoing have not arisen due to the default or omission of any Obligor.

“Poseidon Principles” means the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios published in June 2019 as the same may be amended or replaced to reflect changes in applicable law or regulation or the introduction of or changes to mandatory requirements of the International Maritime Organisation from time to time.

“Potential Termination Event” means, an event or circumstance specified in 0 (Termination Event) which would with the giving of any notice, the lapse of time, and/or a determination of the Owners, constitute a Termination Event.

“Prepositioning Date” shall have the same meaning as defined under the MOA.

“Prohibited Countries” means those countries and territories subject to country-wide or territory-wide Sanctions and/or trade embargoes from time to time during the Charter Period, in particular but not limited to pursuant to the U.S.’s Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”) or the United Nations.

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

 “Prohibited Person” means any person, entity or any other party which is (i) located, domiciled, resident or incorporated in a Prohibited Country, and/or (ii) subject to any sanction administrated by the United Nations, the European Union, the United States and the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Kingdom, His Majesty’s Treasury (“HMT”) and the Foreign and Commonwealth Office of the United Kingdom, the Special Administrative Region of Hong Kong, the People’s Republic of China and/or (iii) owned or controlled by or affiliated with persons, entities or any other parties as referred to in (i) and (ii).

“Published Rate” means SOFR or Term SOFR for any Quoted Tenor.

“Published Rate Replacement Event” means, in relation to any Published Rate:

(a)	the methodology, formula or other means of determining that Published Rate has, in the opinion of the Owners, materially changed;

(b)

(i)

(A)	the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)	information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;

(ii)	the administrator of that Published Rate publicly announces that it has ceased or will cease, to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;

(iii)	the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued; or

(iv)	the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used; or

(c)	the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Owners and the Charterers) temporary; or

(ii)	that Published Rate is calculated in accordance with any such policy or arrangement for a period no less than a reasonable period determined by the Owners; or

(d)	in the opinion of the Owners, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Charter.

“Purchase Option” means the purchase option referred to in Clause 55.1.

“Purchase Option Date” shall have the meaning ascribed thereto in Clause 55.2.

“Purchase Option Fee” means:

(a)	if the Purchase Option is exercised on the second (2nd) anniversary of the Commencement Date (or prior to it but only in accordance with Clause 62.4), two point five per cent. (2.50%) of the Owners’ Costs on that date;

(b)	if the Purchase Option is exercised on the third (3rd) anniversary of the Commencement Date, one point five per cent. (1.50%) of the Owners’ Costs on that date; and

(c)	if the Purchase Option is exercised on the fourth (4th) or fifth (5th) anniversary of the Commencement Date, zero per cent. (0%) of the Owners’ Costs on that date.

“Purchase Option Notice” shall have the meaning ascribed thereto in Clause 55.2.

“Purchase Option Price” means, in respect of any Purchase Option Date:

(a)	if the Purchase Option Date falls prior to the last day of the Charter Period, the aggregate of:

(i)	the Owners’ Costs prevailing as at the relevant Purchase Option Date;

(ii)	any Variable Charterhire accrued but unpaid as at the date of payment of the Purchase Option Price;

(iii)	any Purchase Option Fee;

(iv)	any Breakfunding Costs;

(v)	any reasonable and documented legal or other costs incurred by the Owners in connection with the exercise of the Purchase Option under 0 (Purchase Option); and

(vi)	aside from the amounts described under paragraphs (i) to (v) above, any other moneys due and owing under the Leasing Documents at the relevant Purchase Option Date;

(b)	if the Purchase Option Date falls on the last day of the Charter Period, the aggregate of:

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

(i)	the Expiry Owners’ Costs;

(ii)	any Charterhire accrued but unpaid as at the date of payment of the Purchase Option Price;

(iii)	any reasonable and documented legal or other costs incurred by the Owners in connection with the exercise of the Purchase Option under 0 (Purchase Option); and

(iv)	aside from the amounts described under paragraphs (i) to (iii) above, any other moneys due and owing under the Leasing Documents at the relevant Purchase Option Date.

“Purchase Price” has the meaning given to it in the MOA.

“Quotation Day” means, in relation to any Hire Period, two (2) US Government Securities Business Days before the first day of that Hire Period unless market practice differs in the relevant syndicated loan market in which case the Quotation Day will be determined by the Owners in accordance with that market practice (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days).

“Quoted Tenor” means, in relation to Term SOFR, any period for which that rate is customarily displayed on the relevant page or screen of an information service.

“Reference Rate” means, in relation to a Hire Period:

(a)	the applicable Term SOFR as of the relevant Quotation Day and for a period equal in length to the relevant Hire Period; or

(b)	as otherwise determined pursuant to Clause 36.4A or Clause 37,

and if, in either case, that rate is less than zero, the Reference Rate shall be deemed to be zero.

“Relevant Jurisdiction” means, in relation to an Obligor:

(a)	its Original Jurisdiction;

(b)	any jurisdiction where any property owned by it and charged under a Leasing Document is situated;

(c)	any jurisdiction where it conducts its business; or

(d)	any jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it creating a Security Interest.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Replacement Reference Rate” means a reference rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Published Rate by:

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

(i)	the administrator of that Published Rate; or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Reference Rate” will be the replacement under paragraph (ii) above;

(b)	in the opinion of the Owners, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor or alternative to a Published Rate; or

(c)	in the opinion of the Owners, an appropriate successor or alternative to a Published Rate.

“Reporting Time” means close of business in Shanghai on the date falling one (1) Business Day after the Quotation Day for the relevant Hire Period.

“Requisition Compensation” includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (a) of the definition of “Total Loss”.

“Sanctions” means any sanctions, embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing):

(a)	imposed by law or regulation of the United Kingdom, the Council of the European Union, the United Nations or its Security Council, the People’s Republic of China, the Special Administrative Region of Hong Kong or the United States of America regardless of whether the same is or is not applicable or binding on any Obligor; or

(b)	otherwise imposed by any law or regulation which are applicable to and/or binding on any Obligor (which shall include without limitation, any extra-territorial sanctions imposed by law or regulation of the United States of America).

“Sanctions Advisory” means the Sanctions Advisory for the Maritime Industry, Energy and Metals Sectors, and Related Communities issued May 14, 2020 by the US Department of the Treasury, Department of State and Coast Guard, as may be amended or supplemented, and any similar future advisory.

“Security Documents” means:

(a)	the Account Charge;

(b)	the General Assignment;

(c)	the Shares Pledge;

(d)	each Manager’s Undertaking; and

(e)	any other security document conferring any Security Interest in respect of the obligations of the Charterers under or in connection with this Charter.

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

“Security Interest” means:

(a)	a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind;

(b)	the security rights of a plaintiff under an action in rem; or

(c)	any other right which confers on a creditor or potential creditor a right or privilege to receive the amount actually or contingently due to it ahead of the general unsecured creditors of the debtor concerned; however this paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution.

“Shares Pledge” means a first priority pledge over the shares of the Charterers executed or to be executed by the Guarantor in favour of the Owners.

“SOFR” means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published (before any correction, recalculation or republication by the administrator) by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

“Statement of Compliance” means a Statement of Compliance related to fuel oil consumption pursuant to regulations 6.6 and 6.7 of Annex VI.

“Subsidiary” means a subsidiary within the meaning of section 1159 of the UK Companies Act 2006.

“Term SOFR” means the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate).

“Termination Date” has the meaning given to it under Clause 47.2.

“Termination Event” means any event described in 0 (Termination Events).

“Termination Fee” means two per cent. (2.00%) of the Owners’ Costs as at the relevant date.

“Termination Notice” has the meaning given to it under Clause 47.2.

“Termination Sum” means, in respect of any date (such date being referred to as the “Relevant Date” for the purposes of this definition only), the aggregate of (without double counting amounts that may be included in more than one sub-paragraph below):

(a)	the Owners’ Costs prevailing as at the Relevant Date;

(b)	any Variable Charterhire accrued and unpaid as at the date of payment of the Termination Sum;

(c)	the Termination Fee (other than in connection with a payment of the Termination Sum following a Total Loss);

(d)	any Breakfunding Costs;

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

(e)	any and all evidenced and documented direct costs, losses and liabilities incurred by the Owners as a result of the early termination of the leasing under this Charter including but not limited to any legal costs, any agency or broker fees incurred in attempting to re-charter or otherwise dispose of the Vessel;

(f)	any and all documented costs, losses and liabilities incurred by the Owners in locating, repossessing, recovering, repositioning, berthing, insuring and maintaining the Vessel and/or in collecting any payments due under this Charter and/or in obtaining the due performance of the obligations of the Charterers under this Charter or the other Leasing Documents; and

(g)	aside from the amounts described under paragraphs (a) to (f) above, any other moneys due and owing under the Leasing Documents at the Relevant Date including any default interest on amounts under (a) to (f) above.

“Total Loss” means:

(a)	any expropriation, confiscation, requisition (other than a requisition for hire) or acquisition of the Vessel, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority;

(b)	any requisition for hire, arrest, condemnation, capture, seizure or detention of the Vessel (including any hijacking or theft but excluding any event specified in paragraph (a) of this definition) unless it is redelivered within sixty (60) days to the full control of the Owners or the Charterers; or

(c)	actual, constructive, compromised, agreed or arranged total loss of the Vessel.

“Total Loss Date” means, in relation to the Total Loss of the Vessel:

(a)	in the case of a Total Loss occurring under paragraph (a) of the definition of Total Loss, on the date on which the expropriation, confiscation, requisition or, as the case may be, the acquisition of the Vessel is completed by delivery of the Vessel to the relevant government or official authority or the person or persons claiming to be or to represent the relevant government or official authority;

(b)	in the case of a Total Loss occurring under paragraph (b) of the definition of Total Loss, the date falling on the expiration of such sixty (60) day period;

(c)	in the case of an actual loss of the Vessel, the date on which it occurred; and

(d)	in the case of a constructive, compromised, agreed or arranged total loss of the Vessel, the earliest of:

(i)	the date when the Vessel was last heard of;

(ii)	the date on which a notice of abandonment is given to the insurers; and

(iii)	the date of any compromise, arrangement or agreement made by or on behalf of the Charterers with the insurers in which the insurers agree to treat the Vessel as a Total Loss.

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

“Total Loss Payment Date” means, following the occurrence of a Total Loss, the earlier of:

(a)	the date falling one hundred and fifty (150) days after the Total Loss Date or such later date as the Owners may agree; and

(b)	the date on which the Owners receive the Total Loss Proceeds.

“Total Loss Proceeds” means the proceeds of any policy or contract of insurance or any Requisition Compensation in each case arising in respect of a Total Loss.

“Transfer” has the meaning given to it under Clause 62.4.

“Transfer Notice” has the meaning given to it under Clause 62.4.

“Treasury Transaction” means any derivative transaction entered into in connection with protection against or benefit from any fluctuation in price or rate.

“US” means the United States of America.

“US Government Securities Business Day” means any day other than:

(a)	a Saturday or a Sunday; and

(b)	a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

“US Tax Obligor” means:

(a)	a person which is resident for tax purposes in the US; or

(b)	a person some or all of whose payments under the Leasing Documents are from sources within the US for US federal income tax purposes.

“Variable Charterhire” shall have the meaning as defined under Clause 36.4(b).

“Vessel” means the bulker vessel named m.v. Hellasship and registered or to be registered under the name of the Owners under the Flag State upon Delivery.

66.2	In this Charter:

“agreed form” means, in relation to a document, such document in a form agreed in writing between the Owners and the Charterers;

“asset” includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;

“company” includes any partnership, joint venture and unincorporated association;

“consent” includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation;

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

“contingent liability” means a liability which is not certain to arise and/or the amount of which remains unascertained;

“control” over a particular company means the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(a)	cast, or control the casting of, fifty one per cent. (51%) or more of the maximum number of votes that might be cast at a general meeting of such company; or

(b)	appoint or remove all, or the majority, of the directors or other equivalent officers of such company; or

(c)	give directions with respect to the operating and financial policies of such company with which the directors or other equivalent officers of such company are obliged to comply;

the Owners’ “cost of funds” in relation to the Owners’ Costs or any part thereof is a reference to the average cost (determined either on an actual or a notional basis) which the Owners would incur if they were to fund or finance, from whatever source(s) they may reasonably select, an amount equal to the amount of the Owners’ Costs or any part thereof for a period equal in length to the Hire Period of the Owners’ Costs or any part thereof;

“document” includes a deed; also a letter or fax or email;

“expense” means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax;

“law” includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

“legal or administrative action” means any legal proceeding or arbitration and any administrative or regulatory action or investigation;

“liability” includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise;

“months” shall be construed in accordance with Clause 66.3;

“person” includes any company; any state, political sub-division of a state and local or municipal authority; and any international organisation;

“policy”, in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

“protection and indemnity risks” means the usual risks covered by a protection and indemnity association which is a member of the International Group of Protection and Indemnity Clubs including pollution risks, extended passenger cover and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02 or 1/11/03), clause 8 of the Institute Time Clauses (Hulls) (1/10/83) or clause 8 of the Institute Time Clauses (Hulls) (1/11/1995) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

“regulation” includes any regulation, rule, official directive, request or guideline whether or not having the force of law of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation; and

“tax” includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls), and any connected penalty, interest or fine.

66.3	Meaning of “month”

A period of one or more “months” ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started (“the numerically corresponding day”), but:

(a)	on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or

(b)	on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day;

and “month” and “monthly” shall be construed accordingly.

66.4	In this Charter:

(a)	references to a Leasing Document or any other document being in the form of a particular appendix or to any document referred to in the recitals include references to that form with any modifications to that form which the Owners approve;

(b)	references to, or to a provision of, a Leasing Document or any other document are references to it as amended or supplemented, whether before the date of this Charter or otherwise;

(c)	references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Charter or otherwise;

(d)	words denoting the singular number shall include the plural and vice versa;

(e)	references to a page or screen of an information service displaying a rate shall include:

(i)	any replacement page of that information service which displays that rate; and

(ii)	the appropriate page of such other information service which displays that rate from time to time in place of that information service,

and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Owners after consultation with the Charterers.

66.5	A Potential Termination Event is “continuing” if it has not been remedied or waived and a Termination Event is “continuing” if it has not been waived.

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

66.6	Headings

In interpreting a Leasing Document or any provision of a Leasing Document, all clauses, sub-clauses and other headings in that and any other Leasing Document shall be entirely disregarded.

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

EXECUTION PAGE

OWNERS

SIGNED BY	)

for and on behalf of	)

SEA 241 LEASING CO. LIMITED	)

as attorney-in-fact	)

in the presence of	)

Witness’ signature:	)

Witness’ name:	)

Witness’ address:	)

CHARTERERS

SIGNED BY	)

for and on behalf of	)

HELLAS OCEAN NAVIGATION CO.	)

as attorney-in-fact	)

in the presence of	)

Witness’ signature:	)

Witness’ name:	)

Witness’ address:	)

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

SCHEDULE 1

ACCEPTANCE CERTIFICATE

HELLAS OCEAN NAVIGATION CO. (the “Charterers”) hereby acknowledge that at [●] hours on [●], there was delivered to, and accepted by, the Charterers the vessel known as m.v. “Hellasship” (the “Vessel”), registered in the name of SEA 241 LEASING CO. LIMITED (the “Owners”) under the flag of Liberia with IMO number 9574236 under a charter dated [●] 2021 (the “Charter”) and made between the Owners and the Charterers and that Delivery (as defined in the Charter) thereupon took place and that, accordingly, the Vessel is and will be subject to all the terms and conditions contained in the Charter.

The Charterers warrant that the representations and warranties made by them in 0 (Representations and Warranties) of the Charter remain correct and that no Termination Event or Potential Termination Event (each as defined in the Charter) has occurred at the date of this Acceptance Certificate.

Name:

Title:

for and on behalf of

HELLAS OCEAN NAVIGATION CO.

Dated:

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

SCHEDULE 2

CONDITIONS PRECEDENT

PART A

The following are the documents referred to in Clause 34.2(d)(i):

1	Corporate Authority

1.1	A copy of the constitutional documents of the Charterers and the Guarantor.

1.2	If required, a copy of the resolutions of the board of directors (or equivalent) of the Charterers and the Guarantor:

(a)	approving the terms of, and the transactions contemplated by, the Leasing Documents to which it is a party and resolving that it execute the Leasing Documents to which it is a party;

(b)	authorising a specified person or persons to execute the Leasing Documents to which it is a party on its behalf; and

(c)	authorising a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices to be signed and/or dispatched by it under, or in connection with, the Leasing Documents to which it is a party.

1.3	If required, a copy of the power of attorney of the Charterers and the Guarantor authorising a specified person or persons to execute the Leasing Documents to which it is a party.

1.4	If required, a specimen of the signature of each person authorized by the resolution referred to in paragraph 1.2 above.

1.5	If required, a copy of the resolutions signed by all the holder(s) of the issued shares of any Obligors, approving the terms of, and the transactions contemplated by such Leasing Document.

1.6	A copy of a certificate of an officer or authorized signatory of the Charterers and the Guarantor certifying that each copy document relating to it specified in this Schedule 2 Part A is correct, complete and in full force and effect as at a date no earlier than the date of this Charter.

2	Leasing Documents

2.1	A duly executed original of each Leasing Document (except the Security Documents) and of each document to be delivered under each of them.

2.2	Agreed forms of the Security Documents and of each document to be delivered under each of them.

2.3	Evidence that the Operating Account has been opened and maintained with the Account Bank and there is a credit balance of at least US$550,000.

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

3	Initial Market Value

Valuations of the Vessel, addressed to the Owners and dated not earlier than fifteen (15) days before the Commencement Date indicating the Initial Market Value.

4	Legal opinion

4.1	An agreed form legal opinion by English legal advisers to the Owners on such matters on the laws of England in relation to the applicable documents listed in paragraphs 2.1 and 2.2 of Part A of this Schedule, in form and substance acceptable to the Owners.

4.2	Agreed forms of legal opinions by lawyers appointed by the Owners on such matters relating to the applicable documents listed in paragraphs 2.1 and 2.2 of Part A of this Schedule, concerning the laws of the Republic of Liberia, the Republic of the Marshall Islands, Greece and such other relevant jurisdictions as the Owners may reasonably require, in form and substance acceptable to the Owners.

5	Vessel Insurances

5.1	Evidence that the Vessel is or will be on Delivery insured in the manner required under Clause 39.1.

5.2	Agreed form of letters of undertaking relating to insurances as set out in Clause 39.1 from the relevant insurer, insurance broker, protection and indemnity association or war risks association (as the case may be).

5.3	An insurance report by an insurance advisor appointed by the Owners (but at the cost of the Charterers) in an agreed form acceptable to the Owners.

6	Others

6.1	Evidence that the Arrangement Fee and all other fees, costs and expenses then due from the Charterers to the Owners under the Leasing Documents have been paid and received by the Owners.

6.2	A copy of the Management Agreement and any amendments thereto.

6.3	A copy of any Assignable Sub-Charter and any amendments thereto.

6.4	Copies of the Document of Compliance of the Approved Technical Manager.

6.5	Copies of the Vessel’s Safety Management Certificate (together with any other details of the applicable Safety Management System which the Owners require) and of any other documents required under the ISM Code and the ISPS Code (including without limitation an ISSC and IAPPC).

6.6	A copy of the Vessel’s class certificate evidencing that the Vessel maintains its classification with the Approved Classification Society and a copy of the confirmation of class issued within three (3) Business Days prior to the Commencement Date confirming that the Vessel is free of all recommendations and conditions.

6.7	Copies of the Original Financial Statements.

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

6.8	Such evidence relating to the Obligors as the Owners may reasonably require for their (or their financiers) to be able to satisfy each of their “know your customer” or similar identification procedures in relation to the Leasing Documents.

6.9	A copy of any other consents, approvals, authorization or other document, opinion or assurance which the Owners consider to be reasonably desirable in connection with the entry into and performance of the transactions contemplated by any of the Leasing Documents or for the validity and enforceability of such documents.

6.10	Such other documents as the Owners may reasonably require by giving notice to the Charterers.

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

PART B

The following are the documents referred to in Clause 34.2(d)(ii):

1	Security Documents

1.1	A duly executed original of each of the Security Documents (and of each document to be delivered under each of them).

2	Vessel Documents

2.1	Documentary evidence that the Vessel is or will be:

(a)	permanently or provisionally registered in the name of the Owners under the Flag State;

(b)	in the absolute and unencumbered ownership of the Owners;

(c)	unconditionally delivered by the Charterers to the Owners pursuant to the terms of the MOA, where such documents shall include without limitation:

(i)	a copy of the notarized and/or legalised (if required by the Flag State) copies of the bill of sale duly executed by the Charterers and stating that the Vessel is free from all mortgages, encumbrances and liens (whether maritime or otherwise) or any other debts whatsoever (and where executed by an attorney of the Charterers, together with such a copy of the notarized and/or legalised (if required by the Flag State) Charterers’ power of attorney); and

(ii)	a copy of the protocol of delivery and acceptance duly executed by the Charterers and the Owners.

2.2	Any additional documents as may be required by the competent authorities of the Flag State for the purpose of registering the Vessel.

3	Others

3.1	Evidence that any fees, costs and expenses then due from the Charterers to the Owners under the Leasing Documents have been paid and received by, or will be paid and received by, the Owners, on Delivery of the Vessel.

3.2	Such other documents as the Owners may reasonably require by giving notice to the Charterers.

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

PART C

The following are the documents referred to in Clause 34.7:

1	Security Interests

Not later than five (5) Business Days after the Commencement Date, documentary evidence that the Security Interests intended to be created by each of the Security Documents have been duly perfected under applicable law (as applicable).

2	Legal opinions

Not later than three (3) Business Days after the Commencement Date, issued signed copies of the legal opinions referred to in paragraph 4 of Part A of Schedule 2 of this Charter.

3	Insurances

3.1	Not later than ten (10) Business Days after the Commencement Date, receipt of copies of the executed letters of undertaking and certificates of entry (as the case may be) relating to insurances as set out in Clause 39.1 acknowledged by the relevant insurer, insurance broker, protection and indemnity association or war risks association (as the case may be), each in the agreed form under paragraph 5 of Part A of Schedule 2 of this Charter.

3.2	Not later than fifteen (15) Business Days after the Commencement Date, the signed insurance report in the form agreed under paragraph 5 of Part A of Schedule 2 of this Charter.

4	Others

4.1	No later than six (6) months after the Commencement Date, evidence that (if applicable) the Vessel has been permanently registered with the Flag State.

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

SCHEDULE 3

FORM OF COMPLIANCE CERTIFICATE

To:	SEA 241 LEASING CO. LIMITED (the “Owner”)

From:	SEANERGY MARITIME HOLDINGS CORP. (the “Guarantor”)

Date:             [●]

RE:	THE BAREBOAT CHARTER (THE “CHARTER”) DATED 22 JUNE 2021 AS AMENDED AND RESTATED BY AN AMENDMENT AND RESTATEMENT DEED DATED 2023

1.	We refer to the Charter. This is a Compliance Certificate. Unless otherwise specified, terms defined in the Charter shall have the same meaning in this compliance certificate.

2.	We confirm that as calculated by reference to the semi-annual unaudited consolidated financial statements for the financial year ended [●],

(a)	Cash and Cash Equivalents divided by the number of Fleet Vessels is not lower than $500,000; and

(b)	the Leverage Ratio is not more than 85 per cent.

3.	[We confirm that, as at the date hereof, no Termination Event has occurred and is continuing which has not been waived or remedied at the date hereof][1]

For and on behalf of

SEANERGY MARITIME HOLDINGS CORP.

Name(s):

Chief Financial Officer

1 If this statement cannot be made, this compliance certificate should identify any Termination Event (as defined in the Charter) that is continuing and the steps, if any, being taken to remedy it.

CMB Financial Leasing | Seanergy Amended and Restated Bareboat Charter Additional Clauses m.v. Hellasship

EXECUTION PAGES

CHARTERERS

EXECUTED AND DELIVERED AS A DEED	)
by STAVROS GYFTAKIS	)
HELLAS OCEAN NAVIGATION CO.	) /s/ Stavros Gyftakis
acting by	)
as attorney-in-fact	)

in the presence of:	)

Witness’ signature:	) /s/ Ioannis Chrysospathis

Witness’ name: Ioannis Chrysospathis	)
Witness’ address:	)
154 Vouliagmenis Avenue
16674 Glyfada, Athens, Greece

Signature pages to Amendment and Restatement Deed to BBC

CMBFL & Seanergy - m.v. “Hellasship”

OWNERS

EXECUTED AND DELIVERED AS A DEED	)

by	) /s/ Wong Lai Wa

SEA 241 LEASING CO. LIMITED	)

acting by	) Wong Lai Wa

in the presence of:	) Attorney-in-Fact

Witness’ signature:	)

Witness’ name: Kwan Ka Ho	) /s/ Kwan Ka Ho

Witness’ address:	)
Watson Farley & Williams LLP
Suites 4610-4619, Jardine House
1 Connaught Place, Hong Kong

Signature pages to Amendment and Restatement Deed to BBC

CMBFL & Seanergy - m.v. “Hellasship”

GUARANTOR

EXECUTED AND DELIVERED AS A DEED	)
by STAVROS GYFTAKIS	) /s/ Stavros Gyftakis

SEANERGY MARITIME HOLDINGS CORP.	)

acting by	)

as attorney-in-fact	)

in the presence of:	)

Witness’ signature:	)
Witness’ name: Ioannis Chrysospathis	) /s/ Ioannis Chrysospathis

Witness’ address:	)
154 Vouliagmenis Avenue
16674 Glyfada, Athens, Greece

Signature pages to Amendment and Restatement Deed to BBC

CMBFL & Seanergy - m.v. “Hellasship”